Filed Pursuant to Rule 424(b)(2)

Registration No. 333-119615

Prospectus Supplement

(To Prospectus Dated November 1, 2004)

Citigroup Global Markets Holdings Inc.

REIT ENHANCED INCOME STRATEGYSM

Principal-Protected Notes with Income and Appreciation Potential

Linked to the 2005-3 Dynamic Portfolio IndexSM

5,250,000 notes

Due April 4, 2011

$10.00 per note

•	The notes will mature on April 4, 2011.

•	At maturity, you will receive $10 in cash for each $10 principal amount of notes held by you plus an index return amount, which may be positive or zero. The index return amount will be based upon the appreciation of the 2005-3 Dynamic Portfolio Index over the term of the notes and may be zero.

•	The 2005-3 Dynamic Portfolio Index is designed to maintain its value at or above 100.00 at maturity while providing exposure to (1) the REIT Buy-Write IndexSM, which tracks the return on common stocks of real estate investment trusts, or REITs, in the Dow Jones Composite All REIT Index, or RCI, and (2) certain fixed-rate notional bonds.

•	The amount of the value of the 2005-3 Dynamic Portfolio Index allocated to the REIT Buy-Write Index portfolio will be determined according to a pre-determined methodology and may equal up to 150% of the value of the 2005-3 Dynamic Portfolio Index. The allocation may be irreversibly reduced to zero in some circumstances.

•	We expect to pay interest, if any, in cash quarterly. The interest payable on the notes will vary and may be zero. The interest on the notes for any quarter will be based upon the allocation of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index and on the notional income on the REIT Buy-Write Index.

•	The Underwriter presently intends to make a market in the notes. The notes will not be listed on any exchange.

Investing in the notes involves a number of risks. See “ Risk Factors” beginning on page S-14.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus and prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes represent obligations of Citigroup Global Markets Holdings Inc. only. The issuers of the underlying stocks in the 2005-1 REIT Portfolio are not involved in any way in this offering and have no obligations relating to the notes or to the holders of the notes.

	Per Note	Total

Public Offering Price	$10.00	$52,500,000
Underwriting Discount	$ 0.35	$ 1,837,500
Proceeds to Citigroup Global Markets Holdings Inc. (before expenses)	$ 9.65	$50,662,500

The underwriter expects to deliver the notes to purchasers on or about April 5, 2005.

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

March 29, 2005

SUMMARY

This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the REIT Enhanced Income Strategy Principal-Protected Notes with Income and Appreciation Potential Linked to the 2005-3 Dynamic Portfolio Index. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand fully the terms of the notes, certain information regarding how the 2005-3 Dynamic Portfolio Index is calculated and maintained, as well as the principal tax and other considerations that are important to you in making a decision about whether to invest in the notes. You should, in particular, carefully review the section entitled “Risk Factors,” which highlights a number of risks, to determine whether an investment in the notes is appropriate for you. All of the information set forth below is qualified in its entirety by the more detailed explanation set forth elsewhere in this prospectus supplement and the accompanying prospectus.

Overview

The notes offer the potential for variable income, if any, to be paid quarterly along with the safety of principal protection at maturity. The notes offer the potential for growth based on the appreciation, if any, of the 2005-3 Dynamic Portfolio Index above a value of 100.00. The quarterly interest payments, if any, will be based upon the allocation of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio and on the notional income on the REIT Buy-Write Index, subject to the limitations described in this prospectus supplement. The 2005-3 Dynamic Portfolio Index is designed to maintain its value at or above 100.00 at maturity while providing exposure to (1) the REIT Buy-Write Index, which is designed to track the performance of a hypothetical “buy-write” strategy in which (a) the stocks underlying the 2005-1 REIT Portfolio are purchased, and (b) notional call options are generally written on a quarterly basis with respect to the stocks underlying the 2005-1 REIT Portfolio, and (2) a notional bond portfolio which comprises either (a) notional U.S. Treasury strips or (b) notional discount bonds. The 2005-1 REIT Portfolio consists of the common stocks of up to 25 real estate investment trusts, or REITs, in the Dow Jones Composite All REIT Index, or RCI. Because the allocation to the REIT Buy-Write Index within the 2005-3 Dynamic Portfolio Index is driven by a dynamic allocation formula described herein, the performance of the 2005-3 Dynamic Portfolio Index will not track the performance of the REIT Buy-Write Index.

Issuer	Citigroup Global Markets Holdings Inc.

Securities Offered	REIT Enhanced Income Strategy Principal-Protected Notes

Issue Price	$10 per note

Issue Date	April 5, 2005

Payment at Maturity	$10 plus an index return amount, which may be positive or zero, based on the appreciation of the 2005-3 Dynamic Portfolio Index over the term of the notes.

Interest

Variable based upon the allocation of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index and on the notional income on the REIT Buy-Write Index and may be zero. Interest will be paid quarterly, commencing in July 2005.

Final Maturity Date	April 4, 2011

2005-3 Dynamic Portfolio Index

An index that measures the performance of a hypothetical investment dynamically allocated between the REIT Buy-Write Index and a notional bond portfolio that is designed to maintain the value of the 2005-3 Dynamic Portfolio Index at or above 100.00 at maturity.

REIT Buy-Write Index	An index designed to track the performance of a hypothetical “buy-write” strategy on the common stocks underlying the 2005-1 REIT Portfolio.

2005-1 REIT Portfolio	A portfolio that consists of common stocks of real estate investment trusts, or REITs, underlying the Dow Jones Composite All REIT Index, or RCI.

Costs

The Dynamic Portfolio Adjustment Factor, the Notional Participation Facility Fee (if applicable) and the REIT Buy-Write Adjustment Factor (if applicable) will reduce the value of the 2005-3 Dynamic Portfolio Index.

Secondary Trading

The notes will not be listed on any exchange. There is currently no secondary market for the notes. Citigroup Global Markets Inc. currently intends, but is not obligated, to make a market in the notes. Even if a secondary market does develop, it may not be liquid and may not continue for the term of the notes.

The price of the notes prior to maturity will depend on various interrelated market factors including supply and demand. Sales prior to maturity will be subject to a repurchase spread.

Repurchase Spread	Initially $0.35 per note and declining over the life of the notes.

Selected Purchase Considerations

•	Principal Protection—The payment you receive at maturity will not be less than the principal amount of the notes.

•	Growth Potential—The notes offer the potential for growth based on the appreciation, if any, of the 2005-3 Dynamic Portfolio Index above a value of 100.00. The 2005-3 Dynamic Portfolio Index allocates notional investments between the REIT Buy-Write Index and a notional bond portfolio composed of either notional U.S. Treasury strips or notional discount bonds. The amounts allocated to the REIT Buy-Write Index portfolio and the notional bond portfolio will be determined according to a pre-determined methodology and will vary during the term of the notes in response to changes in market conditions. In general, reallocations are designed to maximize the 2005-3 Dynamic Portfolio Index’s participation in any appreciation of the REIT Buy-Write Index while maintaining the value of the 2005-3 Dynamic Portfolio Index at or above 100.00 at maturity. The appreciation of the REIT Buy-Write Index will be capped as a result of the notional call options included in the value of the REIT Buy-Write Index.

•	Interest—The interest payable on the notes will vary and may be zero. We expect to pay interest, if any, in cash quarterly. The interest on the notes for any quarter will depend on the allocation of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio and on the notional income on the REIT Buy-Write Index. If the amount of the 2005-3 Dynamic Portfolio Index allocated to the REIT Buy-Write Index portfolio falls to zero at any time during the term of the notes, no interest will be paid for the remaining term of the notes.

Selected Risk Considerations

An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” section of this prospectus supplement. Some of these risks are summarized here.

•	The Payment on the Notes at Maturity Will Not Exceed Their Stated Principal Amount if the Ending Value of the 2005-3 Dynamic Portfolio Index Is Less Than or Equal to 100.00—The maturity payment on the notes will not be greater than their stated principal amount if the ending value of the 2005-3 Dynamic Portfolio Index is less than or equal to its initial value of 100.00. This will be true even if the value of the 2005-3 Dynamic Portfolio Index exceeds 100.00 at one or more times during the life of the notes but the ending value of the 2005-3 Dynamic Portfolio Index is less than or equal to 100.00. The maturity payment may be less than the return on a direct investment in the stocks underlying the 2005-1 REIT Portfolio or a direct investment in a strategy that replicates the REIT Buy-Write Index.

•	The Use of Notional Borrowed Funds Will Magnify the Effect of Changes in the Value of the REIT Buy-Write Index on the Value of the 2005-3 Dynamic Portfolio Index—The notional investment in the REIT Buy-Write Index portfolio may involve, through the Notional Participation Facility, the use of notional borrowed funds. The use of notional borrowed funds will increase the 2005-3 Dynamic Portfolio Index’s exposure to movements in the value of the REIT Buy-Write Index and will therefore make the 2005-3 Dynamic Portfolio Index more volatile than the REIT Buy-Write Index. Accordingly, if the value of the REIT Buy-Write Index decreases when notional borrowed funds are outstanding under the Notional Participation Facility, the value of the 2005-3 Dynamic Portfolio Index will decrease by a greater amount than will the value of the REIT Buy-Write Index.

•	The Quarterly Interest Payments Are Variable—The interest payable on the notes will vary and may be zero. We expect to pay interest, if any, in cash quarterly. The interest on the notes for any quarter will depend on the allocation of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio and on the notional income on the REIT Buy-Write Index. As a result, the quarterly interest payment, if any, may be lower than the notional income on the REIT Buy-Write Index. If the amount of the value of the 2005-3 Dynamic Portfolio Index allocated to the REIT Buy-Write Index portfolio falls to zero at any time during the term of the notes, no interest will be paid for the remaining term of the notes. Also, if the value of the 2005-3 Dynamic Portfolio Index (less any notional income on the REIT Buy-Write Index) is less than or equal to 105% of the Bond Floor (established to maintain the value of the 2005-3 Dynamic Portfolio Index at or above 100.00 at maturity) on the last day of any quarterly calculation period (except the last quarterly calculation period before maturity), any notional income on the REIT Buy-Write Index relating to that quarterly calculation period will be notionally reinvested in the REIT Buy-Write Index portfolio and no interest will be paid on the notes on the interest payment date relating to that quarterly calculation period. Since the quarterly interest payments are variable and may be zero, and there can be no assurance that the Notes’ payment at maturity will exceed the amount initially invested, and the return on the Notes may be lower than the return earned on a fixed income investment with comparable ratings and maturity.

•	You May Not Be Able to Sell Your Notes if an Active Trading Market for the Notes Does Not Develop—The notes will not be listed on any exchange. There is currently no secondary market for the notes. Even if a secondary market does develop, it may not be liquid and may not continue for the term of the notes. Although Citigroup Global Markets Inc. intends to make a market in the notes, it is not obligated to do so.

•	The Price at Which You Will Be Able to Sell Your Notes Prior to Maturity May Be Substantially Less Than the Amount You Originally Invest—The notes may trade at prices below their initial issue price and you could receive substantially less than the amount of your original investment if you sell your notes prior to maturity, due to changes in the prices of and the dividend yields on the stocks underlying the 2005-1 REIT Portfolio, interest rates, the earnings performance of the issuers of the stocks underlying the 2005-1 REIT Portfolio, other economic conditions and Citigroup Global Markets Holdings’ perceived creditworthiness.

•	The Payment on the Notes at Maturity and the Quarterly Interest Payments Are Subject to Market Risks—The maturity payment on the notes and the quarterly interest payments, if any, are linked to the performance of, and allocation of the value of the 2005-3 Dynamic Portfolio Index to, the REIT Buy-Write Index portfolio, which will fluctuate in response to market conditions, and the prices of the stocks underlying the 2005-1 REIT Portfolio. In addition, the trading value of the notes may be affected by changes in interest rates. As a result, your return on the notes may be less than the yield on a conventional fixed-rate debt security of Citigroup Global Markets Holdings of comparable maturity.

•	Citigroup Global Markets Holdings Inc. Will Receive Compensation for Certain Activities and Services Relating to the Notes—Citigroup Global Markets Holdings Inc. and its affiliates involved in the offering of the notes will receive compensation for activities and services (including potential profits associated with the hedging activities of Citigroup Global Markets Inc. or one of its affiliates and the retention of the Notional Participation Facility Fee) provided in connection with the notes.

•	U.S. Federal Income Tax Treatment of the Notes—The notes will be subject to contingent debt treatment for U.S. federal income tax purposes and any gain recognized by U.S. Holders at maturity generally will be treated as ordinary income rather than capital gain.

SUMMARY INFORMATION — Q&A

What Are the Notes?

The notes are a series of unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. The notes will rank equally with all other unsecured and unsubordinated debt of Citigroup Global Markets Holdings. The notes mature on April 4, 2011 and do not provide for earlier redemption by you or by us.

Each note represents a principal amount of $10. You may transfer the notes only in units of $10 and integral multiples of $10. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the notes in the form of a global certificate, which will be held by The Depository Trust Company or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the notes by individual investors. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the securities through the accounts those systems maintain with DTC. You should refer to the section “Description of the Notes — Book-Entry System” in this prospectus supplement and the section “Book-Entry Procedures and Settlement” in the accompanying prospectus.

What Does “Principal-Protected” Mean?

“Principal-protected” means that your principal investment in the notes is not at risk at maturity if there is a decline in the 2005-3 Dynamic Portfolio Index.

How Will the Return on the Notes Be Determined?

Your return on the notes will comprise quarterly interest payments, if any, and the index return amount. The interest payable on the notes will vary and may be zero. The interest on the notes for any quarter will depend on the allocation of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio and on the notional income on the REIT Buy-Write Index. The index return amount is based on the closing value of the 2005-3 Dynamic Portfolio Index on the fifth index business day before the maturity date, but in no event will the index return amount be less than zero.

There is no guarantee that you will receive any interest payments during the term of the notes or that the index return amount will be greater than zero. However, because the notes are principal-protected at maturity, your return on the notes cannot be less than zero and your maturity payment cannot be less than the principal amount of $10 per note.

Will I Receive Interest on the Notes?

The interest payable on the notes will vary and may be zero. We expect to pay interest, if any, in cash quarterly on the 4th day of each January, April, July and October or, if such day is not a business day, on the next succeeding business day, beginning on July 4, 2005. The interest on the notes for any quarter will depend on the allocation of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio and on the notional income on the REIT Buy-Write Index. The notional income on the REIT Buy-Write Index will be based upon the dividends on the stocks and the premiums on the options underlying the REIT Buy-Write Index, and will be reduced by the REIT Buy-Write Index Adjustment Factor. If the amount of the 2005-3 Dynamic Portfolio Index allocated to the REIT Buy-Write Index portfolio falls to zero at any time during the term of the notes, no interest will be paid for the remaining term of the notes.

In addition, if the value of the 2005-3 Dynamic Portfolio Index (less any notional income on the REIT Buy-Write Index) is less than or equal to 105% of the Bond Floor (established to maintain the value of the 2005-3 Dynamic Portfolio Index at or above 100.00 at maturity) on the last day of any quarterly calculation period (except for the last quarterly calculation period before maturity), any notional income on the REIT Buy-Write Index during that quarterly calculation period will be notionally reinvested in the REIT Buy-Write Index portfolio and no interest will be paid on the notes on the interest payment date relating to that quarterly calculation period. For more information about interest payable on the notes, including the calculation of interest payments, you should refer to the section “Description of the Notes — Interest” in this prospectus supplement. For a table setting forth hypothetical historical interest payments, see “Description of the Notes — Interest — Hypothetical Historical Interest Payments” in this prospectus supplement.

What Are the Costs Associated with an Investment in the Notes?

The costs associated with an investment in the notes are summarized below:

Index	Associated Costs
2005-3 Dynamic Portfolio Index

•   The Dynamic Portfolio Adjustment Factor of 1.41% per annum (or 1.06% if the allocation to the REIT Buy-Write Index falls to zero) (calculated as described below in “Description of the 2005-3 Dynamic Portfolio Index — Calculation of the 2005-3 Dynamic Portfolio Index — The Dynamic Portfolio Adjustment Factor”) will reduce the value of the REIT Buy-Write Index portfolio and the notional bond portfolio, and therefore the value of the 2005-3 Dynamic Portfolio Index, on a daily basis; and

•   The Notional Participation Facility Fee will accrue daily on the notional borrowed funds, if any, outstanding under the Notional Participation Facility at a rate equal to the effective Federal Funds Rate plus 1.00% and will reduce the value of the 2005-3 Dynamic Portfolio Index on a daily basis. The Notional Participation Facility is a notional financing facility that permits the allocation to the REIT Buy-Write Index portfolio to exceed 100% of the value of the 2005-3 Dynamic Portfolio Index, subject to a maximum of 150%. No notional borrowed funds were outstanding under the Notional Participation Facility on March 29, 2005.

REIT Buy-Write Index

•   The REIT Buy-Write Adjustment Factor of 1.65% per annum will reduce the value of the notional income on the REIT Buy-Write Index and therefore the value of the REIT Buy-Write Index and the REIT Buy-Write Index portfolio on a daily basis.

What Will I Receive at Maturity of the Notes?

At maturity, you will receive an amount in cash equal to $10 plus an index return amount, which may be positive or zero but which will not be negative. Because the index return amount may be zero, the maturity payment could be no greater than the $10 principal amount per note.

How Will the Index Return Amount Be Calculated?

The index return amount will be based on the closing value of the 2005-3 Dynamic Portfolio Index on the fifth index business day before the maturity date. The index return, which is presented in this prospectus supplement as a percentage, will equal the following fraction:

Ending Value – Starting Value Starting Value

provided that the index return will not in any circumstances be less than zero.

The index return amount will equal:

$10 * Index Return

Accordingly, if the index return is zero, the index return amount will be zero and the maturity payment will be the $10 principal amount per note.

The starting value is 100.00, the initial value of the 2005-3 Dynamic Portfolio Index.

The ending value will be the closing value of the 2005-3 Dynamic Portfolio Index on the fourth index business day before the maturity date.

For more specific information about the “index return amount,” the “index return,” the determination of an “index business day” and the effect of a market disruption event on the determination of the index return amount, see “Description of the Notes — Index Return Amount” in this prospectus supplement.

Where Can I Find Examples of Hypothetical Maturity Payments?

For a table setting forth hypothetical maturity payments, see “Description of the Notes — Maturity Payment — Hypothetical Examples” in this prospectus supplement.

What Is the 2005-3 Dynamic Portfolio Index and What Does It Measure?

The 2005-3 Dynamic Portfolio Index allocates notional investments between the REIT Buy-Write Index portfolio and either notional U.S. Treasury strips or notional discount bonds, which we refer to as the notional bond portfolio. The allocation between these notional portfolios will change during the term of the notes pursuant to a pre-determined reallocation methodology. Reallocations are designed to maximize the 2005-3 Dynamic Portfolio Index’s participation in any appreciation of the REIT Buy-Write Index while maintaining the value of the 2005-3 Dynamic Portfolio Index at or above 100.00 at maturity. Using notional borrowed funds available through the Notional Participation Facility, the amount of the 2005-3 Dynamic Portfolio Index allocated to the REIT Buy-Write Index portfolio could be increased up to 150% of the value of the 2005-3 Dynamic Portfolio Index if the value of the REIT Buy-Write Index increases sufficiently, but the allocation of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio could be as low as zero if the value of the REIT Buy-Write Index or interest rates decrease sufficiently. If the amount allocated to the REIT Buy-Write Index portfolio falls to zero at any time during the term of the notes, it will remain zero and no interest will be paid for the remaining term of the notes.

The value of the 2005-3 Dynamic Portfolio Index on any index business day will equal the sum of the REIT Buy-Write Index portfolio and the notional bond portfolio, minus an adjustment factor and any notional borrowed funds outstanding under the Notional Participation Facility. You should refer to “Description of the 2005-3 Dynamic Portfolio Index — Calculation of the 2005-3 Dynamic Portfolio Index” in this prospectus supplement.

You can find out the value of the 2005-3 Dynamic Portfolio Index as of any index business day by contacting the broker or financial advisor through whom you own your notes.

Can You Tell Me More About the 2005-3 Dynamic Portfolio Index Reallocation Methodology?

The reallocation methodology determines the portion of the 2005-3 Dynamic Portfolio Index allocated to the REIT Buy-Write Index portfolio and the notional bond portfolio according to a predetermined formula that is described below in “Description of the 2005-3 Dynamic Portfolio Index — Reallocation of the 2005-3 Dynamic Portfolio Index.” The reallocation methodology will allow the 2005-3 Dynamic Portfolio Index to have varying exposure to the REIT Buy-Write Index over the term of the notes and, in general, is designed to maximize the 2005-3 Dynamic Portfolio Index’s participation in any appreciation of the REIT Buy-Write Index while maintaining the value of the 2005-3 Dynamic Portfolio Index at or above 100.00 at maturity. You should refer to “Description of the 2005-3 Dynamic Portfolio Index — Calculation of the 2005-3 Dynamic Portfolio Index” in this prospectus supplement.

A Reallocation Event will occur and a reallocation will be effected when the ratio of (x) the difference between the value of the 2005-3 Dynamic Portfolio Index and the Bond Floor to (y) the amount of the value of the 2005-3 Dynamic Portfolio Index allocated to the REIT Buy-Write Index portfolio is less than or greater than certain predetermined ratios. In general, the allocation of the value of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio may increase following increases in the value of the REIT Buy-Write Index (which increases the difference between the value of the 2005-3 Dynamic Portfolio Index and the Bond Floor). Using notional borrowed funds available through the Notional Participation Facility, the amount of the 2005-3 Dynamic Portfolio Index allocated to the REIT Buy-Write Index portfolio may equal up to 150% of the value of the 2005-3 Dynamic Portfolio Index. In general, the allocation of the value of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio may decrease following decreases in the value of the REIT Buy-Write Index. In some circumstances, the amount of the value of the 2005-3 Dynamic Portfolio Index allocated to the REIT Buy-Write Index portfolio may be reduced to zero, in which case the amount of the value of the 2005-3 Dynamic Portfolio Index allocated to that portfolio will remain zero for the remaining term of the notes. You should refer to “Risk Factors — Risk Factors Relating to the 2005-3 Dynamic Portfolio Index — A Zero Allocation to the REIT Buy-Write Index Portfolio Will Reduce Your Return on the Notes” in this prospectus supplement.

What Is the Notional Bond Portfolio?

The notional bond portfolio will comprise either notional U.S. Treasury strips or notional discount bonds. If the allocation to the REIT Buy-Write Index portfolio is greater than zero, the notional bond portfolio will comprise notional U.S. Treasury strips. If the allocation to the REIT Buy-Write Index portfolio is zero, the notional bond portfolio will comprise notional discount bonds paying a coupon of 1.06% per annum daily. The notional coupons on the notional discount bonds will be reinvested at the close of business on each index business day in the notional bond portfolio through the purchase of additional bond units.

The value of the notional bonds comprising the notional bond portfolio is not intended to represent or indicate that any such bonds or portfolio of bonds exists, is capable of being traded or represents the obligation of any issuer (including the U.S. Treasury). You should refer to “Risk Factors — Risk Factors Relating to the 2005-3 Dynamic Portfolio Index — The Value of the 2005-3 Dynamic Portfolio Index May Be Affected by the Interest Rate Risk Associated with the Notional Bond Portfolio” in this prospectus supplement.

What Are the Consequences of a Zero Allocation to the REIT Buy-Write Index Portfolio?

If the amount of the value of the 2005-3 Dynamic Portfolio Index allocated to the REIT Buy-Write Index portfolio falls to zero, it will remain zero for the remaining term of the notes. Since the amount of the interest payments, if any, will depend on the allocation of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio and on the notional income on the REIT Buy-Write Index, if the amount of the value of the 2005-3 Dynamic Portfolio Index allocated to the REIT Buy-Write Index portfolio is zero, no interest will be paid for the remaining term of the notes. In addition, the 2005-3 Dynamic Portfolio Index will not participate in any subsequent increase in the value of the REIT Buy-Write Index and your maturity payment will be limited to the principal amount of your notes, except as described below.

In the event the value of the 2005-3 Dynamic Portfolio Index is less than 101% of the Bond Floor and the calculation agent reallocates all the value of the 2005-3 Dynamic Portfolio Index to the notional bond portfolio, your maturity payment will be only slightly greater than the principal amount of the notes.

What Is the Bond Floor?

The “Bond Floor” at any time is the sum of the discounted present values of:

(1) 100.00; and

(2) the Dynamic Portfolio Adjustment Factor (based upon the amount of the Dynamic Portfolio Adjustment Factor calculated when the allocation to the REIT Buy-Write Index is zero for the purpose of this computation) for each day during the remaining term of the notes through and including the fifth index business day before maturity on a 2005-3 Dynamic Portfolio Index with a value of 100.00.

The component of the Bond Floor equal to 100.00 will be discounted from the fifth business day before maturity. The component of the Bond Floor equal to the value of the Dynamic Portfolio Adjustment Factor for each day during the remaining term of the notes through and including the fifth index business day before maturity will be discounted from the day that the Dynamic Portfolio Adjustment Factor will be calculated and deducted. Accordingly, the Bond Floor will increase in response to decreases in interest rates and will decrease in response to increases in interest rates. You should refer to “Description of the 2005-3 Dynamic Portfolio Index — Reallocation of the 2005-3 Dynamic Portfolio Index — The Bond Floor” in this prospectus supplement.

What Is a “Notional” Investment or Transaction?

A “notional” investment or transaction is a hypothetical investment or transaction in which actual securities are not purchased or sold. The values of the 2005-3 Dynamic Portfolio Index, the REIT Buy-Write Index, the notional bond portfolio and the 2005-1 REIT Portfolio will be calculated based on notional investments during the term of the notes, but neither we nor the calculation agent will be required to engage in actual transactions in order to calculate such values. In addition, you will have no rights, including voting rights and the right to receive dividends or option premiums, against any issuer of any stock underlying the 2005-1 REIT Portfolio.

What Is the Dynamic Portfolio Adjustment Factor?

The Dynamic Portfolio Adjustment Factor will accrue daily on the basis of a 365-day year and on any day will equal the product of (1/365) and the sum of:

(1) 0.66; and

(2) 0.75% (or 0.4% if the allocation to the REIT Buy-Write Index is zero) of the greater of 100.00 and the value of the 2005-3 Dynamic Portfolio Index at the end of the previous day, after effecting any required reallocation.

The Dynamic Portfolio Adjustment Factor will be calculated and subtracted from the REIT Buy-Write Index portfolio and the notional bond portfolio on a pro rata basis at the end of each day after effecting any reallocation on that day, commencing on March 31, 2005. You should refer to “Description of the 2005-3 Dynamic Portfolio Index — Calculation of the 2005-3 Dynamic Portfolio Index — The Dynamic Portfolio Adjustment Factor.” The notional value of the Dynamic Portfolio Adjustment Factor accrued and deducted will be retained by Citigroup Global Markets Holdings. Because the Dynamic Portfolio Adjustment Factor reduces the value of the 2005-3 Dynamic Portfolio Index, the return on an investment in the 2005-3 Dynamic Portfolio Index will be less than the return on a similar investment in a strategy replicating the REIT Buy-Write Index and the notional securities comprising the notional bond portfolio that did not include such a Dynamic Portfolio Adjustment Factor. See “Risk Factors — Risk Factors Relating to the Notes — Your Return on the Notes Will Not Reflect the Return You Would Realize if You Invested Directly in a Strategy That Replicates the REIT Buy-Write Index and the Notional Securities Comprising the Notional Bond Portfolio” in this prospectus supplement.

What Are “Notional Borrowed Funds” and What Is the Notional Participation Facility?

Through the Notional Participation Facility and in accordance with the reallocation methodology, the calculation agent may in some circumstances use notional borrowed funds to notionally finance an investment by increasing the amount of the value of the 2005-3 Dynamic Portfolio Index allocated to the REIT Buy-Write Index portfolio. The use of notional borrowed funds will increase the 2005-3 Dynamic Portfolio Index’s exposure to movements in the value of the REIT Buy-Write Index and will therefore make the 2005-3 Dynamic Portfolio Index more volatile than the REIT Buy-Write Index. Accordingly, if the value of the REIT Buy-Write Index increases when amounts are outstanding under the Notional Participation Facility, the value of the 2005-3 Dynamic Portfolio Index will increase by a greater amount than will the value of the REIT Buy-Write Index. Conversely, if the value of the REIT Buy-Write Index decreases when amounts are outstanding under the Notional Participation Facility, the value of the 2005-3 Dynamic Portfolio Index will decrease by a greater amount than will the value of the REIT Buy-Write Index. For risks associated with the use of notional borrowed funds, see “Risk Factors — Risk Factors Relating to the 2005-3 Dynamic Portfolio Index — The Use of Notional Borrowed Funds Will Magnify the Effect of Changes in the Value of the REIT Buy-Write Index on the Value of the 2005-3 Dynamic Portfolio Index” in this prospectus supplement.

The Notional Participation Facility is a notional financing facility that permits the allocation to the REIT Buy-Write Index portfolio to exceed 100% of the value of the 2005-3 Dynamic Portfolio Index, subject to a maximum of 150%. If on any day the allocation to the REIT Buy-Write Index portfolio is greater than or equal to 150% of the value of the 2005-3 Dynamic Portfolio Index, the allocation to the REIT Buy-Write Index portfolio will not be increased that day. In addition, if on any day the Notional Participation Facility Amount is greater than or equal to 75.00, the allocation to the REIT Buy-Write Index portfolio will not be increased that day.

If a reallocation would result in a Notional Participation Facility Amount greater than 75.00, only an amount equal to the difference between 75.00 and the Notional Participation Facility Amount prior to that reallocation will be available to effect that reallocation. For more information on the calculation of fees associated with the Notional Participation Facility, see “Description of the 2005-3 Dynamic Portfolio Index — Calculation of the 2005-3 Dynamic Portfolio Index — The Notional Participation Facility” in this prospectus supplement.

What Is the REIT Buy-Write Index and What Does It Measure?

The REIT Buy-Write Index will be established on March 30, 2005 with an initial value of 100.00 and is designed to track the performance of a hypothetical “buy-write” strategy on the stocks underlying the 2005-1 REIT Portfolio. A buy-write strategy on a portfolio is an investment strategy in which an investor:

•	buys the stocks underlying the portfolio; and

•	generally writes (or sells) call options on those stocks with strike prices fixed at approximately 104% of the prices of those stocks when the options are priced.

A buy-write strategy provides income from option premiums, or the value of the option when it is priced, helping to offset losses if there is a decline in the prices of the stocks to which the options relate. However, the strategy limits participation in the appreciation of a stock beyond the option’s strike price. Thus, in a period of significant stock market increases, a buy-write strategy will tend to produce lower returns than ownership of common stock. See “Risk Factors — Risk Factors Relating to the REIT Buy-Write Index — The Appreciation of the REIT Buy-Write Index Will Be Capped Due to the Buy-Write Strategy” in this prospectus supplement.

The REIT Buy-Write Index is based on a notional purchase of the stocks underlying the 2005-1 REIT Portfolio and notional sales of call options on each of those stocks, generally on a quarterly basis, and will be reduced on a daily basis by an adjustment factor. The value of the REIT Buy-Write Index will also include the value of dividends on the stocks underlying the 2005-1 REIT Portfolio and the premiums in respect of the notional call options until the close of business on the last day of the relevant quarterly calculation period, at which time that value will be removed.

Please note that an investment in the notes does not entitle you to any dividends, voting rights, option premiums or any other ownership interest in respect of the securities included in the REIT Buy-Write Index.

You can find out the value of the REIT Buy-Write Index as of any index business day by contacting the broker or financial advisor through whom you hold your notes.

How Will You Determine the Notional Income on the REIT Buy-Write Index?

The interest payments, if any, on the notes will depend on the allocation of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio and on the notional income on the REIT Buy-Write Index. The notional income on the REIT Buy-Write Index will be based upon the dividends on the stocks and the premiums on the options underlying the REIT Buy-Write Index, and will be reduced by the REIT Buy-Write Index Adjustment Factor.

How Will You Determine the Value of Notional Call Options Included in the REIT Buy-Write Index?

The mark-to-market value of each notional call option will be determined by the calculation agent in accordance with a Black-Scholes option pricing formula. You should refer to “Description of the REIT Buy-Write Index — Call Options — Valuation of Notional Call Options” in this prospectus supplement.

What Is the REIT Buy-Write Adjustment Factor?

The REIT Buy-Write Adjustment Factor will accrue daily at a rate of 1.65% (on the basis of a 365-day year) of the value of the REIT Buy-Write Index at the end of the previous day. The REIT Buy-Write Adjustment Factor will be calculated and subtracted from the notional income on the REIT Buy-Write Index at the end of each day prior to effecting any reallocation that day. The value of the REIT Buy-Write Adjustment Factor for any quarterly calculation period will not exceed the value of the notional income on the REIT Buy-Write Index for that quarterly calculation period. The notional value of the REIT Buy-Write Adjustment Factor accrued and deducted will be retained by Citigroup Global Markets Holdings. Because the REIT Buy-Write Adjustment Factor reduces the value of the REIT Buy-Write Index, the return on an investment in the buy-write strategy represented by the REIT Buy-Write Index, and therefore the 2005-3 Dynamic Portfolio Index and the notes, will be less than the return on a buy-write strategy on the 2005-1 REIT Portfolio that did not include such an REIT Buy-Write Adjustment Factor. See “Risk Factors — Risk Factors Relating to the Notes — Your Return on the Notes Will Not Reflect the Return You Would Realize if You Invested Directly in a Strategy That Replicates the REIT Buy-Write Index and the Notional Securities Comprising the Notional Bond Portfolio” in this prospectus supplement.

What Is the 2005-1 REIT Portfolio and What Does It Measure?

The 2005-1 REIT Portfolio consists of the common stocks of up to 25 real estate investment trusts, or REITs in the Dow Jones Composite All REIT Index, or RCI. The stocks that currently comprise the 2005-1 REIT Portfolio were selected based on their outstanding listed call options, market capitalization, six-month average daily dollar trading volume and annualized dividend yield (calculated as described below in “Description of the 2005-1 REIT Portfolio — Initial Selection of the Underlying Stocks”) as of January 31, 2005. The number of shares of an underlying stock included in the 2005-1 REIT Portfolio, or its portfolio composition ratio, was fixed on January 31, 2005, and will be reduced if any notional call option in the REIT Buy-Write Index relating to that underlying stock has a value greater than zero at expiration. The reduction of the portfolio composition ratio of an underlying stock will reduce the value of the underlying stock in the 2005-1 REIT Portfolio and will therefore reduce the value of the 2005-1 REIT Portfolio.

The 2005-1 REIT Portfolio will be reconstituted on each March 29 (or the next index business day), beginning in 2006, to comprise up to 25 common stocks in the RCI that satisfy the 2005-1 REIT Portfolio selection criteria (as described below in “Description of the 2005-1 REIT Portfolio — Initial Selection of the Underlying Stocks”) as of the tenth Trading Day prior to the reconstitution date. As a result of the annual reconstitutions of the 2005-1 REIT Portfolio, the composition of the underlying stocks is likely to change during the term of the notes.

For a brief description of the business of each of the issuers of each common stock comprising the 2005-1 REIT Portfolio, and tables showing high and low sale prices and dividends for each such common stock for each quarter since the first quarter of 2000, you should refer to Annex A to this prospectus supplement. A list of the issuers of the stocks comprising the 2005-1 REIT Portfolio at any time is available from the trustee.

The initial value of the 2005-1 REIT Portfolio on March 29, 2005, the date the notes were priced for initial sale to the public was 100.00. The 2005-1 REIT Portfolio is calculated by Citigroup Global Markets Inc., as calculation agent, using a “dollar-weighting” methodology designed to ensure that each of the underlying stocks is represented in the 2005-1 REIT Portfolio in a dollar amount equal to its volume weight as of March 30, 2005, the index business day after the date the notes were priced for initial sale to the public and as of each annual reconstitution of the 2005-1 REIT Portfolio. You should refer to “Description of the 2005-1 REIT Portfolio — Calculation of the 2005-1 REIT Portfolio” in this prospectus supplement.

Please note that an investment in the notes does not entitle you to any dividends, voting rights, option premiums or any other ownership interest in respect of the securities included in the 2005-1 REIT Portfolio.

What Are the U.S. Federal Income Tax Consequences of Investing in the Notes?

The notes will be treated by Citigroup Global Markets Holdings as contingent payment debt obligations of Citigroup Global Markets Holdings, and by accepting a note each holder agrees to this treatment of the notes.

Special U.S. federal income tax rules apply to contingent payment debt obligations. Under these rules, a U.S. Holder of the notes will be required to accrue interest income on the notes regardless of whether the U.S. Holder uses the cash or accrual method of tax accounting and may be required to include interest in taxable income in excess of interest payments actually received in a taxable year. In addition, upon the sale, exchange or other disposition of a note, including redemption of the note at maturity, a U.S. Holder generally will be required to treat any gain recognized upon the disposition of the note as ordinary income, rather than capital gain. You should refer to the section “Certain United States Federal Income Tax Considerations” in this prospectus supplement for more information.

Will the Notes Be Listed on a Stock Exchange?

The notes will not be listed on any exchange.

What Is the Role of Citigroup Global Markets Holdings’ Subsidiary, Citigroup Global Markets Inc.?

Our subsidiary, Citigroup Global Markets Inc., is the underwriter for the offering and sale of the notes and is expected to receive compensation for activities and services provided in connection with such offering. After the initial offering, Citigroup Global Markets Inc. and/or other of our broker-dealer affiliates intend to buy and sell the notes to create a secondary market for holders of the notes, and may engage in other activities described in the section “Underwriting” in this prospectus supplement. However, neither Citigroup Global Markets Inc. nor any of these affiliates will be obligated to engage in any market-making activities, or continue such activities once it has started them.

Citigroup Global Markets Inc. will also act as calculation agent for the notes, the 2005-3 Dynamic Portfolio Index, the REIT Buy-Write Index and the 2005-1 REIT Portfolio, and will determine, among other things:

•	the values of the 2005-3 Dynamic Portfolio Index, the REIT Buy-Write Index and the 2005-1 REIT Portfolio;

•	for purposes of determining the occurrence of a Reallocation Event and the value of the REIT Buy-Write Index for effecting any necessary reallocation, the daily valuation of each notional call option in accordance with a Black-Scholes option pricing formula, as described below in “Description of the REIT Buy-Write Index — Call Options — Valuation of Notional Call Options;”

•	the values of the Dynamic Portfolio Adjustment Factor, the REIT Buy-Write Adjustment Factor, the Gap Ratio and the Bond Floor;

•	whether a Reallocation Event has occurred;

•	for purposes of determining the occurrence of a Reallocation Event, the determination of whether a 10% intra-day decrease in the value of the RCI has occurred;

•	the amount of any notional borrowed funds under the Notional Participation Facility and any Notional Participation Facility Fee;

•	for purposes of determining the occurrence of a Reallocation Event and the value of the REIT Buy-Write Index for effecting any necessary reallocation, the Reallocation Percentage and any changes made to the amounts allocated to the REIT Buy-Write Index portfolio and the notional bond portfolio following a Reallocation Event;

•	the premium of notional call options related to the stocks underlying the 2005-1 REIT Portfolio, which may include premiums quoted by Citigroup Global Markets Inc.;

•	on the first day of each quarterly calculation period, the annualized dividend yield of each stock underlying the 2005-1 REIT Portfolio;

•	at the end of each quarterly calculation period, the reduction, if any, of the portfolio composition ratios for the stocks underlying the 2005-1 REIT Portfolio;

•

on the tenth index business day prior to each annual rebalancing of the 2005-1 REIT Portfolio, whether the criteria used to determine the common stocks that will comprise the 2005-1 REIT Portfolio until the next annual rebalancing are satisfied, which determination includes but is not limited to calculations of the six-month average daily dollar trading volume, the annualized dividend yield and the market capitalization of the stocks; and

•	on any date on which Citigroup Global Markets Inc. (or any of our broker-dealer subsidiaries or affiliates) repurchases a note before maturity, the repurchase spread described below under “Underwriting.”

Potential conflicts of interest may exist between Citigroup Global Markets Inc. and you as a holder of the notes. You should refer to “Risk Factors — Risk Factors Relating to the Notes — Citigroup Global Markets Inc., an Affiliate of Citigroup Global Markets Holdings, is the Calculation Agent, Which Could Result in a Conflict of Interest” in this prospectus supplement.

Can You Tell Me More About Citigroup Global Markets Holdings?

Citigroup Global Markets Holdings is a holding company that provides investment banking, securities and commodities trading, brokerage, asset management and other financial services through its subsidiaries. Citigroup Global Markets Holdings is a subsidiary of Citigroup Inc., a diversified financial services holding company.

Citigroup Global Markets Holdings’ ratios of earnings to fixed charges (Citigroup Global Markets Holdings has no outstanding preferred stock) since 2000 are as follows:

	Year Ended December 31,
	2004	2003	2002	2001	2000
Ratio of earnings to fixed charges	0.63x	1.90x	1.44x	1.34x	1.32x

Can You Tell Me More About the Effect of Citigroup Global Markets Holdings’ Hedging Activity?

We expect to hedge our obligations under the notes through one or more of our affiliates. This hedging activity will likely involve trading in one or more of the stocks underlying the 2005-1 REIT Portfolio or in other instruments, such as options or swaps, based upon the stocks underlying the 2005-1 REIT Portfolio. This hedging activity could affect the value of the stocks underlying the 2005-1 REIT Portfolio and therefore the market value of the notes. The costs of maintaining or adjusting this hedging activity could affect the price at which our subsidiary Citigroup Global Markets Inc. may be willing to purchase your notes in the secondary market. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the market value of the notes declines. You should refer to “Risk Factors — Citigroup Global Markets Holdings’ Hedging Activity Could Result in a Conflict of Interest” and “— The Price at Which You Will Be Able to Sell Your Notes Prior to Maturity Will Depend on a Number of Factors and May Be Substantially Less Than the Amount You Originally Invest” in this prospectus supplement and “Use of Proceeds and Hedging” in the accompanying prospectus.

Does ERISA Impose Any Limitations on Purchases of the Notes?

Employee benefit plans and other entities the assets of which are subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 or substantially similar federal, state or local laws (“ERISA-Type Plans”) will not be permitted to purchase or hold the notes. Plans that are not ERISA-Type Plans, such as individual retirement accounts, individual retirement annuities or Keogh plans, will be permitted to purchase or hold the notes, provided that each such plan shall by its purchase be deemed to represent and warrant that none of Citigroup Global Markets Inc., its affiliates or any employee thereof manages the plan or provides advice that serves as a primary basis for the plan’s decision to purchase, hold or dispose of the notes.

Are There Any Risks Associated with My Investment?

Yes, the notes are subject to a number of risks. Please refer to the section “Risk Factors” in this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed by us with the Securities and Exchange Commission, or the SEC, pursuant to Section 13 of the Securities Exchange Act of 1934 (File No. 1-15286), are incorporated herein by reference: (i) Annual Report on Form 10-K for the year ended December 31, 2004 and (ii) Current Reports on Form 8-K filed on January 20, 2005, February 3, 2005, February 4, 2005, February 11, 2005, February 28, 2005 and March 4, 2005.

You should refer to “Prospectus Summary — Where You Can Find More Information” in the accompanying prospectus. These documents may also be accessed electronically by means of the SEC’s home page on the world wide web on the internet at http://www.sec.gov.

RISK FACTORS

Because the terms of the notes differ from those of conventional debt securities in that the maturity payment will be based on the ending value of the 2005-3 Dynamic Portfolio Index, an investment in the notes entails significant risks not associated with similar investments in a conventional debt security, including among other things, fluctuations in the value of the 2005-3 Dynamic Portfolio Index, and other events that are both difficult to predict and beyond our control.

Risk Factors Relating to the Notes

The Payment on the Notes at Maturity Will Not Exceed Their Stated Principal Amount if the Ending Value of the 2005-3 Dynamic Portfolio Index Is Less Than or Equal to 100.00

Although the maturity payment on the notes will not be less than their stated principal amount, it will not be greater than their principal amount if the ending value of the 2005-3 Dynamic Portfolio Index is less than or equal to 100.00. This will be true even if the value of the 2005-3 Dynamic Portfolio Index exceeds 100.00 at one or more times during the life of the notes but the ending value of the 2005-3 Dynamic Portfolio Index is less than or equal to 100.00.

The Interest Payable on the Notes Will Vary and May Be Zero

The interest payable on the notes will vary and may be zero. The interest on the notes for any quarter will depend on the allocation of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio and on the notional income on the REIT Buy-Write Index. As a result, the quarterly interest payment, if any, may be lower than the notional income on the REIT Buy-Write Index. If the amount of the value of the 2005-3 Dynamic Portfolio Index allocated to the REIT Buy-Write Index portfolio falls to zero at any time during the term of the notes, no interest will be paid for the remaining term of the notes. Also, if the value of the 2005-3 Dynamic Portfolio Index (less any notional income on the REIT Buy-Write Index) is less than or equal to 105% of the Bond Floor on the last day of any quarterly calculation period (except the last quarterly calculation period before maturity), any notional income on the REIT Buy-Write Index during that quarterly calculation period will be notionally reinvested in the REIT Buy-Write Index portfolio and no interest will be paid on the notes on the interest payment date relating to that quarterly calculation period.

Your Return on the Notes Will Not Reflect the Return You Would Realize if You Invested Directly in a Strategy That Replicates the REIT Buy-Write Index and the Notional Securities Comprising the Notional Bond Portfolio

Your return on the notes will not reflect the return you would realize if you invested directly in a strategy that replicates the REIT Buy-Write Index and the notional securities comprising the notional bond portfolio because, among other things:

•	the Dynamic Portfolio Adjustment Factor will reduce the value of the REIT Buy-Write Index portfolio and the notional bond portfolio, and therefore the 2005-3 Dynamic Portfolio Index, on a daily basis;

•	the notional coupon on the notional discount bonds will be reinvested in the notional bond portfolio through the purchase of additional bond units;

•	the REIT Buy-Write Adjustment Factor will reduce the value of the notional income on the REIT Buy-Write Index and therefore the value of the REIT Buy-Write Index and the REIT Buy-Write Index portfolio on a daily basis; and

•	use of the Notional Participation Facility will result in (1) the accrual of notional fees on notional borrowed funds outstanding under the Notional Participation Facility, which will reduce the value of the 2005-3 Dynamic Portfolio Index, and (2) greater exposure to the changes in value of the REIT Buy-Write Index than would a direct investment not involving the use of notional borrowed funds.

The notional value of the Dynamic Portfolio Adjustment Factor and the REIT Buy-Write Adjustment Factor accrued and deducted will be retained by Citigroup Global Markets Holdings.

The Yield on the Notes May Be Lower Than the Yield on a Standard Debt Security of Comparable Maturity

The yield on the notes will be based on the maturity payment and the interest, if any, paid during the term of the notes and may be less than the return you could have earned on other investments. The amount of the maturity payment will depend on the ending value of the 2005-3 Dynamic Portfolio Index, and may not be greater than the principal amount of the notes. The interest payable on the notes will vary and may be zero. The interest on the notes for any quarter will depend on the allocation of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio and on the notional income on the REIT Buy-Write Index. If the amount of the 2005-3 Dynamic Portfolio Index allocated to the REIT Buy-Write Index portfolio falls to zero at any time during the term of the notes, no interest will be paid for the remaining term of the notes. If the maturity payment and the cumulative interest payments, if any, result in a yield of less than 4.90% per annum, compounded semi-annually, your return on the notes will be less than the yield on a conventional fixed-rate, non-callable debt security of Citigroup Global Markets Holdings of comparable maturity.

The Hypothetical Historical Performance of the 2005-3 Dynamic Portfolio Index, the REIT Buy-Write Index and the 2005-1 REIT Portfolio Reflect Assumptions and Necessary Estimates and Approximations and Are Not Indicative of Their Future Performance

The hypothetical historical values of the 2005-3 Dynamic Portfolio Index, the REIT Buy-Write Index and the 2005-1 REIT Portfolio, which are included in this prospectus supplement, should not be taken as an indication of the future performance of the 2005-3 Dynamic Portfolio Index during the term of the notes. In addition, the calculations used to determine the hypothetical historical closing values of the 2005-3 Dynamic Portfolio Index and the REIT Buy-Write Index contain assumptions and necessary estimates and approximations that will not be reflected in the calculation of the values of the 2005-3 Dynamic Portfolio Index, and the REIT Buy-Write Index during the term of the notes. As a result, the hypothetical historical closing values in this prospectus supplement may be different than they would be if those assumptions were not made and those estimates and approximations were not necessary to calculate the hypothetical historical closing values. For purposes of calculating the hypothetical historical closing values of the 2005-1 REIT Portfolio, the stocks underlying the 2005-1 REIT Portfolio initially and as of each annual reconstitution during the period from January 1999 to January 2005 were selected from the stocks comprising the RCI as of January 31, 2005 and do not reflect any prior or subsequent composition of the RCI. Additionally, in limited circumstances, the historical data used by the calculation agent in calculating the hypothetical historical values did not include information sufficient to price notional call options with respect to certain stocks in the 2005-1 REIT Portfolio during several quarterly calculation periods. As a result, the hypothetical historical values set forth below may be different than they would be if the calculation agent used historical data from a different source to calculate those values or if the historical data used by the calculation agent provided information sufficient to allow the calculation agent to price notional call options on such stocks on each index business day of each quarterly calculation period. The hypothetical historical values in this prospectus supplement, the historical data used by the calculation agent and the calculations used to determine those values have not been reviewed or verified by an independent third party. In addition, changes in the value of the 2005-3 Dynamic Portfolio Index will affect the trading price of the notes, but it is impossible to know in advance whether the value of the 2005-3 Dynamic Portfolio Index will rise or fall.

The Hypothetical Historical Interest Payments on the Notes Reflect Assumptions and Necessary Estimates and Approximations and Are Not Indicative of Future Interest Payments

The hypothetical historical interest payments on the notes, which are included in this prospectus supplement, should not be taken as an indication of future interest payments, if any, on the notes. The hypothetical historical interest payments are based on the same assumptions and are subject to the same estimates and approximations related to the calculation of the hypothetical historical values of the REIT Buy-Write Index described above and set forth in “Description of the REIT Buy-Write Index — Hypothetical Historical Data on the REIT Buy-Write Index.” As a result, the hypothetical historical interest payments in this prospectus supplement may be different than they would be if those estimates and approximations were not necessary in order to calculate the hypothetical historical closing values of the REIT Buy-Write Index. Additionally, in limited circumstances, the historical data used by the calculation agent in calculating the hypothetical historical interest payments did not include information sufficient to price notional call options with respect to certain stocks in the 2005-1 REIT Portfolio during several quarterly calculation periods. As a result, the hypothetical historical interest payments are different than they would be if the calculation agent used historical data from a different source to calculate those amounts or if the historical data used by the calculation agent provided information sufficient to allow the calculation agent to price notional call options on such stocks on each index business day of each quarterly calculation period. The hypothetical interest payments in this prospectus supplement, the historical data used by the calculation agent and the calculations used to determine those amounts have not been reviewed or verified by an independent third party.

The Hypothetical Maturity Payments on the Notes Are Not Indicative of the Actual Maturity Payment

The hypothetical maturity payments on the notes, which are included in this prospectus supplement, should not be taken as an indication of the actual maturity payment on the notes. The hypothetical maturity payments in this prospectus supplement and the calculations used to determine those amounts have not been verified by an independent third party.

Historical Prices of, Dividends Paid on and Call Premiums of Options in Respect of the Stocks Underlying the 2005-1 REIT Portfolio Are Not Indicative of Future Prices, Dividends or Premiums

The historical level of prices of the stocks underlying the 2005-1 REIT Portfolio, the dividends and other amounts paid on those stocks and the call premiums in respect of options on those stocks cannot be used to predict the likely level of future prices, dividends and call premiums and we cannot assure you that such future levels will equal or exceed those historical levels. If, among other things, the issuers of those stocks, or of the stocks in a reconstituted 2005-1 REIT Portfolio pay cash dividends lower than their historical cash dividends or do not pay cash dividends in any quarterly calculation period, the notional income on the REIT Buy-Write Index, and thus the interest payments, if any, you receive on the notes in respect of that quarterly calculation period will be reduced.

You May Not Be Able to Sell Your Notes if an Active Trading Market for the Notes Does Not Develop

The notes will not be listed on any exchange. There is currently no secondary market for the notes. Citigroup Global Markets Inc. currently intends, but is not obligated, to make a market in the notes. Even if a secondary market does develop, it may not be liquid and may not continue for the term of the notes. If the secondary market for the notes is limited, there may be few buyers should you choose to sell your notes prior to maturity and this may reduce the price you receive.

The Price at Which You Will Be Able to Sell Your Notes Prior to Maturity Will Depend on a Number of Factors and May Be Substantially Less Than the Amount You Originally Invest

We believe that the value of your notes in the secondary market will be affected by the supply of and demand for the notes, the value of the 2005-3 Dynamic Portfolio Index, interest rates and a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price at which you will be able to sell your notes prior to maturity may be substantially less than the amount you originally invest if, at such time, the value of the 2005-3 Dynamic Portfolio Index is less than, equal to or not sufficiently above 100.00. The following paragraphs describe what we expect to be the impact on the market value of the notes of a change in a specific factor, assuming all other conditions remain constant.

Value of the 2005-3 Dynamic Portfolio Index.    We expect that the market value of the notes will likely depend substantially on the relationship between the initial value of the 2005-3 Dynamic Portfolio Index and the future value of the 2005-3 Dynamic Portfolio Index. However, changes in the value of the 2005-3 Dynamic Portfolio Index may not always be reflected, in full or in part, in the market value of the notes. If you choose to sell your notes when the value of the 2005-3 Dynamic Portfolio Index exceeds 100.00, you may receive less than the amount that would be payable at maturity based on that value of the 2005-3 Dynamic Portfolio Index because of expectations that the 2005-3 Dynamic Portfolio Index will continue to fluctuate between that time and the time when the ending value of the 2005-3 Dynamic Portfolio Index is determined.

Volatility of the 2005-3 Dynamic Portfolio Index.    Volatility is the term used to describe the size and frequency of market fluctuations. Generally, increases in the volatility of the 2005-3 Dynamic Portfolio Index may result in more frequent Reallocation Events, which may reduce the value of the 2005-3 Dynamic Portfolio Index. As a result, the trading value of the notes may be reduced.

Value of the REIT Buy-Write Index.    A decrease in the value of the REIT Buy-Write Index will likely result in a decrease in the value of the 2005-3 Dynamic Portfolio Index and therefore your notes.

Events Involving the Companies Comprising the 2005-1 REIT Portfolio.    General economic conditions and earnings results of the companies whose common stocks comprise the 2005-1 REIT Portfolio and actual or anticipated changes in those conditions or results may affect the market value of the notes. In addition, if the dividend yields on those common stocks increase, the value of the notes may be favorably affected because the 2005-1 REIT Portfolio incorporates the value of dividend payments. Conversely, if dividend yields on the common stocks decrease, the value of the notes may be adversely affected.

Interest Rates.    We expect that the market value of the notes will be affected by changes in U.S. interest rates. In general, if U.S. interest rates decrease, the value of the notional bond portfolio will increase. However, the Bond Floor may also increase, possibly resulting in a Reallocation Event, even if the value of the REIT Buy-Write Index remains unchanged. Interest rates may also affect the economy and, in turn, the value of the 2005-3 Dynamic Portfolio Index, which (for the reasons discussed above) would affect the value of the notes.

Citigroup Global Markets Holdings’ Credit Ratings, Financial Condition and Results.    Actual or anticipated changes in our credit ratings, financial condition or results may affect the value of the notes.

Citigroup Global Markets Holdings’ Hedging Activities.    Hedging activities related to the notes by one or more of our affiliates will likely involve trading in one or more of the stocks underlying the 2005-1 REIT Portfolio or in other instruments, such as options or swaps, based upon the stocks underlying the 2005-1 REIT Portfolio. This hedging activity could affect the value of the 2005-1 REIT Portfolio and therefore the market value of the notes. It is possible that we or our affiliates may profit from our hedging activity, even if the market value of the notes declines.

The Price at Which Citigroup Global Markets Inc. Will Purchase Notes in the Secondary Market.    Any secondary market purchases of notes by Citigroup Global Markets Inc. (or any other of our broker-dealer subsidiaries or affiliates) prior to maturity will be at a price that is net of the repurchase spread described below in “Underwriting.” As a result, the price at which you may sell your notes to Citigroup Global Markets Inc. may be less than the amount you originally invest. You should expect that the market value of the notes will be less than it would in the absence of the repurchase spread.

We want you to understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the value of the notes attributable to another factor, such as an increase in the value of the 2005-3 Dynamic Portfolio Index.

Citigroup Global Markets Inc., an Affiliate of Citigroup Global Markets Holdings, Is the Calculation Agent, Which Could Result in a Conflict of Interest

Because Citigroup Global Markets Inc., which is acting as the calculation agent for the notes, the 2005-3 Dynamic Portfolio Index, the REIT Buy-Write Index and the 2005-1 REIT Portfolio, is an affiliate of ours, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you. While the calculation agent will act in good faith and in a commercially reasonable manner, there can be no assurance that the determinations made by the calculation agent during the term of the notes will not affect the value of the 2005-3 Dynamic Portfolio Index, the REIT Buy-Write Index, the REIT Buy-Write Index portfolio or any interest payments on the notes. The calculation agent will have discretion to determine, among other things:

•	the values of the 2005-3 Dynamic Portfolio Index, the REIT Buy-Write Index and the 2005-1 REIT Portfolio;

•

for purposes of determining the occurrence of a Reallocation Event and the value of the REIT Buy-Write Index for effecting any necessary reallocation, the daily valuation of each notional call option in accordance with a Black-Scholes option pricing formula, as described below in “Description of the REIT Buy-Write Index — Call Options — Valuation of Notional Call Options;”

•	the values of the Dynamic Portfolio Adjustment Factor, the REIT Buy-Write Adjustment Factor, the Gap Ratio and the Bond Floor;

•	whether a Reallocation Event has occurred;

•	for purposes of determining the occurrence of a Reallocation Event, the determination of whether a 10% intra-day decrease in the value of the RCI has occurred;

•	the amount of any notional borrowed funds under the Notional Participation Facility and any Notional Participation Facility Fee;

•	for purposes of determining the occurrence of a Reallocation Event and the value of the REIT Buy-Write Index for effecting any necessary reallocation, the Reallocation Percentage and any changes made to the amounts allocated to the REIT Buy-Write Index portfolio and the notional bond portfolio following a Reallocation Event;

•	the premium of notional call options related to the stocks underlying the 2005-1 REIT Portfolio, which may include premiums quoted by Citigroup Global Markets Inc.;

•	on the first day of each quarterly calculation period, the annualized dividend yield of each stock underlying the 2005-1 REIT Portfolio;

•	at the end of each quarterly calculation period, the reduction, if any, of the portfolio composition ratios for the stocks underlying the 2005-1 REIT Portfolio;

•	on the tenth index business day prior to each annual rebalancing of the 2005-1 REIT Portfolio, whether the criteria used to determine the common stocks that will comprise the 2005-1 REIT Portfolio until the next annual rebalancing are satisfied, which determination includes but is not limited to calculations of the six-month average daily dollar trading volume, the annualized dividend yield and the market capitalization of the stocks; and

•	on any date on which Citigroup Global Markets Inc. (or any of our broker-dealer subsidiaries or affiliates) repurchases a note before maturity, the repurchase spread described below under “Underwriting.”

In addition, Citigroup Global Markets Inc. will be permitted to provide pricing for the notional call options on the stocks underlying the 2005-1 REIT Portfolio in addition to valuing the notional call options on a daily basis for purposes of determining whether a Reallocation Event has occurred, posing additional potential conflicts of interest.

Special U.S. Federal Income Tax Rules Will Apply to U.S. Holders of the Notes

The notes will be treated by Citigroup Global Markets Holdings as contingent payment debt obligations of Citigroup Global Markets Holdings, and by accepting a note each holder agrees to this treatment of the notes. Special U.S. federal income tax rules apply to contingent payment debt obligations. Under these rules, a U.S. Holder of the notes will be required to accrue interest income on the notes regardless of whether the U.S. Holder uses the cash or accrual method of tax accounting and may be required to include interest in taxable income in excess of interest payments actually received in a taxable year. In addition, upon the sale, exchange or other disposition of a note, including redemption of the note at maturity, a U.S. Holder generally will be required to treat any gain recognized upon the disposition of the note as ordinary income, rather than capital gain. You should refer to the section “Certain United States Federal Income Tax Considerations” in this prospectus supplement for more information.

The Market Value of the Notes May Be Affected by Purchases and Sales of the Stocks Underlying the 2005-1 REIT Portfolio or Derivative Instruments Related to Those Stocks by Affiliates of Citigroup Global Markets Holdings

Citigroup Global Markets Holdings’ affiliates, including Citigroup Global Markets Inc., may from time to time buy or sell the stocks underlying the 2005-1 REIT Portfolio or derivative instruments including, but not limited to, call options relating to the stocks underlying the 2005-1 REIT Portfolio for their own accounts in connection with their normal business practices. These transactions could affect the value of the stocks underlying the 2005-1 REIT Portfolio and therefore the market value of the notes.

Citigroup Global Markets Inc. or an affiliate may enter into swap agreements or related hedge transactions with one of Citigroup Global Markets Holdings’ other affiliates in connection with the sale of the notes and may earn additional income as a result of payments pursuant to the swap, or related hedge transactions.

Citigroup Global Markets Holdings’ Hedging Activity Could Result in a Conflict of Interest

We expect to hedge our obligations under the notes through one or more of our affiliates. This hedging activity will likely involve trading in one or more of the stocks underlying the 2005-1 REIT Portfolio or in other instruments, such as options or swaps, based upon the stocks underlying the 2005-1 REIT Portfolio. This hedging activity may present a conflict between your interest in the notes and the interests we and our affiliates have in executing, maintaining and adjusting our hedge transactions because it could affect the value of the 2005-1 REIT Portfolio and therefore the market value of the notes. It could also be adverse to your interest if it affects the price at which our subsidiary Citigroup Global Markets Inc. may be willing to purchase your notes in the secondary market. Since hedging our obligation under the notes involves risk and may be influenced by a number of factors, it is possible that we or our affiliates may profit from our hedging activity, even if the market value of the notes declines.

You Will Have No Rights Against Any Issuer of Any Stock Underlying the 2005-1 REIT Portfolio

You will have no rights against any issuer of any stock underlying the 2005-1 REIT Portfolio, even though the value of the maturity payment and the quarterly interest payments, if any, will depend in part on the prices of and dividends paid on the underlying stocks. By purchasing the notes you will not acquire any shares of any stock underlying the 2005-1 REIT Portfolio and you will not receive any dividends with respect to any underlying stock or premiums from notional call options related to any underlying stock. The issuers of the underlying stocks are not in any way involved in this offering and have no obligations relating to the notes or to the holders of the notes.

Risk Factors Relating to the 2005-3 Dynamic Portfolio Index

A Zero Allocation to the REIT Buy-Write Index Portfolio Will Reduce Your Return on the Notes

If the amount of the value of the 2005-3 Dynamic Portfolio Index allocated to the REIT Buy-Write Index portfolio falls to zero (following a Reallocation Event or a 10% decline in the value of the Dow Jones Composite All REIT Index during any index business day or because the value of the 2005-3 Dynamic Portfolio Index is less than 101% of the value of the Bond Floor), it will remain zero for the remaining term of the notes. Since the amount of the interest payments, if any, will depend on the allocation of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio and on the notional income on the REIT Buy-Write Index, if the amount of the value of the 2005-3 Dynamic Portfolio Index allocated to the REIT Buy-Write Index portfolio is zero, no interest will be paid for the remaining term of the notes. In addition, the 2005-3 Dynamic Portfolio Index will not participate in any subsequent increase in the value of the REIT Buy-Write Index and your maturity payment will be limited to the principal amount of your notes, except as described below.

In the event the value of the 2005-3 Dynamic Portfolio Index is less than 101% of the Bond Floor and the calculation agent reallocates all the value of the 2005-3 Dynamic Portfolio Index to the notional bond portfolio, your maturity payment will be only slightly greater than the principal amount of the notes.

The Delay Between the Determination of a Reallocation Event and Reallocation of Amounts Within the 2005-3 Dynamic Portfolio Index Could Limit the REIT Buy-Write Index Portfolio’s Participation in Appreciation of the REIT Buy-Write Index or Result in Reallocations That Would Be Unnecessary if Reallocations Were Determined and Effected at the Same Time

The occurrence of a Reallocation Event and the Reallocation Percentage will be determined at the beginning of an index business day based on the values of the 2005-3 Dynamic Portfolio Index, the REIT Buy-Write Index

and the Bond Floor at the close of business on the previous index business day, but any necessary reallocation will be effected at the close of business on the index business day on which the occurrence of the Reallocation Event is determined. As a result:

•	the calculation agent may determine that a Reallocation Event has occurred even if the values of the 2005-3 Dynamic Portfolio Index, the REIT Buy-Write Index and the Bond Floor at the time the reallocation is effected would not result in a Reallocation Event;

•	the 2005-3 Dynamic Portfolio Index will not participate as fully in any appreciation of the REIT Buy-Write Index that occurs between the determination of the occurrence of a Reallocation Event and the resulting reallocation as it would if a reallocation were effected when the Reallocation Percentage is determined; and

•	the calculation agent may effect a greater or lesser allocation of the value of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio than otherwise would be required if the occurrence of a Reallocation Event were determined by the calculation agent at the end of that index business day.

The Valuation of Notional Call Options for Purposes of Determining the Occurrence of a Reallocation Event Will Be Different Than the Valuation of Notional Call Options for Purposes of Effecting a Reallocation, Which Will Reduce the Value of the 2005-3 Dynamic Portfolio Index

For purposes of determining the occurrence of a Reallocation Event, the value of notional call options in the REIT Buy-Write Index will be determined using mid-market implied volatility (or the arithmetic mean of bid-side and offered-side implied volatility). However, reallocations will be effected through:

•	notional purchases of REIT Buy-Write Index units at prices that reflect the value of notional call options determined using bid-side implied volatility, which will result in REIT Buy-Write Index units being notionally purchased at a higher price than will be subsequently reflected in the value of the 2005-3 Dynamic Portfolio Index; and

•	notional sales of REIT Buy-Write Index units at prices that reflect the value of notional call options determined using offered-side implied volatility, which will result in REIT Buy-Write Index units being notionally sold at a price lower than was previously reflected in the value of the 2005-3 Dynamic Portfolio Index.

As a result, the value of the 2005-3 Dynamic Portfolio Index will be reduced following each reallocation. See “Description of the REIT Buy-Write Index — Call Options — Valuation of Call Options” in this prospectus supplement.

The Ability of the Calculation Agent to Effect a Reallocation Upon a 10% Decline in the Value of the Dow Jones Composite All REIT Index May Not Prevent Significant Losses in the Value of the REIT Buy-Write Index Portfolio

If at any point during an index business day the value of the Dow Jones Composite All REIT Index declines from its closing value on the previous index business day by 10% or more, the calculation agent, as soon as reasonably practicable, will determine the Reallocation Percentage and reallocate amounts within the 2005-3 Dynamic Portfolio Index so that the percentage of the 2005-3 Dynamic Portfolio Index notionally invested in the REIT Buy-Write Index portfolio is as close as is reasonably practicable to the Reallocation Percentage. However, the ability of the calculation agent to effect this reallocation may not prevent losses in excess of 10% of the value of the REIT Buy-Write Index portfolio because of potential delays in effecting the reallocation.

In addition, the 2005-1 REIT Portfolio does not include all of the stocks in the Dow Jones Composite All REIT Index. As a result, the 2005-1 REIT Portfolio (and therefore the value of the REIT Buy-Write Index) may decline at a faster rate than the Dow Jones Composite All REIT Index, resulting in a decline in the value of the REIT Buy-Write Index portfolio in excess of 10% before the implementation of a reallocation during that index business day. In addition, the value of the REIT Buy-Write Index portfolio may decline by more than 10% during an index business day even though the Dow Jones Composite All REIT Index does not decline by 10% or more during that day. In these circumstances, the calculation agent will not determine whether a Reallocation Event has occurred until the following index business day and will not effect any reallocation until the close of business on that following index business day.

The Use of Notional Borrowed Funds Will Magnify the Effect of Changes in the Value of the REIT Buy-Write Index on the Value of the 2005-3 Dynamic Portfolio Index

The notional investment in the REIT Buy-Write Index portfolio may involve, through the Notional Participation Facility, the use of notional borrowed funds. The use of notional borrowed funds will increase the 2005-3 Dynamic Portfolio Index’s exposure to movements in the value of the REIT Buy-Write Index and will therefore make the 2005-3 Dynamic Portfolio Index more volatile than the REIT Buy-Write Index. Accordingly, if the value of the REIT Buy-Write Index decreases when amounts are outstanding under the Notional Participation Facility, the value of the 2005-3 Dynamic Portfolio Index will decrease by a greater amount than will the value of the REIT Buy-Write Index. The use of notional borrowed funds will also decrease the value of the 2005-3 Dynamic Portfolio Index if the REIT Buy-Write Index portfolio does not increase by an amount greater than the notional fees that accrue on notional borrowed funds outstanding under the Notional Participation Facility.

The increased volatility of the REIT Buy-Write Index portfolio resulting from the use of notional borrowed funds will make it more likely that a decrease in the value of the REIT Buy-Write Index will cause a Reallocation Event. In addition, the use of notional borrowed funds will make it more likely that a decrease in interest rates will cause a Reallocation Event. If interest rates decrease and the Bond Floor increases when notional borrowed funds have been used to increase the allocation of the value of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio, the Gap Ratio will decrease by a greater amount than if notional borrowed funds had not been used, and may fall below 15% (resulting in the occurrence of a Reallocation Event). A Reallocation Event caused by a decrease in the value of the REIT Buy-Write Index or by a decrease in interest rates would reduce the amount allocated to the REIT Buy-Write Index portfolio and therefore reduce (and, if the amount allocated to the REIT Buy-Write Index portfolio is zero, eliminate) the 2005-3 Dynamic Portfolio Index’s participation in subsequent increases in the REIT Buy-Write Index.

The Value of the 2005-3 Dynamic Portfolio Index May Be Affected by the Interest Rate Risk Associated with the Notional Bond Portfolio

Interest rate risk is the risk that interest rates will rise and reduce the value of a debt instrument. If interest rates increase during the term of the notes, the value of the notional U.S. Treasury strips or notional discount bonds comprising the notional bond portfolio will likely decrease. Because changes in interest rates generally have a greater effect on the value of debt with longer maturities, it is likely that the value of the notional bond portfolio will be affected more by changes in interest rates early in the term of the notes. In general, increases in interest rates will reduce the value of the 2005-3 Dynamic Portfolio Index if the allocation to the notional bond portfolio is greater than zero, unless the value of the REIT Buy-Write Index portfolio increases by an amount sufficient to offset any decrease in the value of the notional bond portfolio.

Risk Factors Relating to the REIT Buy-Write Index

The Appreciation of the REIT Buy-Write Index Will Be Capped Due to the Buy-Write Strategy

Because the strike price of each notional call option limits the portion of any appreciation in the value of each underlying stock to the amount by which the strike price exceeds the price of the related stock at the time the notional call option is priced, the REIT Buy-Write Index will not participate as fully in the appreciation of the stocks underlying the 2005-1 REIT Portfolio as would a direct investment in those stocks. If the value of the underlying stock increases by an amount greater than the amount by which the strike price exceeds the price of the underlying stock at the time the notional call option is priced, the value of the REIT Buy-Write Index will be less than it would be if it reflected a direct investment in that stock.

The Removal of the Value of Notional Income on the REIT Buy-Write Index Will Reduce the Value of the REIT Buy-Write Index Portfolio at the End of Each Quarterly Calculation Period and May Cause a Reallocation Event

The value of the notional income on the REIT Buy-Write Index will be removed from the value of the REIT Buy-Write Index on the last day of each quarterly calculation period. The removal of the value of the notional income on the REIT Buy-Write Index will reduce the value of the REIT Buy-Write Index portfolio and may cause a Reallocation Event in which the allocation of the value of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio is reduced, even if the prices of the stocks underlying the REIT Buy-Write Index have not fallen. Such a Reallocation Event may reduce the allocation of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio, possibly to zero, in which case it would remain zero for the remaining term of the notes. See “— Risk Factors Relating to the 2005-3 Dynamic Portfolio Index — A Zero Allocation to the REIT Buy-Write Index Portfolio Will Reduce Your Return on the Notes,” above.

Risk Factor Relating to the 2005-1 REIT Portfolio

The Stocks Included in the 2005-1 REIT Portfolio May Not Reflect the Stocks in the RCI with the Highest Actual Annual Dividend Yields

Whether a stock in the RCI is initially included in the 2005-1 REIT Portfolio, or is selected to be included in the Portfolio as part of each annual reconstitution, depends in part on that stock’s annualized dividend yield relative to the other stocks in the RCI. In general, the annualized dividend yield for each stock is calculated by annualizing the last quarterly or semi-annual ordinary dividend for which the “ex-dividend” date had occurred and dividing the result by the closing price of the stock on the date of determination. Because dividends on the stocks in the RCI can vary significantly from quarter to quarter, it is possible that a stock paying a relatively high dividend in the most recent period prior to the creation of the Portfolio or each annual reconstitution could be included in the Portfolio over another stock with a relatively low dividend in that corresponding period, but with a higher actual annual dividend yield. Accordingly, the stocks selected by the calculation agent based on a ranking of annualized dividend yields may not result in a portfolio comprising the stocks in the RCI with the highest actual annual dividend yields. See “Description of the 2005-1 REIT Portfolio Index — Initial Selection of the Underlying Stocks” and “Description of the 2005-1 REIT Portfolio Index — Annual Reconstitution and Rebalancing of the 2005-1 REIT Portfolio” in this prospectus supplement.

Risk Factor Relating to Real Estate Investment Trusts, or REITs

Investments in REITs Are Subject to Similar Risks Associated with Investment in Real Estate

Because REITs invest primarily in income producing real estate or real estate related loans or interests, investments in REITs, though not direct investments in real estate, still are subject to the risks associated with investing in real estate. The following are some of the conditions that impact the structure of and cash flow generated by REITs and, consequently, the value of REITs:

•	a decline in the value of real estate properties;

•	extended vacancies of properties;

•	increases in property and operating taxes;

•	increased competition or overbuilding;

•	a lack of available mortgage funds or other limits on accessing capital;

•	tenant bankruptcies and other credit problems;

•	limitation on rents, including decreases in market rates for rents;

•	changes in zoning laws and governmental regulations;

•	costs resulting from the clean-up of, and legal liability to third parties for damages resulting from environmental problems;

•	investments in developments that are not completed or that are subject to delays in completion;

•	risks associated with borrowing;

•	casualty and condemnation losses; and

•	uninsured damages from floods, earthquake or other natural disasters.

To the extent that any of these conditions occur, they may negatively impact a REIT’s cash flow and cause a decline in the share price of a REIT.

Other Risks May Affect the Value of REIT Stocks

Interest Rates.    Rising interest rates may cause investors in REITs to demand a higher annual yield on their investments, which may in turn decrease market prices for equity securities issued by REITs. Rising interest rates also generally increase the costs of obtaining financing, which could also cause a decrease in the market prices for REIT stocks. During periods of declining interest rates, many mortgages may be refinanced, resulting in a reduced yield from the mortgage REIT stocks in the 2005-1 REIT Portfolio.

Market Capitalization and Management.    Some REITs have relatively small market capitalization, which can increase the volatility of the market price of securities issued by those REITs. Furthermore, REITS are dependent upon specialized management skills, have limited diversification and are, as a result, subject to risks inherent in operating and financing a limited number of projects.

DESCRIPTION OF THE NOTES

The description in this prospectus supplement of the particular terms of the REIT Enhanced Income Strategy Principal-Protected NotesSM with Income and Appreciation Potential Linked to the 2005-3 Dynamic Portfolio IndexSM Due 2011 supplements, and to the extent inconsistent therewith replaces, the descriptions of the general terms and provisions of the registered securities set forth in the accompanying prospectus.

General

The REIT Enhanced Income Strategy Principal-Protected Notes with Income and Appreciation Potential Linked to the 2005-3 Dynamic Portfolio Index Due 2011 (the “notes”) are a series of debt securities issued under the senior debt indenture described in the accompanying prospectus. The aggregate principal amount of the notes issued will be $52,500,000 (5,250,000 notes). The notes will mature on April 4, 2011, will constitute part of the senior debt of Citigroup Global Markets Holdings and will rank equally with all other unsecured and unsubordinated debt of Citigroup Global Markets Holdings. The notes will be issued only in fully registered form and in denominations of $10 per note and integral multiples thereof.

The payment you receive at maturity on the notes will depend on the closing value of the 2005-3 Dynamic Portfolio Index on the fifth index business day before maturity.

Reference is made to the accompanying prospectus for a detailed summary of additional provisions of the notes and of the senior debt indenture under which the notes will be issued.

Interest

The interest payable on the notes will vary and may be zero. We expect to pay interest, if any, in cash quarterly on the 4th day of each January, April, July and October or, if such day is not a business day, on the next succeeding business day, beginning on July 4, 2005. The interest on the notes for any quarter will depend on the allocation of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio and on the notional income on the REIT Buy-Write Index.

The interest payment on the notes, or IP, if any, for any quarterly calculation period will be calculated as follows:

IP =	BWU * BWNIU
10

where:

BWU	is the number of REIT Buy-Write Index units included in the 2005-3 Dynamic Portfolio Index on the last day of the quarterly calculation period; and
BWNIU	is the total notional income per unit of the REIT Buy-Write Index for that quarterly calculation period, as described in “Description of the REIT Buy-Write Index — Calculation of the REIT Buy-Write Index — General” in this prospectus supplement.

If an interest payment date falls on a day that is not a Business Day, the interest payment, if any, to be made on that interest payment date will be made on the next succeeding Business Day with the same force and effect as if made on that interest payment date, and no additional interest will be paid as a result of such delayed payment. “Business Day” means any day that is not a Saturday, a Sunday or a day on which securities exchanges or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

The commencement dates for the quarterly calculation periods will be the 29th day of each March, June, September and December, except that the first quarterly calculation period will commence on March 30, 2005. Interest will be calculated from, and including, one commencement date to, but excluding, the next commencement date, provided that the final quarterly calculation period will extend to, and include, the fifth index business day prior to the maturity date of the notes. No interest will accrue on the notes after the fifth index business day before the maturity date through the maturity date. The interest payment date related to any quarterly calculation period with respect to which interest is paid will be the interest payment date following the last day of the applicable quarterly calculation period or, with respect to the final quarterly calculation period, the maturity date. The calculation agent will notify the trustee of the amount of interest payable on or before the second Business Day immediately following the last day of the applicable quarterly calculation period. Interest will be payable to the persons in whose names the notes are registered at the close of business on the Business Day succeeding the last day of the applicable quarterly calculation period.

As described above, the interest, if any, on the notes will depend on the allocation of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio and on the notional income on the REIT Buy-Write Index. However, if at the close of business on the last day of any quarterly calculation period (except the last quarterly calculation period before maturity), the calculation agent determines that the value of the 2005-3 Dynamic Portfolio Index (less any notional income on the REIT Buy-Write Index) is less than or equal to 105% of the Bond Floor, the calculation agent will notionally reinvest the value of any notional income on the REIT Buy-Write Index relating to that quarterly calculation period in the REIT Buy-Write Index portfolio at the close of business on the first index business day of the next quarterly calculation period (by increasing the number of REIT Buy-Write Index units included in the 2005-3 Dynamic Portfolio Index) and no interest will be paid on the notes on the interest payment date relating to that quarterly calculation period. See “Description of the 2005-3 Dynamic Portfolio Index — Calculation of the 2005-3 Dynamic Portfolio Index — Reinvestment of the Notional Income on the REIT Buy-Write Index” in this prospectus supplement.

If the amount allocated to the REIT Buy-Write Index portfolio is zero at any time during the term of the notes (either following a Reallocation Event or because the value of the 2005-3 Dynamic Portfolio Index is less than 101% of the value of the Bond Floor and the calculation agent reallocates all the value of the 2005-3 Dynamic Portfolio Index to the notional bond portfolio), it will remain zero for the remaining term of the notes and no interest will be paid for the remaining term of the notes. See “Risk Factors — Risk Factors Relating to the 2005-3 Dynamic Portfolio Index — A Zero Allocation to the REIT Buy-Write Index Portfolio Will Reduce Your Return on the Notes,” in this prospectus supplement.

Hypothetical Historical Interest Payments

The following table sets forth the hypothetical historical interest payments on the notes on hypothetical interest payment dates following hypothetical quarterly calculation periods from January 1999 to February 2005, each calculated as if the 2005-3 Dynamic Portfolio Index had been created on January 31, 1999 with an initial value of 100.00. For purposes of calculating these hypothetical historical interest payments, the stocks underlying the 2005-1 REIT Portfolio initially and as of each annual reconstitution during the period from January 1999 to January 2005 were selected from the stocks comprising the RCI as of January 31, 2005 and do not reflect any composition of the RCI prior or subsequent to January 31, 2005. The hypothetical historical interest payments below assume that the 2005-1 REIT Portfolio was created with an initial value of 100.00 on January 31, 1999, by applying the selection criteria for the 2005-1 REIT Portfolio as set forth below in “Description of the 2005-1 REIT Portfolio — Initial Selection of the Underlying Stocks,” subject to the exceptions described below. The calculation agent performed each annual reconstitution and rebalancing of the 2005-1 REIT Portfolio by applying the criteria as set forth below in “Description of the 2005-1 REIT Portfolio — Annual Reconstitution and Rebalancing of the 2005-1 REIT Portfolio,” subject to the exceptions described below. When creating and reconstituting the 2005-1 REIT Portfolio as described above, the calculation agent did not apply (1) the 4.5% notional investment cap and “domestically-controlled REIT” requirement, both as described below in “Description of the 2005-1 REIT Portfolio — Initial Selection of the Underlying Stocks;” and (2) the 8% beneficial ownership cap as described below in “Description of the 2005-1 REIT Portfolio — Adjustments to the Portfolio Composition Ratios — Other Adjustments.” The hypothetical historical interest payments set forth below reflect a zero allocation to the REIT Buy-Write Index portfolio beginning on July 16, 2002 and continuing through January 31, 2005, reducing the hypothetical historical interest payments to zero during that period. In addition, the hypothetical historical interest payments set forth below assume a maturity of the notes of six years, which may be different than the actual maturity of the notes, and are based on the same assumptions and are subject to the same estimates and approximations related to the calculation of the hypothetical historical values of the REIT Buy-Write Index set forth below in “Description of the REIT Buy-Write Index — Hypothetical Historical Data on the REIT Buy-Write Index.” As a result, the hypothetical historical interest payments calculated and set forth below may be different than they would be if those estimates and approximations were not necessary in order to calculate the hypothetical historical closing values of the REIT Buy-Write Index. Additionally, in limited circumstances, the historical data used by the calculation agent in calculating the hypothetical historical interest payments below did not include information sufficient to price notional call options with respect to certain stocks in the 2005-1 REIT Portfolio during several quarterly calculation periods. As a result, the hypothetical historical interest payments set forth below are different than they would be if the calculation agent used historical data from a different source to calculate those payments or if the historical data used by the calculation agent provided information sufficient to allow the calculation agent to price notional call options on such stocks on each index business day of each quarterly calculation period. Further, these hypothetical historical interest payments assume that during the period from February 1999 through January 2005, the RCI did not at any point during any index business day decline from its closing value on the previous index business day by 10% or more. See “Description of the 2005-3 Dynamic Portfolio Index — Reallocation of the 2005-3 Dynamic Portfolio Index — Reallocation Following a 10% Decrease in the Value of the Dow Jones Composite All REIT Index” in this prospectus supplement. The hypothetical historical interest payments set forth below in the table, the historical data used by the calculation agent, and the calculations used to determine those amounts have not been reviewed or verified by an independent third party. The hypothetical historical interest payments set forth below should not be taken as an indication of the future interest payments, if any, on the notes.

Hypothetical Quarterly Calculation Period Ending	Hypothetical Interest Payment per Note
1999
April 30	$0.5808
July 30	$0.4880
October 29	$0.2484
2000
January 31	$0.2091
April 28	$0.1522
July 31	$0.1804
October 31	$0.1207
2001
January 31	$0.1265
April 30	$0.1126
July 31	$0.1003
October 31	$0.0000
2002
January 31	$0.0000
April 30	$0.0000
July 31	$0.0000
October 31	$0.0000
2003
January 31	$0.0000
April 30	$0.0000
July 31	$0.0000
October 31	$0.0000
2004
January 30	$0.0000
April 30	$0.0000
July 30	$0.0000
October 29	$0.0000
2005
January 31	$0.0000

Redemption at the Option of the Holder; Defeasance

The notes are not subject to redemption at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities — Defeasance.”

Payment at Maturity

The notes will mature on April 4, 2011. At maturity, you will receive for each note a maturity payment equal to the sum of the principal amount of $10 per note plus the index return amount, which may be positive or zero but which will not be negative.

Index Return Amount

The index return amount will be based on the closing value of the 2005-3 Dynamic Portfolio Index on the fourth index business day before the maturity date. The index return, which is presented in this prospectus supplement as a percentage, will equal the following fraction:

Ending Value – Starting Value
Starting Value

provided that the index return will not in any circumstances be less than zero.

The index return amount equals:

$10 * Index Return

Accordingly, if the index return is zero, the index return amount will be zero and the maturity payment will be the $10 principal amount per note.

The starting value is 100.00, the initial value of the 2005-3 Dynamic Portfolio Index.

The ending value will be the closing value of the 2005-3 Dynamic Portfolio Index on the fourth index business day before the maturity date.

If the value (including a closing value) of any component of the 2005-3 Dynamic Portfolio Index is unavailable on any date because of a market disruption event or otherwise, unless deferred by the calculation agent as described below, the calculation agent will determine the value of each component of the 2005-3 Dynamic Portfolio Index for which no value is available as follows:

•	the value of any stock underlying the 2005-1 REIT Portfolio for which no value is available will be the arithmetic mean, as determined by the calculation agent, of the value of that stock obtained from as many dealers in equity securities (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent;

•	the value of any notional call option related to a stock underlying the 2005-1 REIT Portfolio for which no value is available will be the arithmetic mean, as determined by the calculation agent, of the value of that option obtained from as many dealers in options (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent;

•	the value of the notional bond portfolio will be the arithmetic mean, as determined by the calculation agent, of the value of the notional bond portfolio obtained from as many dealers in fixed-income securities (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent;

•

the value of the Bond Floor will be the arithmetic mean, as determined by the calculation agent, of the value of the Bond Floor obtained from as many dealers in fixed-income securities (which may include

Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent;

•	the value of the Dynamic Portfolio Adjustment Factor will be calculated and allocated as described below under “Description of the 2005-3 Dynamic Portfolio Index — Calculation of the 2005-3 Dynamic Portfolio Index — The Dynamic Portfolio Adjustment Factor;” and

•	the value, if any, of the Notional Participation Facility Amount will be calculated as described below under “Description of the 2005-3 Dynamic Portfolio Index — Calculation of the 2005-3 Dynamic Portfolio Index — The Notional Participation Facility.”

The calculation agent will use the value of the REIT Buy-Write Index to determine the value of the REIT Buy-Write Index portfolio. The calculation agent will then calculate the value of the 2005-3 Dynamic Portfolio Index and, if earlier than the fifth index business day prior to maturity, will determine whether a Reallocation Event has occurred. If the calculation agent determines that a Reallocation Event has occurred, it will reallocate the value of the 2005-3 Dynamic Portfolio Index in accordance with “Description of the 2005-3 Dynamic Portfolio Index — Reallocation of the 2005-3 Dynamic Portfolio Index.”

The determination of any of the above values or of a Reallocation Event by the calculation agent in the event any such value is unavailable may be deferred by the calculation agent for up to five consecutive index business days on which a market disruption event is occurring, provided that if a market disruption event occurs on the fifth index business day prior to maturity, such determination may be deferred by the calculation agent for up to two consecutive index business days. No reallocation of the value of the 2005-3 Dynamic Portfolio Index will occur on any day on which the determination of any of the above values is so deferred.

An “index business day” means a day, as determined by the calculation agent, on which the 2005-3 Dynamic Portfolio Index or any successor index is calculated and published and on which securities comprising more than 80% of the value of the 2005-1 REIT Portfolio on such day are capable of being traded on their relevant exchanges or markets during the one-half hour before the determination of the closing value of the 2005-3 Dynamic Portfolio Index. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on us and the beneficial owners of the notes, absent manifest error.

A “market disruption event” means, as determined by the calculation agent in its sole discretion (A) the occurrence or existence of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by any exchange or market or otherwise) of, or the unavailability, through a recognized system of public dissemination of transaction information, for a period longer than two hours, or during the one-half hour period preceding the close of trading, on the applicable exchange or market, of accurate price, volume or related information in respect of, (1) stocks which then comprise 20% or more of the value of the 2005-1 REIT Portfolio, or (2) any options contracts or futures contracts relating to stocks which then comprise 20% or more of the value of the 2005-1 REIT Portfolio, or any options on such futures contracts, or (B) the cancellation or repudiation of any options contracts or futures contracts relating to stocks which then comprise 20% or more of the value of the 2005-1 REIT Portfolio on any exchange or market if, in each case, in the determination of the calculation agent, any such suspension, limitation, unavailability, cancellation or repudiation is material. For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the 2005-1 REIT Portfolio is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the 2005-1 REIT Portfolio will be based on a comparison of the portion of the value of the 2005-1 REIT Portfolio attributable to that security relative to the overall value of the 2005-1 REIT Portfolio, in each case immediately before that suspension or limitation.

Maturity Payment — Hypothetical Examples

Because the return on the notes is dependent on the ending value of the 2005-3 Dynamic Portfolio Index, and because the ending value of the 2005-3 Dynamic Portfolio Index could be a number of different values, it is not possible to present a chart or table illustrating a complete range of possible payments at maturity.

The four examples below show some hypothetical maturity payment calculations.

Example 1:    The closing value of the 2005-3 Dynamic Portfolio Index is greater than 100.00 on the fourth index business day before the maturity date, the allocation to the REIT Buy-Write Index portfolio is greater than zero and the Notional Participation Facility has been used, allowing the value of the 2005-3 Dynamic Portfolio Index to increase at a greater rate than the value of the REIT Buy-Write Index.

Initial Value:    100.00

Hypothetical Ending Value:    150.00

Hypothetical Percentage Increase in the Value of the 2005-3 Dynamic Portfolio Index from Its Initial Value:    50.00%

Maturity Payment:    $15.00 per $10 principal amount of notes

Example 2:    The closing value of the 2005-3 Dynamic Portfolio Index is greater than 100.00 on the fourth index business day before the maturity date, the allocation to the REIT Buy-Write Index portfolio is greater than zero and the Notional Participation Facility has not been used, meaning that the value of the 2005-3 Dynamic Portfolio Index increases at a similar rate as the appreciation of the REIT Buy-Write Index.

Initial Value:    100.00

Hypothetical Ending Value:    107.30

Hypothetical Percentage Increase in the Value of the 2005-3 Dynamic Portfolio Index from Its Initial Value:    7.30%

Maturity Payment:    $10.73 per $10 principal amount of notes

Example 3:    The closing value of the 2005-3 Dynamic Portfolio Index is equal to 100.00 on the fourth index business day before the maturity date.

Initial Value:    100.00

Hypothetical Ending Value:    100.00

Hypothetical Percentage Increase in the Value of the 2005-3 Dynamic Portfolio Index from Its Initial Value:    0.00%

Maturity Payment:    $10.00 per $10 principal amount of notes

Example 4:    The closing value of the 2005-3 Dynamic Portfolio Index is less than its initial value on the fourth index business day before the maturity date.

Initial Value:    100.00

Hypothetical Ending Value:    90.50

Hypothetical Percentage Decrease in the Value of the 2005-3 Dynamic Portfolio Index from Its Initial Value:    –9.50%

Maturity Payment:    $10.00 per $10 principal amount of notes, even though the value of the 2005-3 Dynamic Portfolio Index is less than 100.00

The examples are for purposes of illustration only. The actual index return amount will depend on the actual ending value determined by the calculation agent as described in this prospectus supplement. Hypothetical historical closing values for the 2005-3 Dynamic Portfolio Index are included in this prospectus supplement under “Description of the 2005-3 Dynamic Portfolio Index — Hypothetical Historical Data on the 2005-3 Dynamic Portfolio Index.”

Events of Default and Acceleration

In case an Event of Default (as defined in the accompanying prospectus) with respect to any notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the notes will be determined by the calculation agent and will equal, for each note, the maturity payment, calculated as though the maturity of the notes were the date of early repayment. See “— Payment at Maturity” above. If a bankruptcy proceeding is commenced in respect of Citigroup Global Markets Holdings, the beneficial owner of notes will not be permitted to make a claim for unmatured interest and the claim of the beneficial owner of notes will be capped at the maturity payment, calculated as though the maturity date of the notes were the date of the commencement of the proceeding, plus an additional amount of interest, calculated as though the last day of the then-current quarterly calculation period were the date of the commencement of the proceeding.

In case of default in payment at maturity of the notes, the notes shall bear interest, payable upon demand of the beneficial owners of the notes in accordance with the terms of the notes, from and after the maturity date through the date when payment of the unpaid amount has been made or duly provided for, at the rate of 5.50% per annum on the unpaid amount due.

Book-Entry System

Upon issuance, all notes will be represented by one or more fully registered global securities (the “Global Securities”). Each such Global Security will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for notes in definitive form, no Global Security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the notes through the accounts that each of these systems maintains as a participant in DTC.

A description of DTC’s procedures with respect to the Global Securities is set forth in the accompanying prospectus under “Book-Entry Procedures and Settlement.” DTC has confirmed to Citigroup Global Markets Holdings, Citigroup Global Markets Inc. and the trustee that it intends to follow such procedures.

Same-Day Settlement and Payment

Settlement for the notes will be made by Citigroup Global Markets Inc. in same-day funds. All maturity payments and all interest payments will be paid by Citigroup Global Markets Holdings in same-day funds so long as the notes are maintained in book-entry form.

Calculation Agent

The calculation agent for the notes, the 2005-3 Dynamic Portfolio Index, the REIT Buy-Write Index and the 2005-1 REIT Portfolio will be Citigroup Global Markets Inc. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Citigroup Global Markets Holdings and the holders of the notes. Because the calculation agent is an affiliate of Citigroup Global Markets Holdings, potential conflicts of interest may exist between the calculation agent and the holders of the notes, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to holders of the notes. Citigroup Global Markets Inc. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

DESCRIPTION OF THE 2005-3 DYNAMIC PORTFOLIO INDEXSM

General

The 2005-3 Dynamic Portfolio Index allocates notional investments between:

•	the REIT Buy-Write Index; and

•	either notional U.S. Treasury strips or notional discount bonds (as described below).

We refer to the notional investments in the REIT Buy-Write Index as the REIT Buy-Write Index portfolio. The value of the REIT Buy-Write Index portfolio will equal the product of (i) the number of REIT Buy-Write Index units in the REIT Buy-Write Index portfolio; and (ii) the value of one REIT Buy-Write Index unit at that time. The value of one REIT Buy-Write Index unit will equal one percent of the value of the REIT Buy-Write Index at that time.

We refer to the notional investments in the notional U.S. Treasury strips or notional discount bonds as the notional bond portfolio. The value of the notional bond portfolio at any time will equal the product of (i) the number of bond units in the notional bond portfolio at that time; and (ii) the value of one bond unit at that time. The value of one bond unit will be calculated as described below under “— The Notional Bond Portfolio.”

On March 29, 2005, the value of the 2005-3 Dynamic Portfolio Index was set to equal 100.00, with 97% allocated to notional investments in the REIT Buy-Write Index portfolio and 3% allocated to notional investments in the notional bond portfolio. The number of REIT Buy-Write Index units and notional bond portfolio units allocated to the 2005-3 Dynamic Portfolio Index will be determined on March 30, 2005, the index business day after the date the notes were priced for initial sale to the public.

The allocation of the notional investment represented by the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio and the notional bond portfolio will change during the term of the notes pursuant to a pre-determined reallocation methodology designed to maximize the 2005-3 Dynamic Portfolio Index’s participation in any appreciation in the value of the REIT Buy-Write Index while maintaining the value of the 2005-3 Dynamic Portfolio Index above 100.00 at maturity. For example, if the value of the REIT Buy-Write Index portfolio increases, the percentage of the 2005-3 Dynamic Portfolio Index allocated to the REIT Buy-Write Index portfolio may increase, which would in turn increase the participation of the 2005-3 Dynamic Portfolio Index in any further appreciation of the REIT Buy-Write Index. Using the Notional Participation Facility (as described below), the allocation to the REIT Buy-Write Index portfolio could be increased up to 150% of the value of the 2005-3 Dynamic Portfolio Index. Conversely, if the value of the REIT Buy-Write Index portfolio decreases, the percentage of the 2005-3 Dynamic Portfolio Index allocated to the REIT Buy-Write Index portfolio may decrease and the amount allocated to the notional bond portfolio may increase. Depending upon the value of the REIT Buy-Write Index portfolio, its allocation in the 2005-3 Dynamic Portfolio Index could be as low as 0% of the value of the 2005-3 Dynamic Portfolio Index, in which case the entire value of the 2005-3 Dynamic Portfolio Index will be allocated to the notional bond portfolio. If the allocation to the REIT Buy-Write Index portfolio is zero at any time during the term of the notes, it will remain zero and no interest will be paid for the remaining term of the notes. For more information on reallocation of the value of the 2005-3 Dynamic Portfolio Index, see “— Reallocation of the 2005-3 Dynamic Portfolio Index” below.

The Notional Bond Portfolio

The notional bond portfolio will comprise either notional U.S. Treasury strips or notional discount bonds. Whether the notional bond portfolio comprises notional U.S. Treasury strips or notional discount bonds will depend on whether the amount allocated to the REIT Buy-Write Index portfolio is zero or greater than zero. Notional investments in the notional bond portfolio will be made by effecting notional purchases of bond units. The value of the notional bonds comprising the notional bond portfolio is not intended to represent or indicate that any such bonds or portfolio of bonds exists, is capable of being traded or represents the obligation of any issuer (including the U.S. Treasury).

If no value of the notional bond portfolio is available on any date because of a market disruption event or otherwise, unless as deferred by the calculation agent as described above, the value of the notional bond portfolio will be the arithmetic mean, as determined by the calculation agent, of the value of the notional bond portfolio obtained from as many dealers in fixed-income securities (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent. The value of the notional bond portfolio on any day that is not an index business day will be calculated based on the value of the notional bond portfolio on the previous day and will be deducted from the value of the notional income on the notional bond portfolio on that day.

The Notional Treasury Strips

If the amount allocated to the REIT Buy-Write Index portfolio is greater than zero, each bond unit will comprise one notional U.S. Treasury strip that:

•	is denominated in U.S. dollars;

•	has a redemption amount equal to $1.00;

•	does not pay interest; and

•	matures on the fourth index business day prior to the maturity date of the notes.

If the notional bond portfolio comprises notional U.S. Treasury strips, the value of one bond unit will equal the value of one notional U.S. Treasury strip. The value of a notional U.S. Treasury strip will be determined by the calculation agent by discounting the notional redemption amount of the strip from the strip’s maturity date by the interpolated U.S. Treasury strip yield for the notional U.S. Treasury strips. The interpolated yield will be calculated by performing an interpolation between the yield for the U.S. Treasury strip with a shorter term nearest to the term of the notional U.S. Treasury strip and the yield for the U.S. Treasury strip with a longer term nearest to the term of the notional U.S. Treasury strip. As a result, the value of a bond unit will change as the value of the notional U.S. Treasury strips changes in response to changes in interest rates.

The Notional Discount Bonds

If the amount allocated to the REIT Buy-Write Index portfolio is zero, each bond unit will comprise one notional discount bond that:

•	is denominated in U.S. dollars;

•	has a redemption amount equal to $1.00;

•	matures on the fourth index business day prior to the maturity date of the notes; and

•	pays a coupon at a rate equal to 1.06% per annum daily, calculated on the basis of a 365-day year.

If the notional bond portfolio comprises notional discount bonds, the value of one bond unit will equal the value of one notional discount bond. The value of a notional discount bond will be determined by the calculation agent by discounting the notional redemption amount of the bond from the date of redemption and any remaining notional coupons on the bond until its maturity date from the expected payment dates of the remaining coupons using discount rates equal to the sum of (i) interpolated yields derived from the U.S. dollar swap rate (or U.S. dollar LIBOR rates for maturities of one year or shorter) interpolated to the maturity date of the bond and the payment dates for each of the remaining coupons; and (ii) a credit spread of 0.05%. The U.S. dollar swap rate is based upon the U.S. Treasury rate plus a credit spread commonly referred to as swap spread, as provided by Bloomberg Financial Markets or another recognized source selected by the calculation agent on that date. As a result, the value of a bond unit will change as the value of the notional discount bonds changes in response to changes in interest rates.

The notional coupons on the notional discount bonds will be reinvested in the notional bond portfolio through the notional purchase of additional bond units at the close of business on each index business day.

Calculation of the 2005-3 Dynamic Portfolio Index

The value of the 2005-3 Dynamic Portfolio Index will be calculated by Citigroup Global Markets Inc. as calculation agent. The value of the 2005-3 Dynamic Portfolio Index was set to equal 100.00 on March 29, 2005, with 97% allocated to notional investments in the REIT Buy-Write Index portfolio and 3% allocated to notional investments in the notional bond portfolio. The number of REIT Buy-Write Index units and notional bond portfolio units allocated to the 2005-3 Dynamic Portfolio Index will be determined on March 30, 2005, the index business day after the date the notes were priced for initial sale to the public. Thereafter, the value of the 2005-3 Dynamic Portfolio Index, or DPIV, on any index business day will be calculated according to the following formula:

DPIV = BWP + NBP – NPF

where:

BWP	is the value of the REIT Buy-Write Index portfolio on that index business day, net of the portion of the Dynamic Portfolio Adjustment Factor allocated to the REIT Buy-Write Index portfolio;
NBP	is the value of the notional bond portfolio on that index business day, net of the portion of the Dynamic Portfolio Adjustment Factor allocated to the notional bond portfolio. The value of the notional bond portfolio includes any additional bond units purchased through the reinvestment of coupons on notional discount bonds as described above under “Description of the 2005-3 Dynamic Portfolio Index — The Notional Bond Portfolio;” and
NPF	is the value of notional borrowed funds outstanding under the Notional Participation Facility (as described below) on that index business day.

In addition, the value of the 2005-3 Dynamic Portfolio Index will include the value of the notional income, if any, removed from the value of the REIT Buy-Write Index portfolio on the last day of a quarterly calculation period only if that notional income is to be notionally reinvested in additional REIT Buy-Write Index units at the close of business on the first index business day of the next quarterly calculation period.

The value of the 2005-3 Dynamic Portfolio Index on any day that is not an index business day will equal the value of the 2005-3 Dynamic Portfolio Index on the previous day minus the Dynamic Portfolio Adjustment Factor and the Notional Participation Facility Fee for that day calculated as provided below.

The Dynamic Portfolio Adjustment Factor

The Dynamic Portfolio Adjustment Factor will accrue daily (including any non-index business day) on the basis of a 365-day year and on any day will equal the product of (1/365) and the sum of:

(1)	0.66; and

(2)	0.75% (or 0.4% if the allocation to the REIT Buy-Write Index is zero) of the greater of 100.00 and the value of the 2005-3 Dynamic Portfolio Index at the end of the previous day, after effecting any required reallocation.

The Dynamic Portfolio Adjustment Factor will be calculated and subtracted from the REIT Buy-Write Index portfolio and the notional bond portfolio on a pro rata basis at the end of each day after effecting any reallocation on that day, commencing on March 31, 2005, the second day after the notes were priced for initial sale to the public. Subtraction of the Dynamic Portfolio Adjustment Factor will be effected by reducing the number of units in each portfolio by the number of units of that portfolio with an aggregate value as of the close of business on the previous day equal to that portfolio’s pro rata portion of the Dynamic Portfolio Adjustment Factor.

The notional value of the Dynamic Portfolio Adjustment Factor accrued and deducted will be retained by Citigroup Global Markets Holdings. Because the Dynamic Portfolio Adjustment Factor reduces the value of the 2005-3 Dynamic Portfolio Index, the return on an investment in the 2005-3 Dynamic Portfolio Index will be less than the return on a similar investment in a strategy replicating the REIT Buy-Write Index and the notional securities comprising the notional bond portfolio that did not include such a Dynamic Portfolio Adjustment

Factor. See “Risk Factors — Risk Factors Relating to the Notes — Your Return on the Notes Will Not Reflect the Return You Would Realize if You Invested Directly in a Strategy That Replicates the REIT Buy-Write Index and the Notional Securities Comprising the Notional Bond Portfolio” in this prospectus supplement.

The Notional Participation Facility

The Notional Participation Facility is a notional financing facility that permits the allocation to the REIT Buy-Write Index portfolio to exceed 100% of the value of the 2005-3 Dynamic Portfolio Index, subject to a maximum of 150%. If on any day the allocation to the REIT Buy-Write Index portfolio is greater than or equal to 150% of the value of the 2005-3 Dynamic Portfolio Index, the allocation to the REIT Buy-Write Index portfolio will not be increased that day. In addition, if on any day the Notional Participation Facility Amount is greater than or equal to 75.00, the allocation to the REIT Buy-Write Index portfolio will not be increased that day. However, no Reallocation Event in which the allocation to the REIT Buy-Write Index portfolio is decreased will occur solely because the value of the REIT Buy-Write Index is greater than or equal to 150% of the value of the 2005-3 Dynamic Portfolio Index or because the Notional Participation Facility Amount equals or exceeds 75.00.

If a reallocation would result in a Notional Participation Facility Amount greater than 75.00, only an amount equal to the difference between 75.00 and the Notional Participation Facility Amount prior to that reallocation will be available to effect that reallocation. In addition, if the Notional Participation Facility Amount exceeds 75.00 or the amount allocated to the REIT Buy-Write Index portfolio exceeds 150% of the value of the 2005-3 Dynamic Portfolio Index, no reallocation to the REIT Buy-Write Index portfolio will be effected.

The Notional Participation Facility Amount will be calculated at the end of each day prior to any reallocation to the REIT Buy-Write Index portfolio and will equal the sum of (1) notional borrowed funds outstanding under the Notional Participation Facility plus any outstanding Notional Participation Facility Fees and (2) the Notional Participation Facility Fee for that day.

The Notional Participation Facility Fee on any day equals the product of (i) (1/360); (ii) the Notional Participation Facility Amount at the end of the previous day after any reallocations effected on that day, including any outstanding Notional Participation Facility Fees; and (iii) the effective Federal Funds Rate for that day plus 1.00%. The Notional Participation Facility Fee will accrue daily and will be computed on the basis of a 360-day year. The Federal Funds Rate on any day will be the rate for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective)” and if that day is not an index business day, the rate for Federal Funds as published on the previous index business day.

Reinvestment of the Notional Income on the REIT Buy-Write Index

At the close of business on the last day of each quarterly calculation period (except for the last quarterly calculation period before maturity) and after effecting any reallocation for that day, the calculation agent will determine the notional income on the REIT Buy-Write Index. If, at that time, the value of the 2005-3 Dynamic Portfolio Index (less any notional income on the REIT Buy-Write Index), is less than or equal to 105% of the Bond Floor, then the interest payment on the notes for that quarter will be zero. Under these circumstances, the calculation agent will notionally reinvest the notional income on the REIT Buy-Write Index at the close of business on the first index business day of the next quarterly calculation period in additional REIT Buy-Write Index units at a price per unit that does not include the notional income on the REIT Buy-Write Index to be notionally reinvested (calculated as described under “Description of the REIT Buy-Write Index — Calculation of the REIT Buy-Write Index”).

Reallocation of the 2005-3 Dynamic Portfolio Index

The allocation of the notional investment represented by the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio and the notional bond portfolio will be modified if a Reallocation Event occurs. In general, reallocations of the 2005-3 Dynamic Portfolio Index are designed to maximize the 2005-3 Dynamic Portfolio Index’s participation in any appreciation in the value of the REIT Buy-Write Index while maintaining the 2005-3 Dynamic Portfolio Index above 100.00 at maturity and will be effected through the notional purchase and sale of REIT Buy-Write Index units and bond units. Reallocations of the 2005-3 Dynamic Portfolio Index may involve the notional purchase and sale of fractional REIT Buy-Write Index units and fractional bond units.

Reallocation Events

A “Reallocation Event” will occur when the ratio of (x) the difference between the value of the 2005-3 Dynamic Portfolio Index and the Bond Floor to (y) the amount of the value of the 2005-3 Dynamic Portfolio Index allocated to the REIT Buy-Write Index portfolio is less than or greater than certain predetermined ratios. This ratio is referred to as the “Gap Ratio,” as described below under “— The Gap Ratio.” In general, the allocation to the REIT Buy-Write Index portfolio may increase following increases in the value of the REIT Buy-Write Index (which increases the difference between the value of the 2005-3 Dynamic Portfolio Index and the Bond Floor). In general, the allocation to the REIT Buy-Write Index portfolio may decrease following decreases in the value of the REIT Buy-Write Index.

The calculation agent will determine whether a Reallocation Event has occurred at the beginning of each index business day up to and including the fifth index business day prior to maturity. A Reallocation Event will be deemed to have occurred if the Gap Ratio is below 15% or above 25% at the close of business on the previous index business day. For purposes of determining a Reallocation Event, the value of notional call options in the REIT Buy-Write Index will be determined using mid-market implied volatility (or the arithmetic mean of bid-side and offered-side implied volatility). See “Description of the REIT Buy-Write Index — Call Options —Valuation of Call Options” in this prospectus supplement.

The calculation agent may defer the determination of the values of the REIT Buy-Write Index portfolio and the notional bond portfolio for up to five consecutive index business days on which a market disruption event is occurring, provided that if a market disruption event occurs on the fifth index business day prior to maturity, such determination may be deferred by the calculation agent for up to two consecutive index business days. Following such a deferral period, the calculation agent will determine the values of the REIT Buy-Write Index portfolio and the notional bond portfolio. No reallocation of the value of the 2005-3 Dynamic Portfolio Index will occur on any day on which the determination of the value of the REIT Buy-Write Index portfolio and the notional bond portfolio is deferred by the calculation agent.

If the calculation agent determines that a Reallocation Event has occurred, the calculation agent will determine the Reallocation Percentage, or the percentage of the 2005-3 Dynamic Portfolio Index’s value that must be allocated to the REIT Buy-Write Index portfolio pursuant to the reallocation methodology. The Reallocation Percentage will be determined on the basis of values at the close of business on the previous index business day. At the close of business on the index business day on which a Reallocation Event has occurred, the calculation agent will reallocate the value of the 2005-3 Dynamic Portfolio Index.

Reallocations will involve notional sales and purchases of REIT Buy-Write Index units and bond units. The number of REIT Buy-Write Index units to be notionally sold or purchased will be determined by the calculation agent at the beginning of each index business day. However, those notional sales or purchases will be effected at the values (as determined by the calculation agent) of REIT Buy-Write Index units and bond units at the close of business on the date of reallocation. Any reallocation on the last day of any quarterly calculation period will be effected through the notional purchase or sale of REIT Buy-Write Index units at a price that includes the notional income on the REIT Buy-Write Index for that quarterly calculation period. Notional purchases of REIT Buy-Write Index units will be made at prices that reflect the value of notional call options determined using bid-side implied volatility and notional sales of REIT Buy-Write Index units will be made at prices that reflect the value of notional call options determined using offered-side implied volatility. See “Risk Factors — Risk Factors Relating to the 2005-3 Dynamic Portfolio Index — The Valuation of Notional Call Options for Purposes of Determining the Occurrence of a Reallocation Event Will Be Different Than the Valuation of Notional Call Options for Purposes of Effecting a Reallocation, Which Will Reduce the Value of the 2005-3 Dynamic Portfolio Index” and “Description of the REIT Buy-Write Index — Call Options — Valuation of Notional Call Options” in this prospectus supplement.

If the reallocation results in an increased percentage of the amount of the value of the 2005-3 Dynamic Portfolio Index allocated to the REIT Buy-Write Index portfolio, the reallocation will involve the notional sale of bond units and the notional purchase of REIT Buy-Write Index units with the notional proceeds of the sale. Any purchase of REIT Buy-Write Index units that cannot be effected through the sale of bond units will be effected using the Notional Participation Facility. The Notional Participation Facility Amount will be increased by the amount necessary to purchase the REIT Buy-Write Index units, subject to the cap on the Notional Participation Facility Amount as described above.

If the reallocation results in a decreased percentage of the amount of the value of the 2005-3 Dynamic Portfolio Index allocated to the REIT Buy-Write Index portfolio, the reallocation will involve the notional sale of REIT Buy-Write Index units. The notional proceeds of this sale will be used first to reduce the Notional Participation Facility Amount to zero and then to make notional purchases of bond units.

The number of REIT Buy-Write Index units and bond units in the REIT Buy-Write Index portfolio and the notional bond portfolio, respectively, will then be adjusted to reflect the units notionally sold or purchased as a result of the reallocation.

The occurrence of a Reallocation Event and the Reallocation Percentage will be determined based on the values of the 2005-3 Dynamic Portfolio Index, the REIT Buy-Write Index and the Bond Floor at the close of business on the previous index business day and any necessary reallocation will be effected at the close of business on the index business day on which the occurrence of the Reallocation Event is determined. As a result:

•	the calculation agent may determine that a Reallocation Event has occurred even if the values of the 2005-3 Dynamic Portfolio Index, the REIT Buy-Write Index and the Bond Floor at the time the reallocation is effected would not result in a Reallocation Event;

•	the 2005-3 Dynamic Portfolio Index may not participate as fully in any appreciation of the REIT Buy-Write Index that occurs between the determination of the occurrence of a Reallocation Event and the resulting reallocation as it would if the reallocation were effected immediately following determination of the Reallocation Percentage; and

•	the calculation agent may effect a greater or lesser allocation to the REIT Buy-Write Index portfolio than otherwise would be required if the occurrence of a Reallocation Event were determined by the calculation agent at the end of that index business day.

See “Risk Factors — Risk Factors Relating to the 2005-3 Dynamic Portfolio Index — The Delay Between the Determination of a Reallocation Event and Reallocation of Amounts Within the 2005-3 Dynamic Portfolio Index Could Limit the 2005-1 REIT Portfolio’s Participation in Appreciation of the REIT Buy-Write Index or Result in Reallocations That Would Be Unnecessary if Reallocations Were Determined and Effected at the Same Time” in this prospectus supplement.

Reallocation Following a 10% Decrease in the Value of the Dow Jones Composite All REIT Index

If at any point during an index business day the value of the Dow Jones Composite All REIT Index declines from its closing value on the previous index business day by 10% or more, the calculation agent, as soon as reasonably practicable, will determine the Reallocation Percentage and reallocate the value of the 2005-3 Dynamic Portfolio Index so that the percentage of the 2005-3 Dynamic Portfolio Index notionally invested in the REIT Buy-Write Index portfolio is as close as is reasonably practicable to the Reallocation Percentage, as described under “—Reallocation of the 2005-3 Dynamic Portfolio Index” above. This reallocation will be effected even if the Gap Ratio has not fallen below 15% and therefore no Reallocation Event has occurred. If the value of the Dow Jones Composite All REIT Index declines from its closing value on the previous index business day by 10% or more, the calculation agent (unless at the beginning of that index business day the value of the 2005-3 Dynamic Portfolio Index is less than 101% of the Bond Floor) will disregard any Reallocation Event that was determined to have occurred at the beginning of that index business day and will not make any reallocations with respect to that earlier determination. In addition, in determining the Reallocation Percentage and in effecting any necessary reallocation, the values of the 2005-3 Dynamic Portfolio Index, the REIT Buy-Write Index, the REIT Buy-Write Index portfolio and the Bond Floor will be their values at the time the calculation agent calculates the Reallocation Percentage.

Reallocation of All of the Value of the 2005-3 Dynamic Portfolio Index to the Notional Bond Portfolio

If the value of the 2005-3 Dynamic Portfolio Index is less than 101% of the Bond Floor at the close of business on any index business day, the entire value of the 2005-3 Dynamic Portfolio Index at the close of business on the following index business day will be reallocated to the notional bond portfolio until maturity of the notes, even if at the close of business on that day the value of the 2005-3 Dynamic Portfolio Index is greater than 101% of the Bond Floor. This allocation will be effected through a notional sale of all REIT Buy-Write Index units at their value at the close of business on the index business day the reallocation is effected. The notional proceeds from the sale of the REIT Buy-Write Index units will be first applied toward reduction of the Notional Participation Facility Amount to zero. All remaining notional proceeds, if any, will be used to purchase notional bond units at their value at the close of business on the index business day on which the reallocation is effected. If the amount allocated to the REIT Buy-Write Index portfolio falls to zero at any time, it will remain zero for the remaining term of the notes and the reallocation procedures described in this section will no longer apply. If the value of the REIT Buy-Write Index subsequently increases, the 2005-3 Dynamic Portfolio Index will not participate in any such increase. See “Risk Factors — Risk Factors Relating to the 2005-3 Dynamic Portfolio Index — A Zero Allocation to the REIT Buy-Write Index Portfolio Will Reduce Your Return on the Notes” in this prospectus supplement.

The Gap Ratio

The “Gap Ratio” is the ratio of the difference between the value of the 2005-3 Dynamic Portfolio Index and the Bond Floor and the amount of the 2005-3 Dynamic Portfolio Index allocated to the REIT Buy-Write Index portfolio. The Gap Ratio on any index business day will equal:

DPIV – BF
DPIV * BWP

where:

BF	is the Bond Floor (as described below) as determined by the calculation agent at the close of business on the previous index business day; and
BWP	is the percentage of the amount of the value of the 2005-3 Dynamic Portfolio Index allocated to the REIT Buy-Write Index portfolio at the close of business on the previous index business day, net of the Dynamic Portfolio Adjustment Factor for that day.

The Gap Ratio will change in response to changes in the value of the 2005-3 Dynamic Portfolio Index and to changes in interest rates (which affect the level of the Bond Floor and the value of the notional bond portfolio). If the Gap Ratio is below 15%, the calculation agent will decrease the allocation of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio. If the Gap Ratio is above 25%, the calculation agent will increase the allocation of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio. Assuming all other factors are held constant, in general:

•	if interest rates increase, the Bond Floor will decrease and the Gap Ratio will increase;

•	if interest rates decrease, the Bond Floor will increase and the Gap Ratio will decrease;

•	if the value of the REIT Buy-Write Index increases, the Gap Ratio will increase; and

•	if the value of the REIT Buy-Write Index decreases, the Gap Ratio will decrease.

The Reallocation Percentage

The “Reallocation Percentage” is the percentage of the 2005-3 Dynamic Portfolio Index’s value that must be allocated to the REIT Buy-Write Index portfolio upon the occurrence of a Reallocation Event or after a decline of 10% or more in the value of the Dow Jones Composite All REIT Index at any point during an index business day from its closing value on the previous index business day. The Reallocation Percentage will equal:

5.00 *	[	PDPIV – BF	]
PDPIV

where:

PDPIV	is the value of the 2005-3 Dynamic Portfolio Index at the close of business on the previous index business day, net of the Dynamic Portfolio Adjustment Factor for that day.

The Reallocation Percentage cannot be greater than 150% or less than 0%. If the Reallocation Percentage is greater than 100%, the notional borrowed funds necessary to make the notional investment in the REIT Buy-Write Index portfolio in excess of 100% of the value of the 2005-3 Dynamic Portfolio Index will be obtained from the Notional Participation Facility.

The Bond Floor

The “Bond Floor” at any time is the sum of the discounted present values of:

(1) 100.00; and

(2) the Dynamic Portfolio Adjustment Factor (based upon the amount of the Dynamic Portfolio Adjustment Factor calculated when the allocation to the REIT Buy-Write Index is zero for the purpose of this computation) for each day during the remaining term of the notes through and including the fourth index business day before maturity on a 2005-3 Dynamic Portfolio Index with a value of 100.00.

The component of the Bond Floor equal to 100.00 will be discounted from the fourth index business day before maturity. The component of the Bond Floor equal to the value of the Dynamic Portfolio Adjustment Factor for each day during the remaining term of the notes through and including the fourth index business day before maturity will be discounted from the day that the Dynamic Portfolio Adjustment Factor will be calculated and deducted. The calculation agent will calculate the discount rate:

•	in respect of the component of the Bond Floor equal to 100.00, using the interpolated yield derived from the U.S. dollar swap rate curve (or U.S. dollar LIBOR rates for maturities of one year or shorter) interpolated to the fourth index business day prior to the maturity date; and

•	in respect of the component of the Bond Floor equal to the value of the Dynamic Portfolio Adjustment Factor on a 2005-3 Dynamic Portfolio Index with a value of 100.00, using the interpolated yields derived from the U.S. dollar swap rate curve (or U.S. dollar LIBOR rates for maturities of one year or shorter) interpolated based upon the expected timing of the calculation of the Dynamic Portfolio Adjustment Factor plus a credit spread of 0.05%, with such discount rate as provided by Bloomberg Financial Markets or another recognized source selected by the calculation agent on that date. Accordingly, the Bond Floor will increase in response to decreases in interest rates and will decrease in response to increases in interest rates.

If no value of the Bond Floor is available on any date because of a market disruption event or otherwise, unless deferred by the calculation agent as described above, the value of the Bond Floor will be the arithmetic mean, as determined by the calculation agent, of the value of the Bond Floor obtained from as many dealers in fixed-income securities (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent.

Reallocation Events — Hypothetical Examples

The following are seven hypothetical examples of the effects of Reallocation Events. These hypothetical examples assume that: (i) purchases and sales of REIT Buy-Write Index units to effect reallocations are at prices that reflect the value of notional call options determined using mid-market implied volatility; and (ii) the value of the 2005-3 Dynamic Portfolio Index does not change between the determination of a Reallocation Event and the subsequent reallocation.

Example 1: A Reallocation Event Requires the Entire Value of the 2005-3 Dynamic Portfolio Index to Be Allocated to the REIT Buy-Write Index Portfolio

A Reallocation Event requires the entire value of the 2005-3 Dynamic Portfolio Index to be allocated to the REIT Buy-Write Index portfolio, but without using the Notional Participation Facility.

Before Reallocation:

Value of the 2005-3 Dynamic Portfolio Index:    107.94

Bond Floor:    86.35

Gap Ratio:    25.64%

Amount Allocated to REIT Buy-Write Index Portfolio:    84.19

Amount Allocated to Notional Bond Portfolio:    23.75

Notional Participation Facility Amount:    0.00

After Reallocation:

Value of the 2005-3 Dynamic Portfolio Index:    107.94

Bond Floor:    86.35

Reallocation Percentage:    100%

Amount Allocated to REIT Buy-Write Index Portfolio:    107.94

Amount Allocated to Notional Bond Portfolio:    0.00

Notional Participation Facility Amount:    0.00

Example 2: A Reallocation Event Requires the Use of the Notional Participation Facility to Increase the Allocation to the REIT Buy-Write Index Portfolio to Greater Than 100% of the Value of the 2005-3 Dynamic Portfolio Index

A Reallocation Event requires reallocation of more than the entire value of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio. Because the Reallocation Percentage is greater than 100%, the Notional Participation Facility must be used.

Before Reallocation:

Value of the 2005-3 Dynamic Portfolio Index:    110.00

Bond Floor:    86.35

Gap Ratio:    27.42%

Amount Allocated to REIT Buy-Write Index Portfolio:    86.25

Amount Allocated to Notional Bond Portfolio:    23.75

Notional Participation Facility Amount:    0.00

After Reallocation:

Value of the 2005-3 Dynamic Portfolio Index:    110.00

Bond Floor:    86.35

Reallocation Percentage:    107.50%

Amount Allocated to REIT Buy-Write Index Portfolio:    118.25

Amount Allocated to Notional Bond Portfolio:    0.00

Notional Participation Facility Amount:    8.25

Example 3: A Reallocation Event Requires the Use of the Notional Participation Facility to Increase the Allocation to the REIT Buy-Write Index Portfolio to Approximately 150% of the Value of the 2005-3 Dynamic Portfolio Index

A Reallocation Event requires allocation of more than the entire value of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio. Because the Reallocation Percentage is approximately 150%, a substantial portion of the Notional Participation Facility must be used.

Before Reallocation:

Value of the 2005-3 Dynamic Portfolio Index:    123.35

Bond Floor:    86.35

Gap Ratio:    26.50%

Amount Allocated to REIT Buy-Write Index Portfolio:    139.60

Amount Allocated to Notional Bond Portfolio:    0.00

Notional Participation Facility Amount:    16.25

After Reallocation:

Value of the 2005-3 Dynamic Portfolio Index:    123.35

Bond Floor:    86.35

Reallocation Percentage:    149.98%

Amount Allocated to REIT Buy-Write Index Portfolio:    185.00

Amount Allocated to Notional Bond Portfolio:    0.00

Notional Participation Facility Amount:    61.65

Example 4: A Reallocation Event Requires the Allocation to the REIT Buy-Write Index Portfolio to Be Reduced and the Reduction of the Notional Participation Facility to Zero Before Increasing the Allocation to the Notional Bond Portfolio

A Reallocation Event requires the allocation of the value of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio to be reduced. The Notional Participation Facility Amount must be reduced to zero before any reallocation to the notional bond portfolio can be effected.

Before Reallocation:

Value of the 2005-3 Dynamic Portfolio Index:    101.25

Bond Floor:    86.35

Gap Ratio:    13.61%

Amount Allocated to REIT Buy-Write Index Portfolio:    109.50

Amount Allocated to Notional Bond Portfolio:    0.00

Notional Participation Facility Amount:    8.25

After Reallocation:

Value of the 2005-3 Dynamic Portfolio Index:    101.25

Bond Floor:    86.35

Reallocation Percentage:    73.58%

Amount Allocated to REIT Buy-Write Index Portfolio:    74.50

Amount Allocated to Notional Bond Portfolio:    26.75

Notional Participation Facility Amount:    0.00

Example 5: A Reallocation Event Requires the Allocation to the REIT Buy-Write Index Portfolio to Be Reduced

A Reallocation Event requires the allocation of the value of the 2005-3 Dynamic Portfolio Index to the REIT Buy-Write Index portfolio to be reduced.

Before Reallocation:

Value of the 2005-3 Dynamic Portfolio Index:    97.00

Bond Floor:    86.35

Gap Ratio:    11.80%

Amount Allocated to REIT Buy-Write Index Portfolio:    90.25

Amount Allocated to Notional Bond Portfolio:    6.75

Notional Participation Facility Amount:    0.00

After Reallocation:

Value of the 2005-3 Dynamic Portfolio Index:    97.00

Bond Floor:    86.35

Reallocation Percentage:    54.90%

Amount Allocated to REIT Buy-Write Index Portfolio:    53.25

Amount Allocated to Notional Bond Portfolio:    43.75

Notional Participation Facility Amount:    0.00

Example 6: A Reallocation Event Requires the Allocation to the REIT Buy-Write Index Portfolio to Be Zero

A Reallocation Event requires reallocation of the entire value of the 2005-3 Dynamic Portfolio Index to the notional bond portfolio. Because the allocation to the REIT Buy-Write Index portfolio is zero, the total value of the 2005-3 Dynamic Portfolio Index will remain allocated to the notional bond portfolio for the remaining term of the notes.

Before Reallocation:

Value of the 2005-3 Dynamic Portfolio Index:    86.35

Bond Floor:    86.35

Gap Ratio:    0.00%

Amount Allocated to REIT Buy-Write Index Portfolio:    59.60

Amount Allocated to Notional Bond Portfolio:    26.75

Notional Participation Facility Amount:    0.00

After Reallocation:

Value of the 2005-3 Dynamic Portfolio Index:    86.35

Bond Floor:    86.35

Reallocation Percentage:    0.00%

Amount Allocated to REIT Buy-Write Index Portfolio:    0.00

Amount Allocated to Notional Bond Portfolio:    86.35

Notional Participation Facility Amount:    0.00

Example 7: The Value of the 2005-3 Dynamic Portfolio Index is Less Than 101% of the Value of the Bond Floor, Requiring the Allocation to the REIT Buy-Write Index Portfolio to Be Zero

Because the value of the 2005-3 Dynamic Portfolio Index is less than 101% of the value of the Bond Floor, the entire value of the 2005-3 Dynamic Portfolio Index must be reallocated to the notional bond portfolio. Because the allocation to the REIT Buy-Write Index portfolio is zero, the total value of the 2005-3 Dynamic Portfolio Index will remain allocated to the notional bond portfolio for the remaining term of the notes.

Before Reallocation:

Value of the 2005-3 Dynamic Portfolio Index:    87.20

Bond Floor:    86.35

Gap Ratio:    1.41%

Amount Allocated to REIT Buy-Write Index Portfolio:    60.45

Amount Allocated to Notional Bond Portfolio:    26.75

Notional Participation Facility Amount:    0.00

After Reallocation:

Value of the 2005-3 Dynamic Portfolio Index:    87.20

Bond Floor:    86.35

Reallocation Percentage:    4.87%

Amount Allocated to REIT Buy-Write Index Portfolio:    0.00

Amount Allocated to Notional Bond Portfolio:    87.20

Notional Participation Facility Amount:    0.00

Hypothetical Historical Data on the 2005-3 Dynamic Portfolio Index

The following table sets forth the hypothetical historical closing values of the 2005-3 Dynamic Portfolio Index on the last business day of each month, commencing in January 1999 and ending in January 2005, each calculated as if the 2005-3 Dynamic Portfolio Index had been created on January 31, 1999 with an initial value of 100.00. For purposes of calculating these hypothetical historical closing values, the stocks underlying the 2005-1 REIT Portfolio initially and as of each annual reconstitution during the period from January 1999 to January 2005 were selected from the stocks comprising the RCI as of January 31, 2005, and do not reflect any composition of the RCI prior or subsequent to January 31, 2005. The hypothetical historical values below assume that the 2005-1 REIT Portfolio was created with an initial value of 100.00 on January 31, 1999, by applying the selection criteria for the 2005-1 REIT Portfolio as set forth below in “Description of the 2005-1 REIT Portfolio — Initial Selection of the Underlying Stocks,” subject to the exceptions described below. The calculation agent performed each annual reconstitution and rebalancing of the 2005-1 REIT Portfolio by applying the criteria as set forth below in “Description of the 2005-1 REIT Portfolio — Annual Reconstitution and Rebalancing of the 2005-1 REIT Portfolio,” subject to the exceptions described below. When creating and reconstituting the 2005-1 REIT Portfolio as described above, the calculation agent did not apply (1) the 4.5% notional investment cap and “domestically-controlled REIT” requirement, both as described below in “Description of the 2005-1 REIT Portfolio — Initial Selection of the Underlying Stocks;” and (2) the 8% beneficial ownership cap as described below in “Description of the 2005-1 REIT Portfolio — Adjustments to the Portfolio Composition Ratios — Other Adjustments.” The hypothetical historical closing values reflect a zero allocation to the REIT Buy-Write Index portfolio beginning on July 16, 2002 and continuing through January 31, 2005. In addition, these hypothetical historical closing values assume a maturity of the notes of six years, which may be different than the actual maturity of the notes. The hypothetical historical closing values set forth below in the table, the historical data used by the calculation agent and the calculations used to determine those values have not been reviewed or verified by an independent third party. These hypothetical historical closing values should not be taken as an indication of the actual composition of the 2005-3 Dynamic Portfolio Index as of March 29, 2005, the date the notes were priced for initial sale to the public, or the future performance of the 2005-3 Dynamic Portfolio Index. These hypothetical historical closing values reflect any required notional reinvestment of the notional income on the REIT Buy-Write Index in additional REIT Buy-Write Index units at the close of business on the last day of each hypothetical quarterly calculation period. However, notional reinvestment of the notional income on the REIT Buy-Write Index during the term of the notes will occur at the close of business on the first index business day of each quarterly calculation period. Further, in limited circumstances, the historical data used by the calculation agent in calculating the hypothetical historical closing values below did not include information sufficient to price notional call options with respect to certain stocks in the 2005-1 REIT Portfolio during several quarterly calculation periods. As a result, the hypothetical historical closing values set forth below are different than they would be if the calculation agent used historical data from a different source to calculate those values or if the historical data used by the calculation agent provided information sufficient to allow the calculation agent to price notional call options on such stocks on each index business day of each quarterly calculation period. In addition, these hypothetical historical closing values assume that reallocations are effected through notional purchases and sales of REIT Buy-Write Index units at prices that reflect the value of notional call options determined using mid-market implied volatility (or the arithmetic mean of bid-side and offered-side implied volatility). However, actual reallocations will be effected through:

•	notional purchases of REIT Buy-Write Index units at prices that reflect the value of notional call options determined using bid-side implied volatility; and

•	notional sales of REIT Buy-Write Index units at prices that reflect the value of notional call options determined using offered-side implied volatility.

See “Description of the REIT Buy-Write Index — Call Options — Valuation of Call Options” in this prospectus supplement. Further, these hypothetical historical closing values assume that during the period from January 1999 through January 2005 the RCI did not at any point during any index business day decline from its closing value on the previous index business day by 10% or more. See “Description of the 2005-3 Dynamic Portfolio Index — Reallocation of the 2005-3 Dynamic Portfolio Index — Reallocation Following a 10% Decrease in the Value of the Dow Jones Composite All REIT Index” in this prospectus supplement.

	1999	2000	2001	2002	2003	2004	2005
January	100.00	83.70	92.37	94.09	99.67	100.89	100.91
February	99.39	82.46	92.01	94.75	100.17	100.99
March	99.47	84.86	92.73	93.66	100.35	101.03
April	101.07	85.62	92.04	94.81	100.48	100.78
May	102.07	85.71	92.81	95.20	100.88	100.65
June	102.27	87.13	93.76	96.24	100.92	100.45
July	93.19	91.02	94.69	97.00	100.47	100.63
August	92.72	89.14	95.94	97.80	100.41	100.70
September	88.46	91.20	94.54	98.90	100.88	100.69
October	85.22	88.23	94.91	99.08	100.63	100.72
November	84.21	89.63	94.79	98.49	100.59	100.76
December	85.68	92.90	94.73	99.72	100.83	100.83

DESCRIPTION OF THE REIT BUY-WRITE INDEXSM

General

The REIT Buy-Write Index will be established on March 30, 2005 with an initial value of 100.00 and is designed to track the performance of a hypothetical “buy-write” strategy on the stocks underlying the 2005-1 REIT Portfolio. A buy-write strategy on a portfolio is an investment strategy in which an investor:

•	buys the stocks underlying the portfolio; and

•	writes (or sells) call options on those stocks with strike prices fixed at approximately 104% of the prices of those stocks when the options are priced.

A buy-write strategy provides income from option premiums, or the value of the option when it is priced, helping to offset losses if there is a decline in the prices of the stocks to which the options relate. However, the strategy limits participation in appreciation of a stock beyond the option’s strike price. Thus, in a period of significant stock market increases, a buy-write strategy will tend to produce lower returns than ownership of common stock. See “Risk Factors — Risk Factors Relating to the REIT Buy-Write Index — The Appreciation of the REIT Buy-Write Index Will Be Capped Due to the Buy-Write Strategy” in this prospectus supplement.

The REIT Buy-Write Index is based on a notional purchase of the stocks underlying the 2005-1 REIT Portfolio and notional sales of call options on each of those stocks on a quarterly basis. The notional call options included in the REIT Buy-Write Index are not intended to represent or indicate that any such options exist or are capable of being traded. For more information about the notional call options, see “— Call Options” below.

Please note that an investment in the notes does not entitle you to any dividends, voting rights, option premiums or any other ownership interest in respect of the securities included in the REIT Buy-Write Index.

Calculation of the REIT Buy-Write Index

General

The value of the REIT Buy-Write Index is calculated at the close of business on each day by Citigroup Global Markets Inc. as calculation agent. The value of the REIT Buy-Write Index will be set to equal 100.00 on March 30, 2005, the date the REIT Buy-Write Index will be established.

The value of the REIT Buy-Write Index, or BWIV, on each index business day will be determined according to the following formula:

BWIV = ITPV – NCOAV + BWNI

where:

ITPV	is the value of the 2005-1 REIT Portfolio;
NCOAV	is the sum of the values of the notional call options relating to the stocks underlying the 2005-1 REIT Portfolio; and
BWNI	is the then-current notional income on the REIT Buy-Write Index for that quarterly calculation period.

The notional income on the REIT Buy-Write Index will be calculated in accordance with the following formula:

BWNI = CTNI – BWAF

where:

CTNI	is the then-current total notional income for all of the stocks underlying the 2005-1 REIT Portfolio for each index business day in the quarterly calculation period through and including that index business day; and
BWAF	is the sum of the REIT Buy-Write Adjustment Factor (as described below) removed from CTNI on each calendar day for that quarterly calculation period through and including that index business day.

The value of the REIT Buy-Write Index on any day that is not an index business day will equal the value of the REIT Buy-Write Index on the previous day minus the REIT Buy-Write Adjustment Factor for that day.

The notional income, or NI, for each stock underlying the 2005-1 REIT Portfolio on each index business day during each calculation period will be calculated in accordance with the following formula:

NI = PCR * (AD + NCOP)

where:

PCR	is the portfolio composition ratio for that stock, or the number of shares of that stock indicated in, if any, the 2005-1 REIT Portfolio on each index business day subject to adjustments as described in “Description of the 2005-1 REIT Portfolio — Adjustments to the Portfolio Composition Ratios” in this prospectus supplement;
AD	is the cash dividend, if any, per share in respect of that stock on that index business day if that day is the ex-dividend date for that dividend and is not the first day of a quarterly calculation period; and
NCOP	is the notional call option premium on the day the notional call option is priced.

The value of a cash dividend or distribution will be included in the notional income on the REIT Buy-Write Index (and thus the value of the REIT Buy-Write Index) at the close of business on the ex-dividend date for that dividend or distribution. The value of premiums in respect of notional call options will be included in the notional income on the REIT Buy-Write Index (and thus the value of the REIT Buy-Write Index) at the close of business on the day on which the notional call option is priced.

If any notional call option has a value greater than zero at expiration, the value of that option will be removed from the value of the REIT Buy-Write Index at the close of business on the day the option expires. In order to preserve the continuity of the value of the REIT Buy-Write Index following any such removal, the value of the related stock in the 2005-1 REIT Portfolio (and thus value of the REIT Buy-Write Index) will at the same time be reduced by an amount equal to the value of the option at expiration. This reduction will be effected by decreasing the portfolio composition ratio of the related stock in the 2005-1 REIT Portfolio by an amount that, when multiplied by the closing price of the related stock on the last index business day of the quarterly calculation period, equals the value of the notional option at expiration. The reduction of the portfolio composition ratio of an underlying stock under these circumstances will reduce the value of the underlying stock in the 2005-1 REIT Portfolio and will therefore reduce the value of the 2005-1 REIT Portfolio. Because these reductions will have the effect of ensuring the continuity of the value of the REIT Buy-Write Index, they will not result in Reallocation Events. The reduced portfolio composition ratio will be used to calculate the value of the 2005-1 REIT Portfolio, and thus the value of the REIT Buy-Write Index, on the following index business day. For more information on the reduction of portfolio composition ratios under these circumstances, see “Description of the 2005-1 REIT Portfolio — Adjustments to the Portfolio Composition Ratios — Reductions at the End of a Quarterly Calculation Period” in this prospectus supplement.

Because each REIT Buy-Write Index unit equals one percent of the value of the REIT Buy-Write Index, the notional income on each REIT Buy-Write Index unit will equal one percent of the notional income on the REIT Buy-Write Index.

The notional income on the REIT Buy-Write Index will be removed from the value of the REIT Buy-Write Index at the close of business on the last day of the related quarterly calculation period. The notional income on the REIT Buy-Write Index will be zero until notional call options are priced during the following quarterly calculation period or until the next ex-dividend date for an underlying stock. The removal of dividends and notional call options will reduce the value of the REIT Buy-Write Index and may therefore cause a Reallocation Event in which the allocation to the REIT Buy-Write Index portfolio is reduced, even if the prices of the stocks underlying the REIT Buy-Write Index have not fallen. For risks associated with the occurrence of a Reallocation Event under these circumstances, see “Risk Factors — Risk Factors Relating to the REIT Buy-Write Index — The Removal of the Value of Notional Income on the REIT Buy-Write Index Will Reduce the Value of the REIT Buy-Write Index Portfolio at the End of Each Quarterly Calculation Period and May Cause a Reallocation Event.”

If no value (including a closing value) of the REIT Buy-Write Index is available on any date because of a market disruption event or otherwise, unless deferred by the calculation agent as described above, the calculation agent will determine the values of the components of the REIT Buy-Write Index as follows:

•	the value of any stock underlying the 2005-1 REIT Portfolio for which no value is available will be the arithmetic mean, as determined by the calculation agent, of the value of that stock obtained from as many dealers in equity securities (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent; and

•	the value of any notional call option related to a stock underlying the 2005-1 REIT Portfolio for which no value is available will be the arithmetic mean, as determined by the calculation agent, of the value of that option obtained from as many dealers in options (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent.

The REIT Buy-Write Adjustment Factor

The “REIT Buy-Write Adjustment Factor” will accrue daily on the basis of a 365-day year, beginning on March 31, 2005, two index business days after the notes were priced for initial sale to the public. The REIT Buy-Write Adjustment Factor, or BWAF, will be calculated and subtracted from the notional income on the REIT Buy-Write Index at the end of each day prior to effecting any reallocation that day and will be calculated according to the following formula:

BWAF = PBWV * BWAFP * (1 / 365)

where:

PBWV	is the value of the REIT Buy-Write Index at the end of the preceding day; and
BWAFP	is the REIT Buy-Write Adjustment Factor Percentage, which equals 1.65%.

The value of the REIT Buy-Write Adjustment Factor for any quarterly calculation period will not exceed the value of the notional income on the REIT Buy-Write Index for that quarterly calculation period. The value of the REIT Buy-Write Adjustment Factor on any day that is not an index business day will be calculated based on the value of the REIT Buy-Write Index on the previous day and will be deducted from the value of the notional income on the REIT Buy-Write Index on that day. The value of the REIT Buy-Write Adjustment Factor calculated for the period beginning on each March 29, beginning in 2006, and ending on and including the first index business day of the quarterly calculation period for the annual reconstitution and rebalancing of the 2005-1 REIT Portfolio will be subtracted from the notional income on the second index business day of such quarterly calculation period in addition to the amount accrued on such date.

The notional value of the REIT Buy-Write Adjustment Factor accrued and deducted will be retained by Citigroup Global Markets Holdings. Because the REIT Buy-Write Adjustment Factor reduces the value of the REIT Buy-Write Index, the return on an investment in the buy-write strategy represented by the REIT Buy-Write Index will be less than the return on a buy-write strategy on the 2005-1 REIT Portfolio that did not include such an REIT Buy-Write Adjustment Factor. See “Risk Factors — Risk Factors Relating to the Notes — Your Return on the Notes Will Not Reflect the Return You Would Realize if You Invested Directly in a Strategy That Replicates the REIT Buy-Write Index and the Notional Securities Comprising the Notional Bond Portfolio” in this prospectus supplement.

Call Options

Terms of Notional Call Options

The calculation agent will price notional cash-settled call options relating to shares of each of the stocks underlying the 2005-1 REIT Portfolio on a quarterly basis, except in the circumstances described below. The notional call options for the first quarterly calculation period will price on March 31, 2005 (which is the second index business day of that quarterly calculation period), and the notional call options for each quarterly calculation period corresponding to the annual reconstitution and rebalancing of the 2005-1 REIT Portfolio will be priced on the second index business day of each quarterly calculation period. The notional call options relating to each underlying stock will correlate to the number of shares of that underlying stock used to calculate the 2005-1 REIT Portfolio on the day the options are priced. For more information about the number of shares of an underlying stock used to calculate the 2005-1 REIT Portfolio, see “Description of the 2005-1 REIT Portfolio — Calculation of the 2005-1 REIT Portfolio” in this prospectus supplement.

Each notional call option will:

•	expire on the last index business day of the quarterly calculation period;

•	be automatically settled on the last index business day of the quarterly calculation period if the closing price of the underlying stock on that day exceeds the strike price; and

•	have a strike price equal to approximately 104% of the closing price of the underlying stock on the day the notional call option is priced.

The calculation agent (or any of its subsidiaries or affiliates) will seek quotations for premiums for the notional call option from as many dealers in options (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding five such dealers, as will make such bid prices available to the calculation agent. The premium for the notional call option will equal the highest premium quoted by these dealers and the value of this notional call option and the related premium will be included in the value of the REIT Buy-Write Index at the close of business on the day the notional call option is priced.

In seeking premiums from dealers in options in respect of notional call options relating to any of the underlying stocks, the calculation agent may reject any premium that does not meet the requirements for notional call options stated above or that relates to a number of shares of the related underlying stock that is different than the number of shares of that stock used to calculate the 2005-1 REIT Portfolio at the close of business on the index business day prior to the date on which the options are priced.

The closing price of any common stock underlying the 2005-1 REIT Portfolio on any date will be (1) if the common stock is listed on a national securities exchange on that date of determination, the last reported sale price, regular way, of the principal trading session on that date on the principal U.S. exchange on which the common stock is listed or admitted to trading, (2) if the common stock is not listed on a national securities exchange on that date of determination, or if the last reported sale price on such exchange is not obtainable (even if the common stock is listed or admitted to trading on such exchange), and the common stock is quoted on the Nasdaq National Market, the last reported sale price of the principal trading session on that date as reported on the Nasdaq, and (3) if the common stock is not quoted on the Nasdaq on that date of determination, or if the last reported sale price on the Nasdaq is not obtainable (even if the common stock is quoted on the Nasdaq), the last reported sale price of the principal trading session on the over-the-counter market on that date as reported on the OTC Bulletin Board, the National Quotation Bureau or a similar organization. If no reported sale price of the principal trading session is available pursuant to clauses (1), (2) or (3) above or if there is a market disruption event, the trading price on any date of determination, unless deferred by the calculation agent as described above, will be the arithmetic mean, as determined by the calculation agent, of the bid prices of the common stock obtained from as many dealers in such stock (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such bid prices available to the calculation agent. A security “quoted on the Nasdaq National Market” will include a security included for listing or quotation in any successor to such system and the term “OTC Bulletin Board” will include any successor to such service.

If during any quarterly calculation period the calculation agent removes one of the stocks underlying the 2005-1 REIT Portfolio all outstanding notional call options in respect of that stock will be treated as terminated at the close of business on the day on which the underlying stock is removed. At that time, the value of the shares of the removed stock in the 2005-1 REIT Portfolio, less the value, if any, of the notional call options in respect of that stock, will be reallocated to notional investments in shares (or fractional shares) of the remaining underlying stocks. The amount allocated to notional investments in respect of each remaining underlying stock will be in proportion to the percentage of the value of each remaining underlying stock relative to the value of the 2005-1 REIT Portfolio (less the value of the removed stock) at the close of business on the index business day on which the underlying stock is removed. See “Description of the 2005-1 REIT Portfolio — Adjustments to the Portfolio Composition Ratios — Dilution Adjustments” in this prospectus supplement. The calculation agent will determine the terms of a new notional call option in respect of each additional share (or fractional share) as described above in “— Call Options — Terms of Notional Call Options.” The premium on each additional notional call option will be included in the value of the REIT Buy-Write Index at the close of business on the day the option is priced and will be included in the notional income on the REIT Buy-Write Index for that quarterly calculation period.

The terms of the notional call options will provide for adjustments to reflect the occurrence of a corporate or other similar event affecting an underlying stock (such as, for example, a merger or other corporate combination or a stock split or reverse stock split).

Valuation of Notional Call Options

The mark-to-market value of each notional call option, or NCOV, will be determined by the calculation agent at the close of business on each index business day in accordance with a Black-Scholes option pricing formula:

NCOV = [S * N(d1) * e – (Rd* t)] – [E * N(d2) * e – (Ri*t)]

where:

S	is the closing price of the related stock as of the time the notional call option is valued;
N	is the cumulative normal distribution function (a fixed statistical function), which determines the probability of a variable falling within a given range under specified conditions;
d1	is ln (S/E) + [ (Ri – Rd) + (s2/2) ] * t ;
s *
E	is the strike price of the notional call option (equal to approximately 104% of the closing prices of the underlying stocks when the options are priced);
d2	is d1 – [s * ];
e	is the constant that is the base of the natural logarithm, which equals approximately 2.71828;
Rd	is the computed continuously compounded annualized current dividend yield on the related stock;
Ri	is the U.S. dollar interest rate as of the time the notional call option is valued, converted into a continuously compounded rate;
t	is the time until the expiration of the notional call option as a percentage of one year;
ln	is the natural logarithm function; and
s	is the implied volatility of the related stock (determined by the calculation agent as described below).

At the time the notional call option is priced, the U.S. dollar interest rate will equal the U.S. dollar LIBOR rate as calculated and published at that time by Bloomberg Financial Markets, or another recognized source selected by the calculation agent at that time, based on the time to maturity of that notional call option. During the remaining term of the notional call option, the interest rate will equal the published interest rate for a term identical to the remaining term of the notional call option. If an interest rate for a term identical to the remaining term of the notional call option is not published, the calculation agent will determine the interest rate used to compute the value of an option by interpolating between the published rate for a shorter term nearest to the term of the notional call option and the published rate for a longer term nearest to the term of the notional call option. All interest rates will be converted by the calculation agent into a rate compounded on a continuous basis.

The annualized current dividend yield for the stock on which the option is priced will be calculated on any index business day by taking the ordinary dividend or dividends (regular cash dividends only and excluding any non-cash dividends or distributions as well as any special cash or capital gains related cash distributions as indicated on Bloomberg using the function “DVD” or any successor function) historically paid by the issuer on that stock during the most recent period corresponding to the current quarterly calculation period (or if the issuer of the stock has publicly disclosed that the ex-dividend date of any cash dividend payable, including special cash and capital gains related cash distributions unless such cash distribution or distributions is deemed by the Options Clearing Corporation as a “Special Cash Dividend” for the purpose of computing the implied volatility of that stock only but excluding any non-cash dividends or distributions, is at least one day after the first index business day (or the second index business day for quarterly calculation periods corresponding to each annual reconstitution and rebalancing) of the quarterly calculation period in which the notional call option is being priced will be a different amount than the most recent corresponding historical dividend or dividends, the amount publicly disclosed by the issuer) divided by the closing price of that stock on the principal U.S. exchange or market on that day and annualizing (based on a 365-day year) the result to the end of that quarterly calculation period. The annualized current dividend yield for any stock on which an option is priced will be zero:

•	for the remainder of each quarterly calculation period following the ex-dividend date for that stock corresponding to the final ex-dividend date in the most recent period corresponding to the current quarterly calculation period; and

•	in each quarterly calculation period in which an ordinary dividend has not been payable historically (because the dividend is payable annually, semiannually or otherwise),

in either case, unless and until the issuer of that stock publicly discloses a dividend payable during the remainder of that quarterly calculation period, in which case the annualized current dividend yield will be calculated using the amount publicly disclosed by the issuer.

The implied volatility of the relevant stock on any index business day is:

•	when notionally purchasing REIT Buy-Write Index units, the bid-side implied volatility;

•	when notionally selling REIT Buy-Write Index units, the offered-side implied volatility; and

•	under all other circumstances, the mid-market implied volatility (i.e., the arithmetic mean of the bid-side and offered-side implied volatility)

of the relevant stock as determined by the calculation agent by interpolating from the implied volatility surface for the most comparable call options listed on the American Stock Exchange, the Chicago Board Options Exchange, the International Securities Exchange, the Pacific Exchange or the Philadelphia Stock Exchange (or any successor to any such exchange or any substitute exchange or quotation system to which the listing of comparable call options has temporarily relocated, as determined by the calculation agent) on the relevant stock as determined by the calculation agent in accordance with the Cox-Ross-Rubinstein option pricing model, taking into account the nearest strike price and maturity and using the U.S. dollar interest rate and dividend yield determined as described above.

If no value of a notional call option is available on any date because of a market disruption event, because the calculation agent determines that the market for the listed options described above is not sufficiently liquid (based upon factors including, but not limited to, the time elapsed since the last trade in options relating to that stock, the size of the open interest in call options with related strike prices and maturities relating to that stock and the size of the bid-offer relative to the number of notional options related to that stock to be priced on that day in respect of the notes then outstanding) for the purpose of calculating the implied volatility of any notional call option or otherwise, or if the reported prices for the listed options described above contain or are the result of manifest error, unless deferred by the calculation agent as described below, the value of such notional call option will be the arithmetic mean, as determined by the calculation agent, of the value of such option obtained from as many dealers in options (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent.

The calculation agent may defer the determination of the values of the notional call options for up to five consecutive index business days on which a market disruption event is occurring, provided that if a market disruption event occurs on the fifth index business day prior to maturity, such determination may be deferred by the calculation agent for up to two consecutive index business days. Following such a deferral period, the calculation agent will determine the values of the notional call options. No determination of the value of the REIT Buy-Write Index or reallocation of the value of the 2005-3 Dynamic Portfolio Index will occur on any day the determination of the values of the notional call options is deferred by the calculation agent.

Hypothetical Historical Data on the REIT Buy-Write Index

The following table sets forth the hypothetical historical closing values of the REIT Buy-Write Index on the last business day of each month from January 1999 to January 2005, each calculated as if the REIT Buy-Write Index had been created on January 31, 1999 with an initial value of 100.00. For purposes of calculating the hypothetical historical closing values of the REIT Buy-Write Index, the stocks underlying the 2005-1 REIT Portfolio initially and as of each annual reconstitution during the period from January 1999 to January 2005 were selected from the stocks comprising the RCI as of January 31, 2005 and do not reflect any composition of the RCI prior or subsequent to January 31, 2005. The hypothetical historical values below assume that the 2005-1 REIT Portfolio was created with an initial value of 100.00 on January 31, 1999, by applying the selection criteria for the 2005-1 REIT Portfolio as set forth below in “Description of the 2005-1 REIT Portfolio — Initial Selection of the Underlying Stocks,” subject to the exceptions described below. The calculation agent performed each annual reconstitution and rebalancing of the 2005-1 REIT Portfolio by applying the criteria as set forth below in “Description of the 2005-1 REIT Portfolio — Annual Reconstitution and Rebalancing of the 2005-1 REIT Portfolio,” subject to the exceptions described below. When creating and reconstituting the 2005-1 REIT Portfolio as described above, the calculation agent did not apply (1) the 4.5% notional investment cap and “domestically-controlled REIT” requirement, both as described below in “Description of the 2005-1 REIT Portfolio — Initial Selection of the Underlying Stocks;” and (2) the 8% beneficial ownership cap as described below in “Description of the 2005-1 REIT Portfolio — Adjustments to the Portfolio Composition Ratios —Other Adjustments.” These hypothetical historical closing values do not reflect the actual composition of the REIT Buy-Write Index as of March 29, 2005, the date the notes were priced for initial sale to the public, nor should these hypothetical historical closing values be taken as an indication of the future performance of the REIT Buy-Write Index. The hypothetical historical closing values set forth below in the table, the historical data used by the calculation agent and the calculations used to determine those values have not been reviewed or verified by an independent third party. The calculations used to determine the hypothetical historical closing values set forth below contain certain necessary estimates and approximations that will not be reflected in the actual calculation of the value of the REIT Buy-Write Index during the term of the notes. As a result, the hypothetical historical closing values set forth below may be different than they would be if those estimates and approximations were not necessary in order to calculate the hypothetical historical closing values of the REIT Buy-Write Index. Further, in limited circumstances, the historical data used by the calculation agent in calculating the hypothetical historical closing values below did not include information sufficient to price notional call options with respect to certain stocks in the 2005-1 REIT Portfolio during several quarterly calculation periods. As a result, the hypothetical historical closing values set forth below are different than they would be if the calculation agent used historical data from a difference source to calculate those values or if the historical data used by the calculation agent provided information sufficient to allow the calculation agent to price notional call options on such stocks on each index business day of each quarterly calculation period. In addition, these hypothetical historical closing values assume that reallocations within the 2005-3 Dynamic Portfolio Index are effected through notional purchases and sales of REIT Buy-Write Index units at prices that reflect the value of notional call options determined using mid-market implied volatility (or the arithmetic mean of bid-side and offered-side implied volatility). However, actual reallocations will be effected through:

•	notional purchases of REIT Buy-Write Index units at prices that reflect the value of notional call options determined using bid-side implied volatility; and

•	notional sales of REIT Buy-Write Index units at prices that reflect the value of notional call options determined using offered-side implied volatility.

See “Description of the REIT Buy-Write Index — Call Options — Valuation of Call Options” in this prospectus supplement.

	1999	2000	2001	2002	2003	2004	2005
January	100.00	86.00	94.26	86.36	70.61	78.90	74.78
February	99.48	82.84	92.43	87.99	71.18	79.46
March	99.66	86.26	93.16	90.56	72.06	81.65
April	102.16	88.47	92.40	89.55	72.26	68.98
May	103.17	88.89	94.31	89.08	74.88	72.72
June	103.57	90.23	96.88	89.93	75.92	74.22
July	96.50	96.43	94.63	83.00	75.49	71.62
August	96.07	92.91	96.98	81.50	75.68	75.22
September	91.15	95.80	88.49	77.76	76.89	76.33
October	86.62	90.88	83.18	70.99	76.19	75.23
November	85.07	91.90	87.05	74.05	77.78	77.68
December	88.86	97.09	89.59	75.41	79.80	80.83

DESCRIPTION OF THE 2005-1 REIT PORTFOLIOSM

General

The 2005-1 REIT Portfolio consists of up to 25 common stocks of real estate investment trusts, or REITs, underlying the Dow Jones Composite All REIT Index, or RCI. The stocks that currently comprise the 2005-1 REIT Portfolio were selected (with certain exceptions as described below under “— Initial Selection of the Underlying Stocks”) based on their outstanding listed options, their market capitalization, their six-month average daily dollar trading volume and their annualized dividend yield as of January 31, 2005, and their weightings within the Portfolio was based on their six-month average daily dollar trading volume as of January 31, 2005.

The number of shares of an underlying stock included in the 2005-1 REIT Portfolio, or its portfolio composition ratio, will be fixed on March 30, 2005, the index business day after the date the notes were priced for initial sale to the public and will be reduced if any notional call option relating to that underlying stock has a value greater than zero at expiration. The reduction of the portfolio composition ratio of an underlying stock will reduce the value of the underlying stock in the 2005-1 REIT Portfolio and will therefore reduce the value of the 2005-1 REIT Portfolio.

The 2005-1 REIT Portfolio will be reconstituted on each March 29 (or the next index business day), beginning in 2006. As a result of the annual reconstitutions of the 2005-1 REIT Portfolio, the composition of the underlying stocks is likely to change during the term of the notes.

Currently, the stocks underlying the 2005-1 REIT Portfolio are:

Issuers

  1. New Century Financial Corporation

  2. Simon Property Group, Inc.

  3. Equity Office Properties Trust

  4. Equity Residential

  5. Archston-Smith Trust

  6. General Growth Properties, Inc.

  7. Novastar Financial, Inc.

  8. Vornado Realty Trust

  9. Friedman, Billings, Ramsey Group, Inc.

10. Impac Mortgage Holdings, Inc.

11. Developers Diversified Realty Corporation

12. Boston Properties, Inc.

     13. Apartment Investment and Management

           Company

14. Liberty Property Trust

15. Annaly Mortgage Management, Inc.

16. The Macerich Company

17. Kimco Realty Corporation

18. Duke Realty Corporation

19. Thornburg Mortgage, Inc.

20. Redwood Trust, Inc.

21. Rayonier Inc.

22. Mack-Cali Realty Corporation

23. United Dominion Realty Trust, Inc.

24. Reckson Associates Realty Corp.

25. Hospitality Properties Trust

For a brief description of the business of each of the issuers of each current stock underlying the 2005-1 REIT Portfolio, which we refer to as the “underlying issuers,” and tables showing high and low sale prices and dividends for each of the underlying stocks for each quarter since the first quarter of 2000, you should refer to Annex A to this prospectus supplement. A list of the issuers of the stocks underlying the 2005-1 REIT Portfolio at any time is available from the trustee.

Please note that an investment in the notes does not entitle you to any dividends, voting rights, option premiums or any other ownership interest in respect of the securities included in the 2005-1 REIT Portfolio.

Initial Selection of the Underlying Stocks

The stocks currently comprising the 2005-1 REIT Portfolio were selected by Citigroup Global Markets Inc., as calculation agent, based on the following methodology as of January 31, 2005. Of the stocks comprising the RCI on the date of constitution of the 2005-1 REIT Portfolio, the calculation agent will include in the 2005-1

REIT Portfolio only those stocks (excluding Citigroup Inc. or any of its affiliates) with listed call options with maturities of at least three months from the tenth index business day prior to each relevant annual reconstitution (or January 31, 2005 for the initial selection of the underlying stocks) of the 2005-1 REIT Portfolio, with market capitalizations of $600,000,000 or more, that are listed on the American Stock Exchange, the New York Stock Exchange, or quoted on the Nasdaq National Market, and that satisfy the “domestically-controlled REIT” criteria described below.

From this initial selection, the calculation agent then selects the 30 common stocks with the highest average daily dollar trading volume during the six months preceding such date and, of these 30, selects the 25 common stocks with the highest annualized dividend yields. The calculation agent then ranks the 25 common stocks in order from highest to lowest six-month average daily dollar trading volume and assigns the following weightings within the Portfolio to each stock, subject to the 4.5% notional investment cap described below:

Volume Rank	Weight
1 through 5	6.0%
6 through 10	5.0%
11 through 15	4.0%
16 though 20	3.0%
21 though 25	2.0%

The six-month average daily dollar trading volume for each stock in the RCI is calculated by averaging the dollar amount of such stock traded on the relevant exchange or market on a daily basis during the six months preceding the date of constitution of the 2005-1 REIT Portfolio.

The annualized dividend yield for each stock in the RCI is not indicative of actual future dividends on such stock. See “—Risk Factor Relating to the 2005-1 REIT Portfolio” in this prospectus supplement. The annualized dividend yield for each stock in the RCI was calculated by annualizing the last quarterly or semi-annual ordinary dividend for which the “ex-dividend” date had occurred (or if the issuer of the underlying stock had publicly disclosed that any ordinary cash dividend payable will be a different amount than such last dividend, the amount publicly disclosed by the issuer), and dividing the result by the closing price of that stock on the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market, as applicable on January 31, 2005. An ordinary cash dividend is any dividend that is not an extraordinary dividend. An extraordinary dividend is (a) any cash dividend or other cash distribution with respect to an underlying stock that exceeds the immediately preceding non-extraordinary cash dividend for that underlying stock by an amount equal to at least 5% of the closing price of that underlying stock on the Trading Day preceding the “ex-dividend” date for the payment and is not the result of a publicly-disclosed change in the dividend policy of the issuer of that underlying stock; or (b) any non-cash dividend or distribution on an underlying stock.

The aggregate notional investment represented by the notes in each class of REIT stock included in the 2005-1 REIT Portfolio will be adjusted as necessary so that no such notional investment will be greater than 4.5% of the aggregate value of that class of REIT stock based upon market capitalization as of January, 31, 2005. To the extent the percentage weighting of a particular stock or stocks is reduced in order to comply with this limitation, the percentage weighting of the other stocks will be increased on a pro rata basis.

The 2005-1 REIT Portfolio will include only stocks of REITs (i) that have stated in the most recent of publicly-available documents filed with the SEC and written statements, if any, received by or for the benefit of the calculation agent that it is, or believes it is, or expects that it is (or words to similar effect) a “domestically-controlled REIT” (generally, a REIT in which less than 50% in value of its stock was held directly or indirectly by foreign persons over a five-year period) within the meaning of section 897(h)(4)(B) of the Internal Revenue Code of 1986, as amended, or (ii) that have not indicated in a publicly-available document filed with the SEC or a written statement received by or for the benefit of the calculation agent any basis for concluding that it is not a domestically-controlled REIT (for the avoidance of doubt, the lack of any statement that addresses the issue of whether a REIT is a domestically-controlled REIT will not constitute a basis for concluding that such REIT is not a domestically-controlled REIT).

Calculation of the 2005-1 REIT Portfolio

The 2005-1 REIT Portfolio is calculated by Citigroup Global Markets Inc. as calculation agent using a “dollar-weighting” methodology designed to ensure that each of the underlying stocks is represented in the 2005-1 REIT Portfolio in a dollar amount equal to its volume weight as of March 30, 2005, the index business day after the date the notes were priced for initial sale to the public and as of each annual reconstitution of the 2005-1 REIT Portfolio.

To create the initial 2005-1 REIT Portfolio, the calculation agent will calculate a notional portfolio of the underlying stocks representing an investment of between approximately $2 and approximately $6 in each underlying stock at its volume weighted average price, or VWAP, on March 30, 2005, the index business day after the date the notes were priced for initial sale to the public. Accordingly, each underlying stock initially represented between approximately 2% and approximately 6% of the value of the 2005-1 REIT Portfolio.

The VWAP of a common stock for any day is the total value of the shares of that stock traded on that stock’s relevant exchange that day divided by the total number of shares of that stock traded on that stock’s relevant exchange that day. The VWAP of each underlying stock for any day will be the price as calculated by Bloomberg Financial Markets using the function “VAP,” or any successor function, and taking into account all trades of that stock between 9:30 a.m. and 4:00 p.m. New York time on that date or if such price is not so calculated by Bloomberg Financial Markets, then as reported by another recognized source selected by the calculation agent on that date.

The value of the 2005-1 REIT Portfolio at any time equals the sum of the products of the current trading price for each underlying stock and the assigned number of shares, which we refer to as the portfolio composition ratio, of that stock. The notional portfolio used to create the 2005-1 REIT Portfolio will initially represent investments of between approximately $2 and approximately $6 in 25 stocks, and has an initial value of 100.00, and the weight of each of the underlying stocks in the 2005-1 REIT Portfolio will be set on March 30, 2005, the Trading Day after the day the notes were priced for initial sale to the public.

The value of the 2005-1 REIT Portfolio used to calculate the ending value of the 2005-3 Dynamic Portfolio Index will be based on the VWAP of each underlying stock on the fourth index business day prior to the maturity date of the notes.

Annual Reconstitution and Rebalancing of the 2005-1 REIT Portfolio

On each March 29 (or the next index business day), beginning in 2006, or, if that day is not a Trading Day, on the immediately succeeding Trading Day, Citigroup Global Markets Inc., as calculation agent, will reconstitute the 2005-1 REIT Portfolio to comprise up to 25 common stocks in the RCI (selected as described above in “— Initial Selection of the Underlying Stocks”), with selection criteria calculated as of the tenth Trading Day prior to that date. These stocks will be the stocks underlying the 2005-1 REIT Portfolio until the next annual rebalancing, and may not be the same stocks that comprised the 2005-1 REIT Portfolio during the previous year. If two of the common stocks initially selected by the calculation agent have the same annualized dividend yield as of the tenth Trading Day prior to the reconstitution date, the common stock with the higher free-float market capitalization will be given the higher ranking.

If, as of the tenth Trading Day prior to each annual date of reconstitution, the application of the selection criteria described above results in fewer than 25 stocks in the 2005-1 REIT Portfolio, then the weighting of each of the stocks in the 2005-1 REIT Portfolio will be increased by an amount equal to the total percentage of the portfolio weight not yet allocated, divided by the actual number of stocks in 2005-1 REIT Portfolio. However, if, on any annual date of reconstitution, the application of the selection criteria described above results in fewer than 10 stocks in the 2005-1 REIT Portfolio, then the calculation agent may make its initial selection of stocks eligible for inclusion in the 2005-1 REIT Portfolio from a substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Dow Jones Composite All REIT Index. In addition, if Citigroup Inc., on a consolidated basis, is the beneficial owner of 8% or more of any stock underlying the 2005-1 REIT Portfolio at any time, the calculation agent will reduce the weight of that stock and adjust the REIT Buy-Write Index accordingly. This reconstituted and rebalanced portfolio will become the basis for the value of the 2005-1 REIT Portfolio on the following Trading Day.

The aggregate notional investment represented by the notes in each class of REIT stock included in the 2005-1 REIT Portfolio will be adjusted as necessary so that no such notional investment will be greater than 4.5% of the aggregate value of that class of REIT stock based upon market capitalization as of the tenth Trading Day prior to each annual date of reconstitution. To the extent the percentage weighting of particular stock or stocks is reduced in order to comply with this limitation, the percentage weighting of the other stocks will be increased on a pro rata basis. To the extent that it is necessary to increase the number of stocks included in the 2005-1 REIT Portfolio in order to satisfy the 4.5% notional investment cap, any additional stock (or stocks) so included shall be the stock (or stocks) with the highest market capitalization (or market capitalizations) that satisfies (or satisfy) the criteria set forth in the first paragraph of “ — Initial Selection of the Underlying Stocks,” above.

The 2005-1 REIT Portfolio on the date of each annual date of reconstitution will include only stocks of REITs (i) that, as of the tenth Trading Day prior to each annual date of reconstitution, have stated in the most recent of publicly-available documents filed with the SEC and written statements, if any, received by or for the benefit of the calculation agent that the REIT is, or believes it is, or expects that it is (or words to similar effect) a “domestically-controlled REIT” as described above, or (ii) that, as of the tenth Trading Day prior to each annual date of reconstitution, have not indicated in a publicly-available document filed with the SEC or a written statement received by or for the benefit of the calculation agent any basis for concluding that it is not a domestically-controlled REIT (for the avoidance of doubt, the lack of any statement that addresses the issue of whether a REIT is a domestically-controlled REIT will not constitute a basis for concluding that such REIT is not a domestically-controlled REIT). The calculation agent will commence the process of requesting written statements from the REITs approximately 40 business days prior to the annual date of reconstitution and take reasonable measures to obtain such statements, if available, prior to the tenth Trading Day prior to each annual date of reconstitution.

If, on any annual date of reconstitution, the application of the selection criteria described above results in fewer than 10 stocks in the 2005-1 REIT Portfolio or the failure to satisfy the 4.5% notional investment cap, then the calculation agent may make its initial selection of stocks eligible for inclusion in the 2005-1 REIT Portfolio from a substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Dow Jones Composite All REIT Index.

A “Trading Day” means a day, as determined by the calculation agent, on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a market disruption event) on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States.

Removal of an Underlying Stock from the 2005-1 REIT Portfolio

An underlying stock will be removed from the 2005-1 REIT Portfolio if, at any time, it:

(1) has no listed call options;

(2) has a market capitalization of less than $600,000,000;

(3) becomes affiliated with Citigroup Inc.; or

(4) is not listed on the American Stock Exchange, the New York Stock Exchange, or is not quoted on the Nasdaq National Market.

An underlying stock will also be removed if at any time the issuer of that underlying stock:

(1) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law, or consents to the entry of an order for relief in an involuntary case under any such law;

(2) has entered against it by a court having jurisdiction in the premises (x) an order for relief in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or (y) an order adjudging it bankrupt or insolvent under such law; or

(3) commences a voluntarily winding up, liquidation, dissolution or other discontinuance of its corporate existence (except in the context of a merger or other acquisition) or consents to the entry of an order for relief in an involuntary case requiring any such action.

If the calculation agent determines that an underlying stock must be removed from the 2005-1 REIT Portfolio pursuant to the above criteria, the removal of that stock will be effected on the third index business days from the index business day on which that determination is made.

If the calculation agent removes an underlying stock from the 2005-1 REIT Portfolio, at the close of business on the day the underlying stock is removed, the value of the shares of that stock in the 2005-1 REIT Portfolio, less the value, if any, of any notional call options in respect of that stock, will be reallocated to notional investments in shares (or fractional shares) of the remaining underlying stocks. The amount allocated to notional investments in respect of each remaining underlying stock will be in proportion to the percentage of the value of each remaining underlying stock relative to the value of the 2005-1 REIT Portfolio (less the value of the removed stock) at the close of business on the index business day on which the underlying stock is removed. The portfolio composition ratio of each remaining underlying stock will be increased to reflect the number of shares (or fractional shares) that could be purchased at the closing price of such remaining underlying stock on that index business day on which the underlying stock is removed.

The aggregate notional investment represented by the notes in each class of REIT stock included in the 2005-1 REIT Portfolio will be adjusted as necessary so that no such notional investment will be greater than 4.5% of the aggregate value of that class of REIT stock based upon market capitalization as of any reallocation date relating to the removal of any stock from the 2005-1 REIT Portfolio. To the extent the percentage weighting of particular stock or stocks is reduced in order to comply with this limitation, the percentage weighting of the other stocks will be increased on a pro rata basis. To the extent that it is necessary to increase the number of stocks included in the 2005-1 REIT Portfolio in order to satisfy the 4.5% notional investment cap, any additional stock (or stocks) so included shall be the stock (or stocks) with the highest market capitalization (or market capitalizations) that satisfies (or satisfy) the criteria set forth in the first paragraph of “ — Initial Selection of the Underlying Stocks,” above. However, if, on such index business day on which the underlying stock is removed, the application of the selection criteria described above results in fewer than 10 stocks in the 2005-1 REIT Portfolio or the failure to satisfy the 4.5% notional investment cap, then the calculation agent may make its initial selection of stocks eligible for inclusion in the 2005-1 REIT Portfolio from a substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Dow Jones Composite All REIT Index.

Adjustments to the Portfolio Composition Ratios

Reductions at the End of a Quarterly Calculation Period

If any notional call option included in the REIT Buy-Write Index has a value greater than zero at expiration, the value of that option will be removed from the value of the REIT Buy-Write Index at the close of business on the day the option expires. In order to preserve the continuity of the value of the REIT Buy-Write Index following any such removal, the value of the related stock in the 2005-1 REIT Portfolio will at the same time be reduced by an amount equal to the value of the option at expiration. This reduction will be effected by decreasing the portfolio composition ratio of the related stock by an amount that, when multiplied by the closing price of the related stock on the last index business day of the quarterly calculation period, equals the value of the option at expiration. The portfolio composition ratio, or PCR, for the related stock will be reduced by an amount calculated as follows:

PCR *	(1–	NCOSP	)
EP

where:

NCOSP	is the strike price of the notional call option relating to that underlying stock; and
EP	is the closing price of the related underlying stock on the last index business day of that quarterly calculation period.

The reduction of the portfolio composition ratio of an underlying stock under these circumstances will reduce the value of the underlying stock in the 2005-1 REIT Portfolio and will therefore reduce the value of the 2005-1 REIT Portfolio. Because these reductions will have the effect of ensuring the continuity of the value of the REIT Buy-Write Index, they will not result in Reallocation Events. The reduced portfolio composition ratio will be used to calculate the value of the 2005-1 REIT Portfolio on the following index business day. If such a reduction occurs at the end of the final quarterly calculation period, the reduced portfolio composition ratio will be used to calculate the value of the 2005-1 REIT Portfolio on the fifth index business day prior to the maturity date of the notes.

Dilution Adjustments

The portfolio composition ratios will be subject to adjustment from time to time in certain situations. Any of these adjustments could have an impact on the value of the maturity payment Citigroup Global Markets Holdings will pay to you. The calculation agent will be responsible for the effectuation and calculation of any adjustment described in this section and will furnish the trustee with notice of any adjustments.

If any underlying issuer, after the closing date of the offering of the notes:

(1) pays a stock dividend or makes a distribution with respect to its common stock in shares of the stock;

(2) subdivides or splits the outstanding shares of its common stock into a greater number of shares;

(3) combines the outstanding shares of its common stock into a smaller number of shares; or

(4) issues by reclassification of shares of its common stock any shares of other common stock of the underlying issuer;

then, in each of these cases, the underlying stock’s portfolio composition ratio will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the number of shares of common stock outstanding immediately after the event, plus, in the case of a reclassification referred to in (4) above, the number of shares of other common stock of the underlying issuer, and the denominator of which will be the number of shares of common stock outstanding immediately before the event.

If any underlying issuer, after the closing date, issues, or declares a record date in respect of an issuance of, rights or warrants to all holders of its common stock entitling them to subscribe for or purchase the common stock at a price per share less than the Then-Current Market Price of the common stock, other than rights to purchase common stock pursuant to a plan for the reinvestment of dividends or interest, then, in each case, the portfolio composition ratio for that underlying stock will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the number of that issuer’s common stock outstanding immediately before the adjustment is effected, plus the number of additional shares of stock of that issuer offered for subscription or purchase pursuant to the rights or warrants, and the denominator of which will be the number of that issuer’s common stock outstanding immediately before the adjustment is effected by reason of the issuance of the rights or warrants, plus the number of additional shares of common stock of that issuer which the aggregate offering price of the total number of shares of that issuer’s common stock offered for subscription or purchase pursuant to the rights or warrants would purchase at the Then-Current Market Price of the common stock, which will be determined by multiplying the total number of shares so offered for subscription or purchase by the exercise price of the rights or warrants and dividing the product obtained by the Then-Current Market Price. To the extent that, after the expiration of the rights or warrants, the shares of common stock offered thereby have not been delivered, the portfolio composition ratio for that underlying stock will be further adjusted to equal the portfolio composition ratio which would have been in effect had the adjustment for the issuance of the rights or warrants been made upon the basis of delivery of only the number of shares of common stock actually delivered.

If any underlying issuer, after the closing date, declares or pays a dividend or makes a distribution to all holders of the common stock of any class of its common stock, evidences of its indebtedness or other non-cash assets, excluding any dividends or distributions referred to in the above paragraph, or issues to all holders of its common stock rights or warrants to subscribe for or purchase any of its securities or one or more of its subsidiaries’ securities, other than rights or warrants referred to in the above paragraph, then, in each of these cases, the portfolio composition ratio for that underlying stock will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the Then-Current Market Price of one share of the underlying stock, and the denominator of which will be the Then-Current Market Price of one share of the underlying stock, less the fair market value as of the time the adjustment is effected of the portion of the capital stock, assets, evidences of indebtedness, rights or warrants so distributed or issued applicable to one share of the underlying stock. If any capital stock declared or paid as a dividend or otherwise distributed or issued to all holders of the underlying stock consists, in whole or in part, of marketable securities, then the fair market value of such marketable securities will be determined by the calculation agent by reference to the price per share of such capital stock on the principal market on which it is traded as of the time the adjustment is effected. The fair market value of any other distribution or issuance referred to in this paragraph will be determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Global Markets Holdings, whose determination will be final.

Notwithstanding the foregoing, in the event, with respect to any dividend or distribution to which the above paragraph would otherwise apply, the denominator in the fraction referred to in the above formula is less than $1.00 or is a negative number, then Citigroup Global Markets Holdings may, at its option, elect to have the adjustment provided by the above paragraph not be made and in lieu of this adjustment, at maturity, each holder of the notes will be entitled to receive an additional amount of cash equal to the product of the number of notes held by the holder multiplied by the fair market value of the capital stock, indebtedness, assets, rights or warrants (determined, as of the date this dividend or distribution is made, by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Global Markets Holdings, whose determination will be final) so distributed or issued applicable to a number of shares of the underlying stock equal to the portfolio composition ratio.

If, after the closing date, any underlying issuer makes an Excess Purchase Payment, then the portfolio composition ratio for the underlying stock will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the Then-Current Market Price of the underlying stock, and the denominator of which will be the Then-Current Market Price of the underlying stock on the record date less the aggregate amount of such Excess Purchase Payment for which adjustment is being made at the time divided by the number of shares of common stock outstanding on the record date.

For purposes of these adjustments:

An “Excess Purchase Payment” is the excess, if any, of (x) the cash and the value (as determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Global Markets Holdings, whose determination will be final) of all other consideration paid by the underlying issuer with respect to one share of its common stock acquired in a tender offer or exchange offer by the underlying issuer, over (y) the Then-Current Market Price of the underlying stock.

Notwithstanding the foregoing, in the event, with respect to any Excess Purchase Payment to which the sixth paragraph in this section would otherwise apply, the denominator in the fraction referred to in the formula in that paragraph is less than $1.00 or is a negative number, then Citigroup Global Markets Holdings may, at its option, elect to have the adjustment provided by the sixth paragraph in this section not be made and in lieu of this adjustment, at maturity, the holders of the notes will be entitled to receive an additional amount of cash equal to the product of the number of notes held by the holder multiplied by the sum of the amount of cash plus the fair market value of other consideration (determined, as of the date this dividend or distribution is made, by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Global Markets Holdings, whose determination will be final) so distributed or applied to the acquisition of the underlying stock in the tender offer or exchange offer applicable to a number of shares of the underlying stock equal to the portfolio composition ratio.

Each dilution adjustment will be effected as follows:

•	in the case of any dividend, distribution or issuance, at the opening of business on the Business Day next following the record date for determination of holders of the applicable underlying stock entitled to receive this dividend, distribution or issuance or, if the announcement of this dividend, distribution or issuance is after this record date, at the time this dividend, distribution or issuance was announced by the underlying issuer;

•	in the case of any subdivision, split, combination or reclassification, on the effective date of the transaction;

•	in the case of any Excess Purchase Payment for which the underlying issuer announces, at or prior to the time it commences the relevant share repurchase, the repurchase price per share for shares proposed to be repurchased, on the date of the announcement; and

•	in the case of any other Excess Purchase Payment, on the date that the holders of the repurchased shares become entitled to payment in respect thereof.

All dilution adjustments will be rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th. No adjustment to any portfolio composition ratio will be required unless the adjustment would require an increase or decrease of at least one percent therein, provided, however, that any adjustments which by reason of this sentence are not required to be made will be carried forward (on a percentage basis) and taken into account in any subsequent adjustment. If any announcement or declaration of a record date in respect of a dividend, distribution, issuance or repurchase requiring an adjustment as described herein is subsequently canceled by the underlying issuer, or this dividend, distribution, issuance or repurchase fails to receive requisite approvals or fails to occur for any other reason, then, upon the cancellation, failure of approval or failure to occur, the portfolio composition ratio will be further adjusted to the portfolio composition ratio which would then have been in effect had adjustment for the event not been made. If a Reorganization Event described below occurs after the occurrence of one or more events requiring an adjustment as described herein, the dilution adjustments previously applied to the portfolio composition ratio will not be rescinded but will be applied to the new portfolio composition ratio provided for below.

The “Then-Current Market Price” of any underlying stock, for the purpose of applying any dilution adjustment, means the average closing price of one share of that underlying stock for the ten Trading Days immediately before this adjustment is effected or, in the case of an adjustment effected at the opening of business on the Business Day next following a record date, immediately before the earlier of the date the adjustment is effected and the related Ex-Date.

The “Closing Price” of any underlying stock (or any other security for which a Closing Price must be determined) on any date of determination will be (1) if the stock is listed on a national securities exchange on that date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price on that date on the principal U.S. exchange on which the stock is listed or admitted to trading, (2) if the stock is not listed on a national securities exchange on that date of determination, or if the closing sale price or last reported sale price is not obtainable (even if the stock is listed or admitted to trading on such exchange), and the stock is quoted on the Nasdaq National Market, the closing sale price or, if no closing sale price is reported, the last reported sale price on that date as reported on the Nasdaq, and (3) if the stock is not quoted on the Nasdaq on that date of determination or, if the closing sale price or last reported sale price is not obtainable (even if the stock is quoted on the Nasdaq), the last quoted bid price for the stock in the over-the-counter market on that date as reported by the OTC Bulletin Board, the National Quotation Bureau or a similar organization. If no closing sale price or last reported sale price is available pursuant to clauses (1), (2) or (3) of the preceding sentence or if there is a market disruption event, the Closing Price on any date of determination, unless deferred by the calculation agent as described above, will be the arithmetic mean, as determined by the calculation agent, of the bid prices of the stock obtained from as many dealers in such stock (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such bid prices available to the calculation agent. A security “quoted on the Nasdaq National Market” will include a security included for listing or quotation in any successor to such system and the term “OTC Bulletin Board” will include any successor to such service.

The “Ex-Date” with respect to any dividend, distribution or issuance is the first date on which the underlying stock trades in the regular way on its principal market without the right to receive this dividend, distribution or issuance.

In the event of any of the following “Reorganization Events”:

•	any consolidation or merger of an underlying issuer, or any surviving entity or subsequent surviving entity of an underlying issuer, with or into another entity, other than a merger or consolidation in which an underlying issuer is the continuing corporation and in which the common stock outstanding immediately before the merger or consolidation is not exchanged for cash, securities or other property of the underlying issuer or another issuer;

•	any sale, transfer, lease or conveyance to another corporation of the property of an underlying issuer or any successor as an entirety or substantially as an entirety;

•	any statutory exchange of securities of an underlying issuer or any successor of an underlying issuer with another issuer, other than in connection with a merger or acquisition; or

•	any liquidation, dissolution or winding up of an underlying issuer or any successor of an underlying issuer;

the value of that underlying stock will be calculated by multiplying the then-existing portfolio composition ratio for that underlying stock by the Transaction Value. If a Reorganization Event occurs, no adjustment will be made to the portfolio composition ratio of the relevant underlying stock.

The “Transaction Value” will be the sum of:

(1) for any cash received in a Reorganization Event, the amount of cash received per underlying stock;

(2) for any property other than cash or Marketable Securities received in a Reorganization Event, an amount equal to the market value on the date the Reorganization Event is consummated of that property received per underlying stock, as determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Global Markets Holdings, whose determination will be final; and

(3) for any Marketable Securities received in a Reorganization Event, an amount equal to the Closing Price per share of these Marketable Securities on the applicable Trading Day multiplied by the number of these Marketable Securities received for each share of that underlying stock.

“Marketable Securities” are any perpetual equity securities or debt securities with a stated maturity after the maturity date, in each case that are listed on a U.S. national securities exchange or reported by the Nasdaq Stock Market. The number of shares of any equity securities constituting Marketable Securities included in the calculation of Transaction Value pursuant to clause (3) above will be adjusted if any event occurs with respect to the Marketable Securities or the issuer of the Marketable Securities between the time of the Reorganization Event and maturity that would have required an adjustment as described above, had it occurred with respect to any underlying stock or to an underlying issuer. Adjustment for these subsequent events will be as nearly equivalent as practicable to the adjustments described above.

Other Adjustments

If at any time Citigroup Inc., on a consolidated basis, is the beneficial owner of 8% or more of any stock underlying the 2005-1 REIT Portfolio, the calculation agent will, as soon as practicable, reduce the portfolio composition ratio of that stock by the following percentage:

SH(a) – SH(b)
SH(a)

where:

SH(a)	is the number of shares of stock of that underlying issuer held by Citigroup Inc. and its affiliates at the time of the rebalancing; and
SH(b)	is the number of shares representing 7.5% of the outstanding shares of that class of stock (as determined by the calculation agent). References to a class of stock for these purposes will be as made in Section 13(d) of the Securities Exchange Act of 1934, as amended, for purposes of determining beneficial ownership.

The value of the number of shares by which the underlying stock’s portfolio composition ratio is reduced will be reallocated equally to notional investments in the other underlying stocks. The portfolio composition ratio of each of those stocks will increase by the number of shares that notional investment would purchase at the stock’s closing price on the Trading Day on which the reallocation is effected.

The Dow Jones Composite All REIT Index

The Dow Jones Composite All REIT Index, or RCI, is a market capitalization-weighted index published by Dow Jones that is composed of the equity and mortgage real estate investment trusts, or REITs, in Dow Jones’ REIT Index universe. Only REITs traded on the New York Stock Exchange or the American Stock Exchange, or quoted on the Nasdaq National Market are eligible for inclusion in Dow Jones’ REIT Index universe. Of these REITs, Dow Jones selects its final REIT Index universe components by eliminating REITs that (1) have more than 10 non-trading days over the past quarter; (2) comprise the bottom 1% of the aggregate REIT market capitalization; and (3) comprise the bottom 0.01% of the average dollar-trading volume of all REITs. The cutoff rules ensure that only the most liquid and actively followed REITs are included in the RCI and that data on these REITs are readily accessible to the public.

The Dow Jones REIT Index universe consists of approximately 95% of the market capitalization of all REITs traded on the New York Stock Exchange or the American Stock Exchange, or quoted on the Nasdaq National Market. The REIT Index universe is reviewed on a quarterly basis by adding or deleting REITs on the basis of end-of-quarter market capitalization values. If any component REIT fails to meet the targeted 95% threshold or the cutoff rules, it will be deleted from the REIT Index universe and, consequently, if it is an equity REIT, from the RCI. Non-component REITs that become eligible for inclusion in the REIT Index universe are added, largest to smallest, until the 95% threshold is attained. In order to preserve the continuity of the REIT Index universe, the actual threshold may be slightly higher or lower than the targeted 95%. An annual review is performed to update any change in an issue’s investment structure and/or property type.

Unless otherwise stated, we have derived all information regarding the Dow Jones Composite All REIT Index contained in this prospectus supplement, including its composition, method of calculation and changes in its components, from Dow Jones, publicly available sources and other sources we believe to be reliable. Such information reflects the policies of, and is subject to change by, Dow Jones. Dow Jones has no obligation to continue to publish, and may discontinue or suspend publication of, the Dow Jones Composite All REIT Index at any time. Changes in the composition of the RCI are made entirely by Dow Jones without consultation with the issuers of the stocks underlying the RCI, any stock exchange, any official agency or us.

If Dow Jones discontinues publication of the Dow Jones Composite All REIT Index and it or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Dow Jones Composite All REIT Index, then, on any annual date of reconstitution of the 2005-1 REIT Portfolio, the calculation agent may make its initial selection of stocks eligible for inclusion in the 2005-1 REIT Portfolio from such index, which we refer to as a “successor index.”

Upon any selection by the calculation agent of a successor index, the calculation agent will cause notice of such selection to be furnished to us and the trustee, who will provide notice of the successor index to the registered holders of the notes.

Hypothetical Historical Data on the 2005-1 REIT Portfolio

The following table sets forth the hypothetical historical closing values of the 2005-1 REIT Portfolio on the last business day of each month, commencing in January 1999 and ending in January 2005, each calculated as if the 2005-1 REIT Portfolio had been created with an initial value of 100.00 on January 31, 1999 by applying the selection criteria for the 2005-1 REIT Portfolio as set forth above in “ — Initial Selection of the Underlying Stocks,” subject to the exceptions described below. However, for purposes of calculating the hypothetical historical closing values of the REIT Buy-Write Index, the stocks underlying the 2005-1 REIT Portfolio initially and as of each annual reconstitution during the period from January 1999 to January 2005 were selected from the stocks comprising the RCI as of January 31, 2005. The calculation agent performed each annual reconstitution and rebalancing of the 2005-1 REIT Portfolio by applying the criteria as set forth above in “ — Annual Reconstitution and Rebalancing of the 2005-1 REIT Portfolio,” subject to the exceptions described below. When creating and reconstituting the 2005-1 REIT Portfolio as described above, the calculation agent did not apply (1) the 4.5% notional investment cap and “domestically-controlled REIT” requirement, both as described above in “ — Initial Selection of the Underlying Stocks;” and (2) the 8% beneficial ownership cap as described above in “ — Adjustments to the Portfolio Composition Ratios — Other Adjustments.” The table set forth below was prepared by Citigroup Global Markets Inc. and is based on historical trading data for each of the stocks underlying the 2005-1 REIT Portfolio obtained from the primary trading market for such stocks and was calculated using hypothetical share amounts for each of the underlying stocks based on an investment of between approximately $2 and approximately $6 in each of the underlying stocks as of January 31, 1999. The hypothetical historical closing values set forth below also reflect any reductions in the portfolio composition ratios necessary to calculate the hypothetical historical closing values of the REIT Buy-Write Index provided in this prospectus supplement. Because of the reduction of the portfolio composition ratios of the stocks underlying the 2005-1 REIT Portfolio, the hypothetical historical closing values of the 2005-1 REIT Portfolio set forth below are lower than the values of a portfolio that did not reflect such reductions. Additionally, in limited circumstances, the historical data used by the calculation agent in calculating the hypothetical historical closing values below did not include information sufficient to price notional call options with respect to certain stocks in the 2005-1 REIT Portfolio during several quarterly calculation periods. As a result, the hypothetical historical closing values set forth below may be different than they would be if the calculation agent used historical data from a different source to calculate those values or if the historical data used by the calculation agent provided information sufficient to allow the calculation agent to price notional call options on such stocks on each index business day of each quarterly calculation period. The hypothetical historical closing values set forth below in the table, the historical data used by the calculation agent and the calculations used to determine those values have not been reviewed or verified by an independent third party. As explained above, the actual number of shares of each of the underlying stocks used to calculate the initial 2005-1 REIT Portfolio will be determined as of March 30, 2005 and therefore differs from the number of shares used in calculating the hypothetical historical closing values in this table. These hypothetical historical closing values do not reflect the composition of the 2005-1 REIT Portfolio as of March 29, 2005, the date the notes were priced for initial sale to the public and should not be taken as an indication of the performance of the 2005-1 REIT Portfolio on or after March 29, 2005 or of the future performance of the 2005-1 REIT Portfolio. The hypothetical historical values set forth herein have been adjusted to reflect certain corporate events that affected the relevant trading data, including, but not limited to, stock splits and stock dividends. Certain adjustments to the 2005-1 REIT Portfolio were made as set forth under “ — Calculation of the 2005-1 REIT Portfolio” above.

	1999	2000	2001	2002	2003	2004	2005
January	100.00	86.00	94.26	86.36	70.61	78.90	74.78
February	98.36	81.61	91.41	89.19	71.25	79.88
March	96.94	84.75	91.31	94.92	71.99	84.38
April	102.16	88.47	92.40	89.55	72.26	68.98
May	103.46	88.22	94.99	89.07	76.45	73.78
June	102.69	88.94	98.23	89.65	77.92	75.23
July	96.50	96.43	94.63	83.00	75.49	71.62
August	95.81	92.03	98.19	81.46	75.43	76.75
September	89.32	94.24	88.54	75.33	76.81	76.79
October	86.62	90.88	83.18	70.99	76.19	75.23
November	83.75	92.34	88.37	74.84	78.40	78.02
December	87.77	98.06	90.53	74.42	80.70	81.35

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of United States federal income tax consequences material to the purchase, ownership and disposition of the notes. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a person that is (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) otherwise subject to United States federal income taxation on a net income basis in respect of the notes (a “U.S. Holder”). This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase the notes by any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that will hold the notes as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, (iii) persons whose functional currency is not the United States dollar, (iv) persons that do not hold the notes as capital assets or (v) persons that did not purchase the notes in the initial offering.

This summary is based on United States federal income tax laws, regulations, rulings and decisions in effect as of the date of this prospectus supplement, all of which are subject to change at any time (possibly with retroactive effect). As the law is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

PROSPECTIVE INVESTORS IN THE NOTES SHOULD CONSULT THEIR TAX ADVISORS IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Tax Characterization of the Notes

Citigroup Global Markets Holdings will treat each note for United States federal income tax purposes as a single debt instrument issued by Citigroup Global Markets Holdings that is subject to United States Treasury regulations governing contingent debt instruments (the “CPDI regulations”). Moreover, each holder, by accepting a note, agrees to this treatment of the note and to report all income (or loss) with respect to the note in accordance with the CPDI regulations. The remainder of this summary assumes the treatment of each note as a single debt instrument subject to the CPDI regulations and the holder’s agreement thereto.

U.S. Holders

Accrual of Interest on the Notes

Pursuant to the CPDI regulations, U.S. Holders will be required to accrue interest income on the notes, in the amounts described below, regardless of whether the U.S. Holder uses the cash or accrual method of tax accounting. Accordingly, U.S. Holders may be required to include interest in taxable income in excess of interest payments actually received in a taxable year.

The CPDI regulations provide that a U.S. Holder must accrue ordinary interest income, as original issue discount, for United States federal income tax purposes, for each accrual period prior to and including the maturity date of the notes in an amount that equals:

(1) the product of (i) the adjusted issue price (as defined below) of the notes as of the beginning of the accrual period; and (ii) the comparable yield to maturity (as defined below) of the notes, adjusted for the length of the accrual period;

(2) divided by the number of days in the accrual period; and

(3) multiplied by the number of days during the accrual period that the U.S. Holder held the notes.

The issue price of the notes is the first price at which a substantial amount of the notes is sold to the public, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. It is expected that the issue price of the notes will be their par amount. The adjusted issue price of a note generally is its issue price (i) increased by any interest income previously accrued (determined without regard to any adjustments to interest accruals described below) and (ii) decreased by the amount of any projected payments that have been previously scheduled to be made in respect of the notes (without regard to the actual amount paid).

The term “comparable yield” means the annual yield we would pay, as of the initial issue date, on a fixed-rate nonconvertible debt security with no contingent payments, but with terms and conditions otherwise comparable to those of the notes. We have determined that the comparable yield for the notes is an annual rate of 4.85%, compounded quarterly.

The CPDI regulations require that Citigroup Global Markets Holdings provide to U.S. Holders, solely for United States federal income tax purposes, a schedule of the projected amounts of payments, referred to as projected payments, on the notes. The payments set forth on that schedule must produce a total return on the note equal to the comparable yield. The projected payment schedule provides estimates for the quarterly coupons payable on the notes, as well as the amount to be paid upon the maturity of the notes. The projected payment schedule for the notes projects quarterly payments of $0.12125 per note, and a final payment at maturity equal to $10.00.

The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of a U.S. Holder’s interest accruals and adjustments thereof in respect of the notes for United States federal income tax purposes and do not constitute a projection or representation regarding the actual amounts payable on the notes.

Amounts treated as interest under the CPDI regulations are treated as original issue discount for all purposes of the Internal Revenue Code of 1986, as amended. Because income on the notes will constitute original issue discount, coupons on the notes will not be eligible for the dividends-received deduction, in the case of corporate holders, or for the lower tax rate applicable to certain dividends, in the case of individual holders.

Adjustments to Interest Accruals on the Notes

If, during any taxable year, a U.S. Holder receives actual payments with respect to the notes that in the aggregate exceed the total amount of projected payments for that taxable year, the U.S. Holder will incur a “net positive adjustment” under the CPDI regulations equal to the amount of such excess. The U.S. Holder will treat a “net positive adjustment” as additional interest income.

If a U.S. Holder receives in a taxable year actual payments with respect to the notes that in the aggregate are less than the amount of projected payments for that taxable year, the U.S. Holder will incur a “net negative adjustment” under the CPDI regulations equal to the amount of such deficit. This adjustment will reduce the U.S. Holder’s interest income on the notes for that taxable year.

U.S. Holders should be aware that the information statements they receive from their brokers (on an Internal Revenue Service Form 1099) stating accrued original issue discount in respect of the notes may not take net negative or positive adjustments into account, and thus may overstate or understate the holders’ interest inclusions.

Effect of Zero Allocation to the REIT Buy-Write Index Portfolio

If the notional allocation of a U.S. Holder’s investment to the REIT Buy-Write Index portfolio were to become zero more than six months prior to the maturity of the notes, so that coupons would cease to be paid on the notes and the amount paid at maturity of a note would become fixed, then a U.S. Holder would incur “net negative adjustments” to interest income under the CPDI regulations. Under the CPDI regulations those net negative adjustments must be taken into account in a reasonable manner over the periods to which they relate. While the application of this rule to the notes is not entirely clear, adjustments to interest accruals should be made as described above through the interest payment date following the date on which the payments under the note became fixed, and thereafter the adjustments generally should have the effect of reducing to zero the net interest income recognized by a U.S. Holder in respect of a note. If, however, the fixed amount that a U.S. Holder will receive at maturity exceeds the principal amount of the note, a reasonable manner for a U.S. Holder to take such excess into account would be to accrue the amount of such excess over the remaining term of the note.

Sale, Exchange or Redemption

Upon the sale, exchange or other disposition of a note, including redemption of the note at maturity, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. Holder, and (b) the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note will generally be equal to (i) the U.S. Holder’s original purchase price for the note, (ii) increased by any interest income previously accrued by the U.S. Holder (determined without regard to any adjustments to interest accruals described above) and (iii) decreased by the amount of any projected payments that have been previously scheduled to be made in respect of the notes (without regard to the actual amount paid).

Gain recognized upon disposition of a note generally will be treated as ordinary interest income, and any loss generally will be ordinary loss to the extent of interest previously included in income, and thereafter, capital loss (which will be long-term if the note is held for more than one year). However, if the disposition of a note occurs after a time when the notional allocation of such U.S. Holder’s investment to the REIT Buy-Write Index portfolio has become zero more than six months prior to the maturity of the notes, then any resultant gain or loss will be capital. The deductibility of net capital losses is subject to limitations.

Backup Withholding Tax and Information Reporting

Unless a U.S. Holder is an exempt recipient, such as a corporation, payments under the notes and the proceeds received from the sale of notes will be subject to information reporting and will also be subject to United States federal backup withholding tax if such U.S. Holder fails to supply an accurate taxpayer identification number on Internal Revenue Service Form W-9 or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amounts so withheld generally will be allowed as a credit against the U.S. Holder’s United States federal income tax liability.

Non-U.S. Holders

The following is a summary of certain United States federal income tax consequences that will apply to Non-U.S. Holders of the notes other than Non-U.S. Holders that hold more than 5% in value of the outstanding notes at any time throughout their entire holding period for the notes (to which this summary does not apply). The term “Non-U.S. Holder” means a beneficial owner of a note that is a foreign corporation or nonresident alien.

Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state and local and any foreign tax consequences that may be relevant to them.

Payments with Respect to the Notes

All payments on the notes made to a Non-U.S. Holder, and any gain realized on a sale, exchange or redemption of the notes, will be exempt from United States income and withholding tax, provided that:

(i) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of the Citigroup Global Markets Holdings’ stock entitled to vote, and is not a controlled foreign corporation related, directly or indirectly, to Citigroup Global Markets Holdings through stock ownership;

(ii) the beneficial owner of a note certifies on Internal Revenue Service Form W-8BEN (or successor form), under penalties of perjury, that it is not a United States person and provides its name and address or otherwise satisfies applicable documentation requirements;

(iii) (A) such payments and gain are not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States and (B) in the case of an individual, such individual is not present in the United States for 183 days or more in the taxable year of the sale, exchange or redemption of the notes; and

(iv) the stocks and the notional call options underlying the REIT Buy-Write Index are actively traded within the meaning of section 871(h)(4)(C)(v)(I) of the Internal Revenue Code of 1986, as amended.

Based on the advice of Cleary Gottlieb Steen & Hamilton LLP as special tax counsel, Citigroup Global Markets Holdings believes that under current law, while there is no authority directly on point, U.S. withholding tax will not apply to payments on the notes made to a Non-U.S. Holder, provided that conditions (i) through (iii) above are satisfied. Accordingly, absent any change or clarification in law to the contrary and absent a change in the manner in which the stocks or options on the stocks underlying the REIT Buy-Write Index are priced or traded, Citigroup Global Markets Holdings intends not to withhold on payments it makes on the notes to Non-U.S. Holders, provided that conditions (i) through (iii), above, are satisfied. If any of the foregoing conditions are not satisfied, Citigroup Global Markets Holdings will withhold on such payments at the rate of 30% or such lower rate as may be available to a Non-U.S. Holder under an applicable treaty.

If a Non-U.S. Holder of the notes is engaged in a trade or business in the United States, and if interest on the notes is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, generally will be subject to regular United States federal income tax on interest and on any gain realized on the sale, exchange or redemption of the notes in the same manner as if it were a U.S. Holder. In lieu of the certificate described in clause (ii) of the second preceding paragraph, such a Non-U.S. Holder will be required to provide to the withholding agent a properly executed Internal Revenue Service Form W-8ECI (or successor form) in order to claim an exemption from withholding tax.

Backup Withholding Tax and Information Reporting

In general, if you are a Non-U.S. Holder you generally will not be subject to backup withholding and information reporting with respect to payments made by us with respect to the notes if you have provided us with an Internal Revenue Service Form W-8BEN described above and we do not have actual knowledge or reason to know that you are a United States person. In addition, no backup withholding will be required regarding the proceeds of the sale of the notes made within the United States or conducted through certain United States financial intermediaries if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person or you otherwise establish an exemption.

UNDERWRITING

The terms and conditions set forth in the terms agreement dated the date hereof, which incorporates by reference the underwriting agreement basic provisions dated December 1, 1997, govern the sale and purchase of the notes. The terms agreement and the underwriting agreement basic provisions are referred to together as the underwriting agreement. Citigroup Global Markets Inc., as underwriter, has agreed to purchase from Citigroup Global Markets Holdings, and Citigroup Global Markets Holdings has agreed to sell to Citigroup Global Markets Inc., $52,500,000 principal amount of notes (5,250,000 notes).

The underwriting agreement provides that the obligation of Citigroup Global Markets Inc. to purchase the notes included in this offering is subject to approval of certain legal matters by counsel and to other conditions. Citigroup Global Markets Inc. is obligated to purchase all of the notes if it purchases any of the notes.

Citigroup Global Markets Inc. proposes to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to certain dealers at the public offering price less a concession not in excess of $0.30 per note. Citigroup Global Markets Inc. may allow, and these dealers may reallow, a concession not in excess of $0.30 per note on sales to certain other dealers. Sales may also be made through Citicorp Investment Services and Citicorp Financial Services Corp., broker-dealers affiliated with Citigroup Global Markets Inc., acting as agents. Citicorp Investment Services and Citicorp Financial Services Corp. will receive as remuneration a portion of the underwriting discount set forth on the cover of this prospectus supplement equal to $0.30 per note for the notes they sell. If all of the notes are not sold at the initial offering price, Citigroup Global Markets Inc. may change the public offering price and the other selling terms.

Citigroup Global Markets Holdings has agreed that, for the period beginning on the date of the underwriting agreement and continuing to and including the closing date for the purchase of the notes, it will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to offer or sell or otherwise dispose of any securities, including any backup undertakings for such securities, of Citigroup Global Markets Holdings, in each case that are substantially similar to the notes or any security convertible into or exchangeable for the notes or substantially similar securities. Citigroup Global Markets Inc. may release any of the notes subject to this lock-up at any time without notice.

The underwriting agreement provides that Citigroup Global Markets Holdings will indemnify Citigroup Global Markets Inc. against certain liabilities under the Securities Act of 1933 relating to material misstatements and omissions.

Prior to this offering, there has been no public market for the notes. Consequently, the initial public offering price for the notes was determined by negotiations among Citigroup Global Markets Holdings and Citigroup Global Markets Inc. There can be no assurance, however, that the prices at which the notes will sell in the public market after this offering will not be lower than the price at which they are sold by Citigroup Global Markets Inc. or that an active trading market in the notes will develop and continue after this offering.

The notes will not be listed on any exchange.

In connection with the offering, Citigroup Global Markets Inc., as the underwriter, may purchase and sell notes and the stocks underlying the 2005-1 REIT Portfolio in the open market. These transactions may include covering transactions and stabilizing transactions. Covering transactions involve purchases of notes in the open market after the distribution has been completed to cover short positions. Stabilizing transactions consist of bids or purchases of notes or the stocks underlying the 2005-1 REIT Portfolio made for the purpose of preventing a decline in the market price of the notes or the stocks underlying the 2005-1 REIT Portfolio while the offering is in progress. These activities may cause the price of the notes to be higher than would otherwise be the case in the absence of these transactions. Citigroup Global Markets Inc. is not required to engage in any of these activities and may end any of these activities at any time.

Citigroup Global Markets Inc. is a subsidiary of Citigroup Global Markets Holdings. Accordingly, the offering will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the National

Association of Securities Dealers. Citigroup Global Markets Inc. may not confirm sales to any discretionary account without the prior specific written approval of a customer.

In order to hedge its obligations under the notes, Citigroup Global Markets Holdings expects to enter into one or more swaps or other derivatives transactions with one or more of its affiliates. You should refer to the sections “Risk Factors — The Market Value of the Notes May Be Affected by Purchases and Sales of the Stocks Underlying the 2005-1 REIT Portfolio or Derivative Instruments Related to Those Stocks by Affiliates of Citigroup Global Markets Holdings” and “— Citigroup Global Markets Holdings’ Hedging Activity Could Result in a Conflict of Interest” in this prospectus supplement and the section “Use of Proceeds and Hedging” in the accompanying prospectus.

We expect that our total expenses for this offering will be $250,000.

This prospectus supplement, together with the accompanying prospectus, may also be used by Citigroup Global Markets Holdings’ broker-dealer subsidiaries or affiliates in connection with offers and sales of the notes (subject to obtaining any necessary approval of the Nasdaq National Market for any of these offers and sales) in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of these subsidiaries or affiliates may act as principal or agent in these transactions. None of these subsidiaries or affiliates is obligated to make a market in the notes and any may discontinue any market making at any time without notice, at its sole discretion.

Any secondary market purchases of notes by Citigroup Global Markets Inc. (or any other of our broker-dealer subsidiaries or affiliates) prior to maturity will be at a price that is net of the repurchase spread described below. As a result, the price at which you may sell your notes to Citigroup Global Markets Inc. may be less than the amount you originally invest. You should expect that the market value of the notes will be less than it would in the absence of the repurchase spread. The repurchase spread per note will decrease over the term of the notes and on each anniversary of the date the notes are originally issued to the public will equal:

Date of Repurchase	Repurchase Spread per Note
April 5, 2005 (the date the notes are originally issued to the public)	$0.350
April 4, 2006	$0.285
April 4, 2007	$0.225
April 4, 2008	$0.165
April 4, 2009	$0.105
April 4, 2010	$0.050
April 4, 2011 (maturity)	$0.000

If a note is repurchased on a date that is not listed above, the calculation agent will determine the repurchase spread per note by performing a straight-line interpolation between the repurchase spreads for the date listed above immediately preceding the repurchase date and the date listed above immediately following the repurchase date.

We expect that delivery of the notes will be made against payment therefor on or about April 5, 2005, which is the fifth business day after the date on which the notes are priced for initial sale to the public. Under Rule 15c6-1 of the Securities Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date on which the notes are priced for initial sale to the public or the next following business day will be required, by virtue of the fact that the notes initially will not settle in T+3, to specify an alternative settlement cycle at the time of such trade to prevent a failed settlement and should consult their own advisor.

ERISA MATTERS

Each purchaser of the notes or any interest therein will be deemed to have represented and warranted on each day from and including the date of its purchase or other acquisition of the notes through and including the date of disposition of such notes that (a) it is not (i) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) an entity with respect to which part or all of its assets constitute assets of any such employee benefit plan by reason of 29 C.F.R. 2510.3-101 or otherwise, or (iii) a government or other plan subject to federal, state or local law substantially similar to the fiduciary responsibility provisions of ERISA ((i), (ii) and (iii) collectively, “ERISA-Type Plans”); and (b) if it is a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, that is not an ERISA-Type Plan (for example, individual retirement accounts, individual retirement annuities or Keogh plans), none of Citigroup Global Markets Inc., its affiliates or any employee thereof manages the plan or provides advice that serves as a primary basis for the plan’s decision to purchase, hold or dispose of the notes.

LEGAL MATTERS

The validity of the notes and certain matters relating thereto will be passed upon for Citigroup Global Markets Holdings by Edward F. Greene, Esq. Mr. Greene, General Counsel of Citigroup Global Markets Holdings, beneficially owns, or has rights to acquire under Citigroup employee benefit plans, an aggregate of less than one percent of the common stock of Citigroup. Certain legal matters will be passed upon for the underwriter by Cleary Gottlieb Steen and Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has also acted as special tax counsel to Citigroup Global Markets Holdings in connection with the notes. Cleary Gottlieb Steen & Hamilton LLP has from time acted as counsel for Citigroup Global Markets Holdings and certain of its affiliates and may do so in the future.

ANNEX A

THE UNDERLYING ISSUERS

Holders of the notes will not be entitled to any rights with respect to the underlying stocks (including, without limitation, voting rights or rights to receive dividends, option premiums or other distributions in respect thereof). Each of the underlying issuers is currently subject to the informational requirements of the Securities Exchange Act. Accordingly, the underlying issuers file reports (including Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q), proxy statements and other information with the SEC. The underlying issuers’ registration statements, reports, proxy statements and other information may be inspected and copied at the offices of the SEC at the locations listed in the section “Prospectus Summary — Where You Can Find More Information” in the accompanying prospectus.

The descriptions of the underlying issuers set forth below were obtained from publicly available documents.

The notes represent obligations of Citigroup Global Markets Holdings only. None of the underlying issuers is involved in any way in this offering or has any obligation relating to the notes or to holders of the notes.

New Century Financial Corporation

New Century Financial Corporation is one of the nation’s largest mortgage finance companies, providing first and second mortgage products to borrowers nationwide through our operating subsidiaries. It offers mortgage products designed for borrowers who generally do not satisfy the credit, documentation or other underwriting standards prescribed by conventional mortgage lenders and loan buyers.

New Century Financial’s common stock is quoted on the New York Stock Exchange under the symbol “NEW.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for New Century Financial’s common stock as reported on the NYSE and adjusted to reflect a 3 for 2 stock split on July 11, 2003, as well as the dividends paid per share of New Century Financial’s common stock.

Quarter	High	Low	Dividend
2000
First	10.5000	4.0833	0.0000
Second	6.7500	3.3750	0.0000
Third	9.5000	4.7500	0.0000
Fourth	8.3333	6.5000	0.0000
2001
First	7.3333	4.0000	0.0000
Second	7.0667	4.3958	0.0000
Third	8.0000	5.7667	0.0000
Fourth	9.3467	6.1733	0.0000
2002
First	15.9667	7.8667	0.0333
Second	23.3667	14.1600	0.0333
Third	23.1933	13.5000	0.0333
Fourth	18.7400	10.8867	0.0333
2003
First	21.8000	16.3467	0.0667
Second	34.0667	20.6867	0.0667
Third	31.4500	21.5400	0.1000
Fourth	41.1000	28.2700	0.1000
2004
First	52.2800	37.9100	0.1600
Second	50.7500	38.5000	0.2000
Third	63.3000	43.4000	0.2000
Fourth	66.9500	51.3000	0.2300
2005
First (through March 29, 2005)	64.3800	44.0200	1.5000

The closing price of New Century Financial’s common stock on March 29, 2005 was $44.09.

According to New Century Financial’s Annual Report on Form 10-K for the year ended December 31, 2004, as of March 1, 2005, there were 55,318,614 shares of New Century Financial’s common stock outstanding.

Simon Property Group, Inc.

Simon Property Group, Inc., along with its majority-owned partnership subsidiary, engages primarily in the ownership, operation, leasing, management, acquisition, expansion and development of real estate properties. Simon Property Group’s real estate properties consist primarily of regional malls and community shopping centers.

Simon Property Group’s Class A common stock is quoted on the New York Stock Exchange under the symbol “SPG.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for Simon Property Group’s Class A common stock as reported on the NYSE, as well as the dividends paid per share of Simon Property Group’s Class A common stock.

Quarter	High	Low	Dividend
2000
First	25.5000	21.8750	0.5050
Second	27.0625	22.1875	0.5050
Third	26.8125	22.6875	0.5050
Fourth	24.9375	21.5000	0.5050
2001
First	26.4800	23.7500	0.5050
Second	29.9700	25.0900	0.5250
Third	30.9700	25.0800	0.5250
Fourth	29.9700	26.4000	0.5250
2002
First	33.0700	28.8000	0.5250
Second	36.9500	32.5200	0.5500
Third	36.8400	29.4000	0.5500
Fourth	35.8100	31.0000	0.5500
2003
First	37.1800	31.7000	0.6000
Second	40.0400	35.8500	0.6000
Third	43.9600	38.5900	0.6000
Fourth	48.5300	43.5800	0.6000
2004
First	58.6100	45.9000	0.6500
Second	58.8300	44.3900	0.6500
Third	56.7600	48.6500	0.6500
Fourth	65.8700	53.4500	0.6500
2005
First (through March 29, 2005)	65.6000	58.2900	0.7000

The closing price of Simon Property Group’s Class A common stock on March 29, 2005 was $60.41.

According to Simon Property Group’s Annual Report on Form 10-K for the year ended December 31, 2004, as of February 28, 2005, there were 223,149,753 shares of Simon Property Group’s Class A common stock outstanding.

Equity Office Properties Trust

Equity Office Properties Trust, along with its limited partnership subsidiary and wholly-owned subsidiaries, is a fully integrated, self-administered and self-managed real estate company principally engaged in owning, managing, leasing, acquiring and developing office properties.

Equity Office Properties’ common stock is quoted on the New York Stock Exchange under the symbol “EOP.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for Equity Office Properties’ common stock as reported on the NYSE, as well as the dividends paid per share of Equity Office Properties’ common stock.

Quarter	High	Low	Dividend
2000
First	26.2500	22.8750	0.0000
Second	28.7500	25.0000	0.4200
Third	31.8125	27.8125	0.4200
Fourth	33.5000	28.8750	0.9000
2001
First	32.6250	27.7500	0.0000
Second	31.7500	26.2000	0.4500
Third	33.0800	29.5000	0.4500
Fourth	32.5500	27.0000	1.0000
2002
First	30.6000	27.1800	0.0000
Second	31.3600	27.9600	0.5000
Third	29.9300	22.7800	0.5000
Fourth	26.2500	22.9600	1.0000
2003
First	26.2400	23.3100	0.0000
Second	27.9200	25.5200	0.5000
Third	28.2000	26.4600	0.5000
Fourth	29.3000	26.9900	1.0000
2004
First	30.3900	27.8100	0.0000
Second	29.2000	23.9000	0.5000
Third	28.9500	25.7100	0.5000
Fourth	29.8600	27.1100	1.0000
2005
First (through March 29, 2005)	31.1700	27.4500	0.0000

The closing price of Equity Office Properties’ common stock on March 29, 2005 was $29.99.

According to Equity Office Properties’ Annual Report on Form 10-K for the year ended December 31, 2004, as of January 31, 2005, there were 403,902,151 shares of Equity Office Properties’ common stock outstanding.

Equity Residential

Equity Residential, along with its majority-owned limited partnership subsidiary, engages in the acquisition, development, ownership, management and operation of multifamily properties.

Equity Residential’s common stock is quoted on the New York Stock Exchange under the symbol “EQR.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for Equity Residential’s common stock as reported on the NYSE and adjusted to reflect a 2 for 1 stock split on October 11, 2001, as well as the dividends paid per share of Equity Residential’s common stock.

Quarter	High	Low	Dividend
2000
First	22.2500	19.3438	0.0000
Second	24.2500	20.0000	0.3800
Third	25.5938	23.3750	0.3800
Fourth	28.6250	22.2500	0.8150
2001
First	27.6563	24.8050	0.0000
Second	28.7000	25.1500	0.4075
Third	30.4450	27.4600	0.4075
Fourth	29.7000	24.8700	0.4325
2002
First	29.3300	25.8400	0.4325
Second	30.9600	27.9000	0.4325
Third	28.8100	22.4000	0.4325
Fourth	26.7000	21.5500	0.4325
2003
First	25.9900	23.1200	0.4325
Second	27.9500	24.0500	0.4325
Third	29.7900	25.6900	0.4325
Fourth	30.3000	28.0300	0.4325
2004
First	31.1000	28.3100	0.4325
Second	31.1100	26.6500	0.4325
Third	33.2100	28.7400	0.4325
Fourth	36.7500	30.8600	0.4325
2005
First (through March 29, 2005)	36.3700	30.7000	0.4325

The closing price of Equity Residential’s common stock on March 29, 2005 was $31.55.

According to Equity Residential’s Annual Report on Form 10-K for the quarter ended December 31, 2004, as of February 3, 2005, there were 286,055,990 shares of Equity Residential’s common stock outstanding.

Archstone-Smith Trust

Archstone-Smith Trust owns and operates a portfolio of high-rise and garden apartment communities in the greater Washington, D.C. metropolitan area, Southern California, the San Francisco Bay area, Chicago, Boston, Seattle, the greater New York City metropolitan area and Southeast Florida.

Archstone-Smith’s common stock is quoted on the New York Stock Exchange under the symbol “ASN.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for Archstone-Smith’s common stock as reported on the NYSE, as well as the dividends paid per share of Archstone-Smith’s common stock.

Quarter	High	Low	Dividend
2000
First	21.7500	19.2500	0.3850
Second	24.1875	19.8125	0.3850
Third	26.4375	21.2500	0.3850
Fourth	26.5625	21.8750	0.3850
2001
First	26.2500	23.0000	0.4100
Second	26.0000	23.5000	0.4100
Third	27.8500	24.9300	0.4100
Fourth	27.0000	24.0000	0.4100
2002
First	27.1500	24.3000	0.4250
Second	29.1900	25.8000	0.4250
Third	26.6600	21.3300	0.4250
Fourth	24.1500	21.4900	0.4250
2003
First	24.4200	20.9400	0.4275
Second	24.9000	21.7400	0.4275
Third	26.8700	23.9000	0.4275
Fourth	28.3500	25.7700	0.4275
2004
First	29.6500	26.6300	0.4300
Second	30.5100	26.3500	0.4300
Third	32.0700	28.6200	0.4300
Fourth	39.0000	31.5500	1.4300
2005
First (through March 29, 2005)	38.2500	32.7600	0.4325

The closing price of Archstone-Smith’s common stock on March 29, 2005 was $33.68.

According to Archstone-Smith’s Annual Report on Form 10-K for the year ended December 31, 2004, as of February 14, 2005, there were 199,782,439 shares of Archstone-Smith’s common stock outstanding.

General Growth Properties, Inc.

General Growth Properties, Inc., along with its operating partnership and subsidiaries, is primarily engaged in the ownership, operation, management, leasing, acquisition, development and expansion of regional malls and community shopping centers in the United States.

General Growth Properties’ common stock is quoted on the New York Stock Exchange under the symbol “GGP.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for General Growth Properties’ common stock as reported on the NYSE and adjusted to reflect a 3 for 1 stock split on December 5, 2003, as well as the dividends paid per share of General Growth Properties’ common stock.

Quarter	High	Low	Dividend
2000
First	10.1875	8.7917	0.1700
Second	11.3958	9.8750	0.1700
Third	11.5000	10.5625	0.1700
Fourth	12.1667	9.5625	0.1700
2001
First	12.7917	11.0000	0.1767
Second	13.1200	11.2500	0.1767
Third	13.1700	10.9333	0.1767
Fourth	13.5000	11.4500	0.2167
2002
First	14.9133	12.6667	0.2167
Second	17.0000	14.7267	0.2167
Third	17.2667	13.7833	0.2167
Fourth	17.4300	15.0500	0.2400
2003
First	18.4000	15.9000	0.2400
Second	21.0600	17.8267	0.2400
Third	24.0333	20.7667	0.2400
Fourth	28.0300	23.9100	0.3000
2004
First	35.1500	27.2500	0.3000
Second	35.3000	24.3500	0.3000
Third	32.1100	28.4100	0.3000
Fourth	36.9000	30.9000	0.3600
2005
First (through March 29, 2005)	37.7500	31.3800	0.3600

The closing price of General Growth Properties’ common stock on March 29, 2005 was $32.98.

According to General Growth Properties’ Annual Report on Form 10-K for the year ended December 31, 2004, as of March 4, 2005, there were 237,554,681 shares of General Growth Properties’ common stock outstanding.

Novastar Financial, Inc.

Novastar Financial, Inc. is a specialty finance company that originates, invests in and services residential nonconforming loans. Novastar Financial operates through three separate but inter-related units-mortgage lending and loan servicing, mortgage portfolio management and branch operations.

Novastar Financial’s common stock is quoted on the New York Stock Exchange under the symbol “NFI.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for Novastar Financial’s common stock as reported on the NYSE and adjusted to reflect a 2 for 1 stock split on December 1, 2003, as well as the dividends paid per share of Novastar Financial’s common stock.

Quarter	High	Low	Dividend
2000
First	2.1563	1.5625	0.0000
Second	2.0938	1.4375	0.0000
Third	2.0000	1.4688	0.0000
Fourth	2.1563	1.8125	0.0000
2001
First	3.1000	1.8750	0.0000
Second	4.2250	2.7750	0.0000
Third	5.9000	4.0250	0.0650
Fourth	9.0500	5.1750	0.1800
2002
First	9.7500	7.5000	0.2350
Second	17.8750	9.4500	0.4000
Third	17.7450	9.5250	0.4500
Fourth	16.4000	9.0150	0.5000
2003
First	18.1000	13.9050	0.9650
Second	30.4500	17.1500	1.1250
Third	37.7500	24.3150	1.2500
Fourth	45.8000	28.6250	1.2500
2004
First	70.2900	42.5000	1.2500
Second	66.5900	28.7500	1.3500
Third	48.6000	37.2900	1.3500
Fourth	58.0400	40.2500	1.4000
2005
First (through March 29, 2005)	49.8800	31.1000	2.6500

The closing price of Novastar Financial’s common stock on March 29, 2005 was $34.85.

According to Novastar Financial’s Annual Report on Form 10-K for the year ended December 31, 2004, as of March 11, 2005, there were 27,860,629 shares of Novastar Financial’s common stock outstanding.

Vornado Realty Trust

Vornado Realty Trust, through its majority-owned limited partnership subsidiary and other subsidiaries, is engaged in ownership and leasing of office properties, retail properties, merchandise mart properties, temperature controlled warehouses and other real estate investments.

Vornado’s common stock is quoted on the New York Stock Exchange under the symbol “VNO.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for Vornado’s common stock as reported on the NYSE, as well as the dividends paid per share of Vornado’s common stock.

Quarter	High	Low	Dividend
2000
First	36.0000	29.8750	0.4800
Second	36.8750	32.6250	0.4800
Third	40.7500	35.1250	0.4800
Fourth	39.0000	33.0625	0.5300
2001
First	39.2000	34.4700	0.5300
Second	39.9500	34.5000	0.5300
Third	41.6000	37.4500	0.5990
Fourth	42.0300	37.2000	0.6600
2002
First	45.2000	40.9000	0.9700
Second	47.2000	42.9000	0.6600
Third	46.2000	33.2500	0.6600
Fourth	39.6500	34.1000	0.6800
2003
First	38.3500	33.2500	0.6800
Second	45.1500	36.1700	0.6800
Third	48.2500	43.4800	0.6800
Fourth	55.8400	48.0500	0.8700
2004
First	60.6500	52.8000	0.8700
Second	60.8700	47.0000	0.7100
Third	65.4400	56.3600	0.7100
Fourth	76.9900	62.3600	0.7600
2005
First (through March 29, 2005)	77.0500	68.2500	0.8100

The closing price of Vornado’s common stock on March 29, 2005 was $68.89.

According to Vornado’s Annual Report on Form 10-K for the year ended December 31, 2004, as of February 1, 2005, there were 127,819,849 shares of Vornado’s common stock outstanding.

Friedman, Billings, Ramsey Group, Inc.

Friedman, Billings, Ramsey Group, Inc. is a leading national investment bank that provides investment banking, institutional brokerage and asset management services and invests as principal in mortgage-backed securities and merchant banking investments.

Friedman, Billings’ Class A common stock is quoted on the New York Stock Exchange under the symbol “FBR.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for Friedman, Billings’ Class A common stock as reported on the NYSE, as well as the dividends paid per share of Friedman, Billings’ Class A common stock.

Quarter	High	Low	Dividend
2000
First	19.9375	17.5625	0.0000
Second	10.8750	18.8125	0.0000
Third	9.5000	21.2500	0.0000
Fourth	9.3750	19.4375	0.0000
2001
First	7.9375	19.7300	0.0000
Second	7.0000	19.6500	0.0000
Third	7.2400	19.3500	0.0000
Fourth	6.0000	19.6000	0.0000
2002
First	8.0000	20.9600	0.0000
Second	12.8800	21.9000	0.0000
Third	12.7700	21.7000	0.0000
Fourth	10.6000	22.8500	0.0000
2003
First	9.9300	23.6300	0.0000
Second	14.2500	25.6000	0.3400
Third	18.0000	26.9700	0.3400
Fourth	23.7500	28.6300	0.3400
2004
First	28.6000	30.8000	0.3400
Second	27.4500	27.6200	0.3400
Third	20.9000	32.7400	0.4600
Fourth	20.4600	35.3100	0.3400
2005
First (through March 29, 2005)	20.3500	15.1700	0.3900

The closing price of Friedman, Billings’ Class A common stock on March 29, 2005 was $15.42.

According to Friedman, Billings’ Annual Report on Form 10-K for the year ended December 31, 2004, as of March 9, 2005, there were 145,251,936 shares of Friedman, Billings’ Class A common stock outstanding.

Impac Mortgage Holdings, Inc.

Impac Mortgage Holdings, Inc. is a nationwide acquirer, originator, seller and investor of non-conforming Alt-A mortgages, or “Alt-A mortgages,” and to a lesser extent, small-balance, multi-family mortgages, or “multi-family mortgages” and sub-prime, or “B/C mortgages.” Impac Mortgage also provides warehouse and repurchase financing to originators of mortgages.

Impac Mortgage’s common stock is quoted on the New York Stock Exchange under the symbol “IMH.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for Impac Mortgage’s common stock as reported on the NYSE, as well as the dividends paid per share of Impac Mortgage’s common stock.

Quarter	High	Low	Dividend
2000
First	4.2500	3.1250	0.1300
Second	4.3750	3.0625	0.1200
Third	4.1875	2.3750	0.1200
Fourth	3.2000	1.8300	0.1200
2001
First	4.4900	2.8500	0.0000
Second	7.2500	3.8900	0.0000
Third	8.1500	5.8000	0.0000
Fourth	9.3500	6.8500	0.2500
2002
First	9.5500	7.8000	0.4400
Second	13.4800	8.8500	0.4000
Third	13.0900	8.2500	0.4300
Fourth	12.2800	9.0800	0.4500
2003
First	13.2300	11.0500	0.4800
Second	15.9200	12.4600	0.5000
Third	16.5500	12.5000	0.5000
Fourth	19.2100	14.8000	1.0500
2004
First	27.2000	18.2500	0.0000
Second	26.7300	17.1500	0.6500
Third	27.9100	21.0700	0.7500
Fourth	27.1800	20.5100	1.5000
2005
First (through March 29, 2005)	23.4900	16.0100	0.0000

The closing price of Impac Mortgage’s common stock on March 29, 2005 was $16.84.

According to Impac Mortgage’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, as of November 5, 2004, there were 70,636,530 shares of Impac Mortgage’s common stock outstanding.

Developers Diversified Realty Corporation

Developers Diversified Realty Corporation, through its wholly-owned and majority-owned subsidiaries and joint ventures, is engaged in the business of acquiring, developing, redeveloping, renovating, expanding, owning, leasing and managing shopping centers and business centers.

Developers Diversified’s common stock is quoted on the New York Stock Exchange under the symbol “DDR.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for Developers Diversified’s common stock as reported on the NYSE, as well as the dividends paid per share of Developers Diversified’s common stock.

Quarter	High	Low	Dividend
2000
First	13.8750	11.0000	0.3500
Second	15.8750	13.5000	0.3600
Third	16.1875	12.8750	0.3600
Fourth	13.7500	11.6250	0.3600
2001
First	15.2000	12.9375	0.3600
Second	18.6000	14.2300	0.3700
Third	19.2200	15.8500	0.3700
Fourth	19.3800	17.1600	0.3700
2002
First	21.7000	18.0000	0.3700
Second	23.6500	20.7000	0.3800
Third	23.1600	17.2500	0.3800
Fourth	22.6000	19.4900	0.3800
2003
First	24.6500	21.2200	0.3800
Second	29.6200	24.1500	0.4100
Third	30.2500	28.0000	0.4100
Fourth	33.9000	28.2300	0.4100
2004
First	40.8900	32.2600	0.4600
Second	42.5500	30.8000	0.4600
Third	39.1500	35.0900	0.4600
Fourth	45.8500	39.0500	0.5100
2005
First (through March 29, 2005)	44.5000	38.7500	0.5100

The closing price of Developers Diversified’s common stock on March 29, 2005 was $38.91.

According to Developers Diversified’s Annual Report on Form 10-K for the year ended December 31, 2004, as of February 28, 2005, there were 108,436,991 shares of Developers Diversified’s common stock outstanding.

Boston Properties, Inc.

Boston Properties, Inc., through its majority-owned limited partnership subsidiary and other subsidiaries, owns and develops office properties in the United States. Properties owned and developed by Boston Properties are concentrated in four core markets—Boston, Washington, D.C., midtown Manhattan and San Francisco, consisting of office/technical properties, industrial properties, hotels and retail properties. In addition, Boston Properties owns and controls land and structured parking spaces.

Boston Properties’ common stock is quoted on the New York Stock Exchange under the symbol “BXP.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for Boston Properties’ common stock as reported on the NYSE, as well as the dividends paid per share of Boston Properties’ common stock.

Quarter	High	Low	Dividend
2000
First	32.4375	29.0000	0.4500
Second	39.3125	31.5000	0.4500
Third	43.5000	37.5000	0.5300
Fourth	44.8750	38.6250	0.5300
2001
First	43.8750	37.2500	0.5300
Second	41.4200	36.0000	0.5300
Third	41.3100	36.2000	0.5800
Fourth	38.5500	34.0000	0.5800
2002
First	39.9500	35.7000	0.5800
Second	41.5500	37.7000	0.5800
Third	40.0000	32.9500	0.6100
Fourth	37.4900	33.3000	0.6100
2003
First	39.4400	34.8000	0.6100
Second	44.8300	38.0000	0.6100
Third	45.5000	41.2600	0.6300
Fourth	48.4700	43.4000	0.6300
2004
First	54.8900	46.7000	0.6300
Second	55.5400	42.9900	0.6300
Third	56.2900	49.8600	0.6500
Fourth	64.9000	55.1500	0.6500
2005
First (through March 29, 2005)	65.0500	56.6600	0.6500

The closing price of Boston Properties’ common stock on March 29, 2005 was $58.92.

According to Boston Properties’ Annual Report on Form 10-K for the year ended December 31, 2004, as of March 4, 2005, there were 110,374,075 shares of Boston Properties’ common stock outstanding.

Apartment Investment and Management Company

Apartment Investment and Management Company is engaged in the acquisition, ownership, management and redevelopment of apartment properties in 47 states, the District of Columbia and Puerto Rico. Apartment Investment is one of the largest REIT owner and operator of apartment properties in the United States. Its portfolio includes garden style, mid-rise and high-rise properties, and it serves approximately one million residents per year.

Apartment Investment’s common stock is quoted on the New York Stock Exchange under the symbol “AIV.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for Apartment Investment’s common stock as reported on the NYSE, as well as the dividends paid per share of Apartment Investment’s common stock.

Quarter	High	Low	Dividend
2000
First	39.9375	36.3750	0.7000
Second	45.2500	37.7500	0.7000
Third	49.3750	43.6875	0.7000
Fourth	50.0625	42.6250	0.7000
2001
First	50.1250	39.2500	0.7800
Second	48.4000	42.7000	0.7800
Third	49.2000	43.4000	0.7800
Fourth	46.4000	40.7000	0.7800
2002
First	48.6500	42.8800	0.8200
Second	51.4600	46.2900	0.8200
Third	49.4400	38.6100	0.8200
Fourth	38.8500	33.9000	0.8200
2003
First	39.1900	34.6400	0.8200
Second	39.8100	33.6700	0.8200
Third	39.8500	34.1100	0.8200
Fourth	42.0500	33.0000	0.6000
2004
First	36.0000	30.1800	0.6000
Second	31.5000	27.1000	0.6000
Third	36.9500	30.8500	0.6000
Fourth	39.2500	34.6000	0.6000
2005
First (through March 29, 2005)	39.3900	34.1700	0.6000

The closing price of Apartment Investment’s common stock on March 29, 2005 was $36.57.

According to Apartment Investment’s Annual Report on Form 10-K for the year ended December 31, 2004, as of February 28, 2005, there were 94,877,048 shares of Apartment Investment’s common stock outstanding.

Liberty Property Trust

Liberty Property Trust, through its majority-owned limited partnership subsidiaries and other subsidiaries, provides leasing, property management, development, acquisition and other tenant-related services. Its industrial properties consist of a variety of warehouse, distribution, service, assembly, light manufacturing and research and development facilities, including both single-tenant and multi-tenant facilities. Its office properties are multi-story and single-story office buildings located principally in suburban mixed-use developments or office parks.

Liberty Property’s common stock is quoted on the New York Stock Exchange under the symbol “LRY.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for Liberty Property’s common stock as reported on the NYSE, as well as the dividends paid per share of Liberty Property’s common stock.

Quarter	High	Low	Dividend
2000
First	24.5000	22.0000	0.5200
Second	27.1875	23.1875	0.5200
Third	29.1250	26.0000	0.5200
Fourth	28.9375	25.0000	0.5700
2001
First	28.2500	26.1500	0.5700
Second	29.9000	27.3600	0.5700
Third	31.2000	27.3000	0.5700
Fourth	30.2700	25.6000	0.5900
2002
First	32.9600	28.8500	0.5900
Second	35.4000	31.0700	0.5900
Third	34.9000	26.1000	0.5900
Fourth	32.4500	27.1000	0.6000
2003
First	32.3600	29.1300	0.6000
Second	35.3600	30.6000	0.6000
Third	37.1900	33.3500	0.6000
Fourth	39.1900	34.9500	0.6050
2004
First	45.5100	36.7000	0.6050
Second	45.3800	34.4900	0.6050
Third	41.8300	37.3300	0.6050
Fourth	43.2700	39.2000	0.6100
2005
First (through March 29, 2005)	43.6400	38.4300	0.6100

The closing price of Liberty Property’s common stock on March 29, 2005 was $39.23.

According to Liberty Property’s Annual Report on Form 10-K for the year ended December 31, 2004, as of March 1, 2005, there were 86,168,029 shares of Liberty Property’s common stock outstanding.

Annaly Mortgage Management, Inc.

Annaly Mortgage Management, Inc. owns and manages a portfolio of primarily mortgage-backed securities, including mortgage pass-through certificates, collateralized mortgage obligations and other securities representing interests in or obligations backed by pools of mortgage loans.

Annaly Mortgage’s common stock is quoted on the New York Stock Exchange under the symbol “NLY.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for Annaly Mortgage’s common stock as reported on the NYSE, as well as the dividends paid per share of Annaly Mortgage’s common stock.

Quarter	High	Low	Dividend
2000
First	9.2500	7.1875	0.3500
Second	9.3750	8.1875	0.3500
Third	9.5000	8.0625	0.3000
Fourth	9.5000	7.8750	0.2500
2001
First	11.5400	8.5000	0.2500
Second	13.9500	10.3100	0.3000
Third	15.0000	12.4000	0.4000
Fourth	17.3000	13.1000	0.4500
2002
First	17.6200	15.3000	0.6000
Second	21.5000	16.2000	0.6300
Third	20.4000	14.0000	0.6800
Fourth	19.9500	15.2500	0.6800
2003
First	19.5500	16.3800	0.6800
Second	20.9400	17.3500	0.6000
Third	21.2800	16.0000	0.6000
Fourth	19.0200	15.5600	0.2800
2004
First	21.2200	18.1700	0.4700
Second	19.6300	15.9400	0.5000
Third	18.4300	15.9500	0.4800
Fourth	20.5300	16.3300	0.5000
2005
First (through March 29, 2005)	20.0100	17.6100	0.5000

The closing price of Annaly Mortgage’s common stock on March 29, 2005 was $18.72.

According to Annaly Mortgage’s Annual Report on Form 10-K for the year ended December 31, 2004, as of March 1, 2005, there were 121,272,323 shares of Annaly Mortgage’s common stock outstanding.

The Macerich Company

The Macerich Company, through its majority-owned limited partnership subsidiary, is involved in the acquisition, ownership, development, redevelopment, management and leasing of regional and community shopping centers located throughout the United States.

Macerich’s common stock is quoted on the New York Stock Exchange under the symbol “MAC.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for Macerich’s common stock as reported on the NYSE, as well as the dividends paid per share of Macerich’s common stock.

Quarter	High	Low	Dividend
2000
First	23.9375	18.8125	0.5100
Second	24.2500	20.1250	0.5100
Third	24.7500	20.1875	0.5100
Fourth	21.3125	18.3125	0.5300
2001
First	21.9500	18.7500	0.5300
Second	24.8800	21.2000	0.5300
Third	25.4100	21.3500	0.5300
Fourth	26.7000	21.7500	0.5500
2002
First	30.4900	26.0000	0.5500
Second	31.6700	27.7600	0.5500
Third	31.2400	25.2500	0.5500
Fourth	31.1700	27.3000	0.5700
2003
First	33.3000	28.6500	0.5700
Second	36.5200	31.7200	0.5700
Third	38.9000	35.1600	0.5700
Fourth	45.1600	37.9000	0.6100
2004
First	53.9000	43.3700	0.6100
Second	54.3500	38.9000	0.6100
Third	56.2800	46.4000	0.6100
Fourth	64.6600	53.0500	0.6500
2005
First (through March 29, 2005)	63.4600	53.1600	0.6500

The closing price of Macerich’s common stock on March 29, 2005 was $53.45.

According to Macerich’s Annual Report on Form 10-K for the year ended December 31, 2004, as of February 28, 2005, there were 59,370,133 shares of Macerich’s common stock outstanding.

Kimco Realty Corporation

Kimco Realty Corporation is one of the nation’s largest owners and operators of neighborhood and community shopping centers. Its portfolio is comprised of neighborhood and community shopping center properties, retail store leases, ground-up development projects and parcels of undeveloped land located in the United States, Canada and Mexico.

Kimco Realty’s common stock is quoted on the New York Stock Exchange under the symbol “KIM.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for Kimco Realty’s common stock as reported on the NYSE and adjusted to reflect a 3 for 2 stock split on December 21, 2001, as well as the dividends paid per share of Kimco Realty’s common stock.

Quarter	High	Low	Dividend
2000
First	25.0000	21.8333	0.4400
Second	28.4583	24.1667	0.4400
Third	28.5417	26.0833	0.4400
Fourth	29.8333	26.0000	0.4533
2001
First	30.0833	27.1667	0.4800
Second	31.5667	27.3333	0.4800
Third	33.3000	29.5000	0.4800
Fourth	34.0667	31.3333	0.4800
2002
First	33.5000	29.0000	0.5200
Second	33.8700	31.0000	0.5200
Third	33.2000	26.0000	0.5200
Fourth	32.0800	27.7700	0.5200
2003
First	36.0000	30.2500	0.5400
Second	39.4500	34.4700	0.5400
Third	43.3500	37.2100	0.5400
Fourth	45.8600	40.2600	0.5400
2004
First	51.3200	43.7500	0.5700
Second	51.1900	39.5300	0.5700
Third	51.7800	44.8300	0.5700
Fourth	59.2800	50.5300	0.5700
2005
First (through March 29, 2005)	58.1800	51.8000	0.6100

The closing price of Kimco Realty’s common stock on March 29, 2005 was $52.91.

According to Kimco Realty’s Annual Report on Form 10-K for the year ended December 31, 2004, as of January 31, 2005, there were 112,489,024 shares of Kimco Realty’s common stock outstanding.

Duke Realty Corporation

Duke Realty Corporation is engaged in owning and leasing rental properties to businesses for manufacturing, retailing, wholesale trade, distribution and professional services. It also owns and controls unencumbered land ready for development. Through its service operations, it provides, on a fee basis, leasing, property and asset management, development, construction, build-to-suit, and other tenant-related services at properties owned by third-party clients. It concentrates its activities in the Midwest and Southeast United States.

Duke Realty’s common stock is quoted on the New York Stock Exchange under the symbol “DRE.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for Duke Realty’s common stock as reported on the NYSE, as well as the dividends paid per share of Duke Realty’s common stock.

Quarter	High	Low	Dividend
2000
First	20.7500	17.7500	0.3900
Second	23.8750	18.6250	0.3900
Third	25.7500	22.6250	0.4300
Fourth	25.5625	22.0000	0.4300
2001
First	25.4375	21.8500	0.4300
Second	24.9900	22.0000	0.4300
Third	26.1700	21.6000	0.4500
Fourth	24.8000	22.0000	0.4500
2002
First	26.5000	22.9200	0.4500
Second	28.9500	25.4600	0.4500
Third	28.8800	21.4000	0.4550
Fourth	25.8400	21.5000	0.4550
2003
First	27.5000	24.2500	0.4550
Second	29.3000	26.1000	0.4550
Third	29.4000	27.0500	0.4600
Fourth	31.7600	28.1900	0.4600
2004
First	34.7300	30.4400	0.4600
Second	35.1600	27.4900	0.4600
Third	34.7000	30.4600	0.4650
Fourth	36.0000	32.7800	0.4650
2005
First (through March 29, 2005)	34.3700	29.4500	0.4650

The closing price of Duke Realty’s common stock on March 29, 2005 was $29.67.

According to Duke Realty’s Annual Report on Form 10-K for the year ended December 31, 2004, as of February 21, 2005, there were 142,916,444 shares of Duke Realty’s common stock outstanding.

Thornburg Mortgage, Inc.

Thornburg Mortgage, Inc. is a single-family residential mortgage lender that originates, acquires and retains investments in adjustable and variable rate mortgage (“ARM”) assets comprised of ARM securities and ARM loans, hybrid ARM securities and loans, thereby providing capital to the single-family residential housing market.

Thornburg’s common stock is quoted on the New York Stock Exchange under the symbol “TMA.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for Thornburg’s common stock as reported on the NYSE, as well as the dividends paid per share of Thornburg’s common stock.

Quarter	High	Low	Dividend
2000
First	9.1250	7.0625	0.2300
Second	8.8750	7.1875	0.2300
Third	9.5000	7.3750	0.2300
Fourth	9.8125	8.6250	0.2500
2001
First	12.2400	9.1250	0.2500
Second	16.0100	11.6000	0.3000
Third	18.4000	13.7500	0.4000
Fourth	21.4800	16.1000	0.5000
2002
First	21.2000	17.7500	0.5500
Second	21.3300	18.9500	0.5500
Third	20.8400	16.7000	0.5700
Fourth	20.9300	16.2000	0.5800
2003
First	20.9800	19.4600	0.5850
Second	26.8300	20.5000	0.6000
Third	27.9600	21.6200	0.6200
Fourth	27.8300	25.3700	0.6300
2004
First	31.1000	26.6000	0.6400
Second	31.2800	22.6200	0.6500
Third	30.1000	26.3400	0.6600
Fourth	30.2200	27.7000	0.6700
2005
First (through March 29, 2005)	29.4600	26.5100	0.6800

The closing price of Thornburg’s common stock on March 29, 2005 was $27.37.

According to Thornburg’s Annual Report on Form 10-K for the year ended December 31, 2004, as of February 23, 2005, there were 93,357,030 shares of Thornburg’s common stock outstanding.

Redwood Trust, Inc.

Redwood Trust, Inc. is a financial institution that invests in high-qualify residential real estate loans originated throughout the United States, securities backed by jumbo residential real estate loans, various other diverse residential and commercial real estate loan securities and commercial real estate loans. Its primary market is high-quality jumbo residential mortgages.

Redwood’s common stock is quoted on the New York Stock Exchange under the symbol “RWT.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for Redwood’s common stock as reported on the NYSE, as well as the dividends paid per share of Redwood’s common stock.

Quarter	High	Low	Dividend
2000
First	15.3750	11.9375	0.2500
Second	15.2500	13.3125	0.3500
Third	16.2500	13.5625	0.4000
Fourth	18.0000	15.0000	0.4200
2001
First	20.8800	16.6250	0.4400
Second	24.3500	19.3700	0.5000
Third	25.7000	22.4000	0.7300
Fourth	25.7000	23.7500	0.7200
2002
First	27.4900	23.7500	0.6000
Second	31.5000	27.0000	0.6200
Third	31.4500	23.0000	0.7550
Fourth	28.1800	23.5400	0.7550
2003
First	33.1500	27.2500	0.7550
Second	42.7500	32.1500	0.6500
Third	44.1200	34.9500	0.6500
Fourth	58.2500	41.1400	5.4000
2004
First	63.4700	47.7200	0.6500
Second	62.7100	42.7500	1.1700
Third	63.4900	54.1500	0.6700
Fourth	66.6800	56.8500	6.1700
2005
First (through March 29, 2005)	63.6000	48.1200	0.6700

The closing price of Redwood’s common stock on March 29, 2005 was $48.73.

According to Redwood’s Annual Report on Form 10-K for the year ended December 31, 2004, as of March 14, 2005, there were 24,468,358 shares of Redwood’s common stock outstanding.

Rayonier Inc.

Rayonier Inc., including its subsidiaries, is a leading international forest products company, primarily engaged in activities associated with timberland management, including the sale of timber and timberlands and in the production and sale of high value-added performance cellulose fibers. It owns or leases timberland located primarily in the United States and New Zealand and owns and operates performance fibers mills in the United States. It also manufactures wood products through its lumber manufacturing facilities in the United States and a medium-density fiberboard plant in New Zealand and engages in the trading of logs and wood products.

Rayonier’s common stock is quoted on the New York Stock Exchange under the symbol “RYN.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for Rayonier’s common stock as reported on the NYSE and adjusted to reflect a 3 for 2 stock split on June 12, 2003, as well as the dividends paid per share of Rayonier’s common stock.

Quarter	High	Low	Dividend
2000
First	27.3799	19.9733	0.2022
Second	27.4502	19.8680	0.2022
Third	24.4313	19.6574	0.2022
Fourth	23.1325	17.5512	0.2022
2001
First	24.7122	20.9492	0.2022
Second	26.2398	21.7916	0.2022
Third	26.7902	20.1067	0.2022
Fourth	28.6324	21.5108	0.2022
2002
First	30.4746	26.3971	0.2022
Second	32.9514	26.7734	0.2022
Third	28.8683	22.8475	0.2022
Fourth	26.2061	20.6122	0.2022
2003
First	26.3465	22.5555	0.2022
Second	30.3229	24.3527	0.2275
Third	34.8441	27.3547	0.2275
Fourth	41.7500	33.9511	0.2275
2004
First	44.9300	39.3100	0.5600
Second	44.5700	37.5900	0.5600
Third	47.5300	43.2900	0.5600
Fourth	49.6800	44.9200	0.5600
2005
First (through March 29, 2005)	50.9600	43.8000	0.6200

The closing price of Rayonier’s common stock on March 29, 2005 was $48.56.

According to Rayonier’s Annual Report on Form 10-K for the year ended December 31, 2004, as of March 1, 2005, there were 50,193,329 shares of Rayonier’s common stock outstanding.

Mack-Cali Realty Corporation

Mack-Cali Realty Corporation owns and operates a real estate portfolio comprised of office, office/flex, industrial/warehouse and stand-alone retail properties located in eight states, primarily in the Northeast, and the District of Columbia. It substantially owns all commercial real estate leasing, management, acquisition, development and construction services on an in-house basis.

Mack-Cali Realty’s common stock is quoted on the New York Stock Exchange under the symbol “CLI.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for Mack-Cali Realty’s common stock as reported on the NYSE, as well as the dividends paid per share of Mack-Cali Realty’s common stock.

Quarter	High	Low	Dividend
2000
First	26.6250	22.7500	0.5800
Second	28.4375	24.4375	0.5800
Third	28.6250	25.0625	0.5800
Fourth	28.8750	25.7500	0.6100
2001
First	28.5000	25.4900	0.6100
Second	28.7000	25.7900	0.6100
Third	32.0000	27.3000	0.6100
Fourth	32.2000	28.3800	0.6200
2002
First	34.9500	29.9000	0.6200
Second	35.7300	32.4500	0.6200
Third	34.9600	26.6500	0.6200
Fourth	31.7000	27.0300	0.6300
2003
First	31.3800	27.3500	0.6300
Second	36.5000	30.4100	0.6300
Third	39.2100	35.3500	0.6300
Fourth	41.9600	36.8600	0.6300
2004
First	45.0000	39.0700	0.6300
Second	45.3100	34.1600	0.6300
Third	46.0800	39.7000	0.6300
Fourth	47.0100	42.4400	0.6300
2005
First (through March 29, 2005)	45.9700	41.5300	0.6300

The closing price of Mack-Cali Realty’s common stock on March 29, 2005 was $42.77.

According to Mack-Cali Realty’s Annual Report on Form 10-K for the year ended December 31, 2004, as of February 25, 2005, there were 61,443,927 shares of Mack-Cali Realty’s common stock outstanding.

United Dominion Realty Trust, Inc.

United Dominion Realty Trust, Inc. owns, acquires, renovates, develops and manages middle-market apartment communities nationwide. United Dominion has a geographically diverse portfolio, through which it tries to increase its investment opportunity and decrease the risk associated with cyclical local real estate markets and economies.

United Dominion’s common stock is quoted on the New York Stock Exchange under the symbol “UDR.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for United Dominion’s common stock as reported on the NYSE, as well as the dividends paid per share of United Dominion’s common stock.

Quarter	High	Low	Dividend
2000
First	10.5000	9.4375	0.2650
Second	11.7500	9.7500	0.2675
Third	11.7500	10.6875	0.2675
Fourth	11.1250	9.3750	0.2675
2001
First	12.7000	10.5625	0.2675
Second	14.3800	11.9000	0.2700
Third	14.6000	13.7200	0.2700
Fourth	14.8500	13.8600	0.2700
2002
First	16.0100	13.9400	0.2700
Second	16.8100	15.2300	0.2775
Third	16.6500	13.1800	0.2775
Fourth	16.4200	13.6600	0.2775
2003
First	16.7600	15.1300	0.2775
Second	17.7200	15.9800	0.2850
Third	18.9600	17.0700	0.2850
Fourth	19.5300	17.3900	0.2850
2004
First	19.7000	17.8500	0.2850
Second	19.9900	17.1000	0.2925
Third	21.3800	18.8300	0.2925
Fourth	24.8000	19.5100	0.2925
2005
First (through March 29, 2005)	24.7500	20.5500	0.2925

The closing price of United Dominion’s common stock on March 29, 2005 was $20.67.

According to United Dominion’s Annual Report on Form 10-K for the year ended December 31, 2004, as of March 1, 2005, there were 137,023,872 shares of United Dominion’s common stock outstanding.

Reckson Associates Realty Corp.

Reckson Associates Realty Corp., along with its majority-owned limited partnership subsidiary and affiliated partnership entities, is engaged in the business of owning, developing, acquiring, constructing, managing and leasing office and industrial properties in the New York City tri-state area. It is one of the largest owners and operators of central business district and suburban office properties in the tri-state area.

Reckson Associates’ common stock is quoted on the New York Stock Exchange under the symbol “RA.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for Reckson Associates’ common stock as reported on the NYSE, as well as the dividends paid per share of Reckson Associates’ common stock.

Quarter	High	Low	Dividend
2000
First	21.5000	17.5625	0.37125
Second	24.2500	18.6250	0.37125
Third	26.9375	23.5625	0.38600
Fourth	26.0625	21.6250	0.38600
2001
First	26.0000	21.4000	0.38600
Second	24.0000	21.1400	0.38600
Third	24.3500	21.8000	0.42460
Fourth	24.5800	22.1500	0.42460
2002
First	24.8500	22.5000	0.42460
Second	26.2500	24.1000	0.42460
Third	24.9800	20.5000	0.42460
Fourth	23.0800	19.9000	0.42460
2003
First	21.4000	17.8800	0.42460
Second	21.3800	18.3900	0.42460
Third	23.4800	20.6000	0.42460
Fourth	24.5900	22.0800	0.42460
2004
First	28.1500	23.7000	0.42460
Second	28.6800	22.5900	0.42460
Third	29.7700	27.1000	0.42460
Fourth	34.3400	28.5600	0.42460
2005
First (through March 29, 2005)	33.1700	29.6500	0.42460

The closing price of Reckson Associates’ common stock on March 29, 2005 was $30.40.

According to Reckson Associates’ Annual Report on Form 10-K for the year ended December 31, 2004, as of March 4, 2005, there were 80,985,405 shares of Reckson Associates’ common stock outstanding.

Hospitality Properties Trust, Inc.

Hospitality Properties Trust is engaged in the business of buying and owning hotels in the United States, Canada and Puerto Rico.

Hospitality Properties’ common stock is quoted on the New York Stock Exchange under the symbol “HPT.” The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for Hospitality Properties’ common stock as reported on the NYSE, as well as the dividends paid per share of Hospitality Properties’ common stock.

Quarter	High	Low	Dividend
2000
First	21.3125	18.5000	0.6900
Second	25.0625	20.2500	0.6900
Third	25.4375	22.5625	0.6900
Fourth	23.5000	20.2500	0.7000
2001
First	27.1000	22.6250	0.7000
Second	30.3500	25.3000	0.7000
Third	29.5500	20.4000	0.7100
Fourth	30.0100	23.3500	0.7100
2002
First	34.8000	28.8400	0.7100
Second	36.5000	32.5000	0.7100
Third	36.7500	25.8000	0.7200
Fourth	35.3300	29.3300	0.7200
2003
First	35.8700	29.4100	0.7200
Second	33.0000	26.5000	0.7200
Third	35.0800	29.5000	0.7200
Fourth	42.3900	34.8000	0.7200
2004
First	46.4000	40.4000	0.7200
Second	46.7900	35.5600	0.7200
Third	43.5000	39.0600	0.7200
Fourth	47.3500	41.8700	0.7200
2005
First (through March 29, 2005)	46.2800	38.6000	0.7200

The closing price of Hospitality Properties’ common stock on March 29, 2005 was $39.53.

According to Hospitality Properties’ Annual Report on Form 10-K for the year ended December 31, 2004, as of March 9, 2005, there were 67,203,228 shares of Hospitality Properties’ common stock outstanding.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Citigroup Global Markets

Holdings Inc.

REIT Enhanced Income StrategySM

Principal-Protected Notes

with Income and Appreciation Potential

Linked to the

2005-3 Dynamic Portfolio IndexSM

Due April 4, 2011

($10 Principal Amount per Note)

_____________________

Prospectus Supplement

March 29, 2005

(Including Prospectus dated

November 1, 2004)

_____________________